Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No.:  333-130373

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued.  Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you.  You may withdraw your indication of interest at any time prior to the notice of allocation.  The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer.  You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  You are advised that securities may not be issued that have the characteristics described in these materials.  The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded.  Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

MBS New Issue Term Sheet

MASTR Adjustable Rate Mortgages Trust

2007-1

(ISSUING ENTITY)

Mortgage Pass-Through Certificates – Group I

$1,903,597,000

(APPROXIMATE, SUBJECT TO A +/- 10% VARIANCE)

Mortgage Asset Securitization Transactions, Inc.

(DEPOSITOR)

Wells Fargo Bank, N.A.

(MASTER SERVICER AND TRUST ADMINISTRATOR)

UBS Real Estate Securities Inc.

(TRANSFEROR/SPONSOR)

January 9, 2007

MASTR Adjustable Rate Mortgages Trust 2007-1

Mortgage Pass-Through Certificates-Group I

$1,903,597,000

Structure Overview

Class	Pass-Through Rate	Approx. Size(1)	Certificate Type	Expected WAL (years) Call(2) / Mat(2)	Expected Principal Window Start - Call(2) – Mat(2)	Legal Final Distribution Date	Expected Ratings S&P / Moody’s/Fitch
Group I Offered Certificates
I-1A	(3)	$386,287,000	Senior	3.19/3.45	1 – 103- 219	1/25/2047	[AAA/Aaa/AAA]
I-2A1	(3)	$610,292,000	Super Senior	3.18/3.43	1 – 103- 218	1/25/2047	[AAA/Aaa/AAA]
I-2A2	(3)	$254,287,000	Super Senior/ Senior Support	3.18/3.43	1 – 103- 218	1/25/2047	[AAA/Aaa/AAA] (4)
I-2A3	(5)	$295,039,000	Super Senior	3.18/3.43	1 – 103- 218	1/25/2047	[AAA/Aaa/AAA]
I-2A4	(3)	$204,639,000	Senior Support	3.18/3.43	1 – 103- 218	1/25/2047	[AAA/Aaa/AAA] (4)
I-X-1	(6)	(7)	Senior, Interest Only	N/A	N/A	1/25/2047	[AAA/Aaa/AAA]
I-X-2	(8)	(9)	Senior, Interest Only	N/A	N/A	1/25/2047	[AAA/Aaa/AAA]
I-X-3	(10)	(11)	Senior, Interest Only	N/A	N/A	1/25/2047	[AAA/Aaa/AAA]
I-M1(12)	(13)	$41,133,000	Mezzanine	6.10/6.52	45 – 103- 151	1/25/2047	[____]/[____]/[___]
I-M2(12)	(13)	$33,481,000	Mezzanine	6.10/6.43	45 – 103- 139	1/25/2047	[____]/[____]/[___]
I-M3(12)	(13)	$14,349,000	Mezzanine	6.09/6.34	45 – 103- 126	1/25/2047	[____]/[____]/[___]
I-M4(12)	(13)	$30,609,000	Mezzanine	6.08/6.17	44 – 103- 119	1/25/2047	[____]/[____]/[___]
I-M5(12)	(13)	$9,566,000	Mezzanine	5.89/5.89	44 – 97- 97	1/25/2047	[____]/[____]/[___]
I-M6(12)	(13)	$9,566,000	Mezzanine	5.60/5.60	44 – 87- 87	1/25/2047	[____]/[____]/[___]
I-M7(12)	(13)	$14,349,000	Mezzanine	4.94/4.94	44 – 73- 73	1/25/2047	[____]/[____]/[___]
Group I Non-Offered Certificates
I-C	(14)	$9,576,104	Subordinate	N/A	N/A	1/25/2047	NR/NR
I-P	(15)	$100	Prepayment Charges	N/A	N/A	1/25/2047	NR/NR
I-R	N/A	N/A	N/A	N/A	N/A	1/25/2047	NR/NR

Notes:
(1)	The Approximate Size is subject to a permitted variance of plus or minus 10%.
(2)

Shown to the Pricing Prepayment Speed in this term sheet and assuming that the Certificates are purchased on the Closing Date and that one-month LIBOR, six-month LIBOR, one-year LIBOR and one-year MTA remain at a constant rate of 5.326%, 5.334%, 5.257% and 4.827%, respectively, and shown to the Optional Termination Date and to maturity.

(3)

The Pass-Through Rate on any Distribution Date with respect to this class of certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR for the related accrual period plus the related margin and (ii) the related Net Rate Cap.  In addition, this class of certificates will be entitled to proceeds from two separate interest rate cap agreements, as described under “Group I Cap 1 Agreement/Group I Cap 1 Account” and “Group I Cap 2 Agreement/Group I Cap 2 Account” in this term sheet and from an interest rate swap agreement, as described under “Distributions from the Swap Account” in this term sheet. After the first possible Group I Optional Termination Date, if the optional termination is not exercised, the margin will increase to the product of 2.0 multiplied by the initial margin.

(4)	The ratings with respect to this class of certificates are without regard to the financial guaranty insurance policy issued by the Group I Certificate Insurer.
(5)

The Pass-Through Rate on any Distribution Date with respect to this class of certificates will be a per annum rate equal to the lesser of (i) one month MTA for the related accrual period plus the related margin and (ii) the related Net Rate Cap.  In addition, this class of certificates will be entitled to proceeds from two separate interest rate cap agreements, as described under “Group I Cap 1 Agreement/Group I Cap 1 Account” and “Group I Cap 2 Agreement/Group I Cap 2 Account” in this term sheet and from an interest rate swap agreement, as described under “Distributions from the Swap Account” in this term sheet.

(6)

The Pass-Through Rate for the Class I-X-1 certificates on any Distribution Date (i) on or prior to the Distribution Date in November 2016 will be a per annum rate equal to the lesser of (x) 5.500% per annum and (y) the related Net Rate Cap and (ii) on any Distribution Date after the Distribution Date in November 2016 will be zero.  In addition, such class of certificates will be entitled to proceeds from two separate interest rate cap agreements, as described under “Group I Cap 1 Agreement/Group I Cap 1 Account” and “Group I Cap 2 Agreement/Group I Cap 2 Account” in this term sheet and from an interest rate swap agreement, as described under “Distributions from the Swap Account” in this term sheet..

(7)

The Class I-X-1 certificates are interest-only certificates, will not be entitled to distributions in respect of principal and will bear interest on their related Notional Amount (initially, approximately $172,516,697), as described in this term sheet.

(8)

The Pass-Through Rate for the Class I-X-2 certificates on any Distribution Date (i) on or prior to the Distribution Date in November 2016 will be a per annum rate equal to the lesser of (x) 5.500% per annum and (y) the related Net Rate Cap and (ii) on any Distribution Date after the Distribution Date in November 2016 will be zero.  In addition, such class of certificates will be entitled to proceeds from two separate interest rate cap agreements, as described under “Group I Cap 1 Agreement/Group I Cap 1 Account” and “Group I Cap 2 Agreement/Group I Cap 2 Account” in this term sheet and from an interest rate swap agreement, as described under “Distributions from the Swap Account” in this term sheet.

(9)

The Class I-X-2 certificates are interest-only certificates, will not be entitled to distributions in respect of principal and will bear interest on their related Notional Amount (initially, approximately $100,000,000), as described in this term sheet.

(10)

The Pass-Through Rate for the Class I-X-3 certificates on any Distribution Date will be a per annum rate equal to the lesser of (x) 0.500% per annum and (y) the related Net Rate Cap.  In addition, such class of certificates will be entitled to proceeds from two separate interest rate cap agreements, as described under “Group I Cap 1 Agreement/Group I Cap 1 Account” and “Group I Cap 2 Agreement/Group I Cap 2 Account” in this term sheet and from an interest rate swap agreement, as described under “Distributions from the Swap Account” in this term sheet.

(11)

The Class I-X-3 certificates are interest-only certificates, will not be entitled to distributions in respect of principal and will bear interest on their related Notional Amount (initially, approximately $625,251,404), as described in this term sheet.

(12)	These certificates are not expected to receive any principal distributions prior to the Stepdown Date.
(13)

The Pass-Through Rate on any Distribution Date with respect to this class of certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR for the related accrual period plus the related margin and (ii) the related Net Rate Cap.  In addition, this class of certificates will be entitled to proceeds two separate interest rate cap agreements, as described under “Group I Cap 1 Agreement/Group I Cap 1 Account” and “Group I Cap 2 Agreement/Group I Cap 2 Account” in this term sheet and from an interest rate swap agreement, as described under “Distributions from the Swap Account” in this term sheet. After the first possible Group I Optional Termination Date, if the optional termination is not exercised, the margin will increase to the product of 1.5 multiplied by the initial margin.

(14)	The Pass-Through Rate on any Distribution Date with respect to this class of certificates will be as described in the pooling and servicing agreement.
(15)

The Class I-P Certificates will be entitled to the prepayment premiums or charges received in respect of the Group I Loans, except such prepayment premiums and charges that are to be paid to the related servicer as more particularly set forth in the pooling and servicing agreement.

Transaction Highlights

·  The Issuing Entity consists of Loans (as defined below) that are divided into two Loan Groups, which are referred to in this term sheet as Loan Group I and Loan Group II.  This term sheet relates only to the Loans in Loan Group I (the “Group I Loans”) and the certificates related to the Group I Loans (the “Group I Certificates” and together with the Group I Loans, “Group I”).

·  The Loans in Loan Group I are further subdivided into two Loan Subgroups, which are referred to in this term sheet as Loan Subgroup I-1 and Loan Subgroup I-2.

·  The Group I Loans in Loan Subgroup I-1 and Loan Subgroup I-2 consist of adjustable rate mortgage loans that adjust based on MTA or LIBOR.  Certain of the Group I Loans in Loan Subgroup I-1 and Loan Subgroup I-2 are negatively amortizing loans.  All of the Group I Loans in Loan Subgroup I-1 have balances that conform to the limitations of Freddie Mac and Fannie Mae.  A portion of the Group I Loans in Loan Subgroup I-2 have balances that conform to such limitations and a portion of the Group I Loans in Loan Subgroup I-2 do not conform to such limitations.

·  The transaction with respect to Group I consists of a Senior / Subordinate / OC structure.

·  The Credit Enhancement for the Group I Certificates will be provided through Subordination, Overcollateralization and Excess Interest.  The Credit Enhancement information shown below is approximate and subject to +/- 0.50% variance.

·  Additional credit enhancement for each of the Class I-2A2 and Class I-2A4 certificates will be provided in the form of an irrevocable financial guaranty insurance policy issued by the Group I Certificate Insurer.  No other class of certificates will be entitled to payments under the policy.

·  None of the Group I Loans are classified as “High Cost” loans.

·  All numbers and percentages herein relating to the Group I Loans are as of the Cut-off Date.

·  The Group I Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.

Issuing Entity:	MASTR Adjustable Rate Mortgages Trust 2007-1
Depositor:	Mortgage Asset Securitization Transactions, Inc.
Transferor/Sponsor:	UBS Real Estate Securities Inc.
Master Servicer, Trust Administrator and Custodian:	Wells Fargo Bank, N.A.
Originators:

American Home Mortgage Corp. is the Originator with respect to approximately 78.27% of the Group I Loans and IndyMac Bank, F.S.B. is the Originator with respect to approximately 16.16% of the Group I Loans.  Certain other Originators originated less than 10% of the Cut-off Date pool balance of the Group I Loans.  For information about each Originator that originated 20% or more of the cut-off date principal balance of the Group I Loans, see “The Originators” and “Underwriting Standards” in the term sheet supplement.

Servicers:

American Home Mortgage Corp. is the Servicer with respect to approximately 78.27% of the Group I Loans and IndyMac Bank, F.S.B. is the Servicer with respect to approximately 16.16% of the Group I Loans.  Certain other servicers each will service less than 10% of the Cut-off Date principal balance of the Group I Loans.  For information about each servicer that is servicing 20% or more of the cut-off date principal balance of the Group I Loans, see “The Master Servicer and the Servicers—The Servicers” in the term sheet supplement.

Trustee:	U.S. Bank, National Association.
Group I Cap 1 Provider:	UBS AG London Branch.
Group I Cap 2 Provider:	UBS AG London Branch.
Cap Provider:	The Group I Cap 1 Provider or Group I Cap 2 Provider, as applicable.
Swap Provider:	UBS AG London Branch.
Group I Certificate Insurer:	Financial Security Assurance Inc.
Group I Certificate Insurer Fee Rate:	0.05% per annum.
Insured Certificates:	The Class I-2A2 and Class I-2A4 Certificates.
Group I Certificate Insurance Policy:

Additional credit enhancement for the Insured Certificates will exist in the form of an irrevocable financial guaranty insurance policy issued by the Group I Certificate Insurer, which will cover the outstanding principal balance of the Insured Certificates on their final maturity date, current payments of interest on the Insured Certificates  and certain realized losses which would otherwise be allocated to the Insured Certificates (other than any basis risk shortfalls or shortfalls resulting from deferred interest, any interest shortfall resulting from the application of the Service Members Civil Relief Act, as amended, or comparable state legislation, any prepayment interest shortfalls and any shortfall attributable to the liability of the trust, any REMIC, the trustee or the trust administrator for taxes, withholdings or other charges, including interest and penalties in respect of such liabilities).  No other class of certificates will be entitled to payments under the policy.

Lead Underwriter:	UBS Securities LLC.
Group I Certificates:

The Class I-1A, Class I-2A1, Class I-2A2, Class I-2A3, Class I-2A4, Class I-X-1, Class I-X-2, Class I-X-3, Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6, Class I-M7, Class I-P, Class I-R and Class I-C Certificates.

Subgroup I-1 Certificates:	The Class I-1A Certificates.
Subgroup I-2 Certificates:	The Class I-2A1, Class I-2A2, Class I-2A3 and Class I-2A4 Certificates.
Group I Interest-Only Certificates:	The Class I-X-1, Class I-X-2 and Class I-X-3 Certificates.
Group I Senior Certificates:	The Class I-1A, Class I-2A1, Class I-2A2, Class I-2A3, Class I-2A4, Class I-X-1, Class I-X-2 and Class I-X-3 Certificates.
Group I Mezzanine Certificates:	The Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates.
Group I Offered Certificates:

The Class I-1A, Class I-2A1, Class I-2A2, Class I-2A3, Class I-2A4, Class I-X-1, Class I-X-2, Class I-X-3, Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates.

Group I Non-Offered Certificates:	The Class I-P, Class I-R and Class I-C Certificates.
Group I LIBOR Certificates:

The Class I-1A, Class I-2A1, Class I-2A2 and Class I-2A4 Certificates and Group I Mezzanine Certificates.

On each determination date, one-month LIBOR will be equal to the London interbank offered rate for one-month United States dollar deposits as quoted on the Bloomberg terminal. If such rate is not quoted on the Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trust Administrator), one-month LIBOR will be equal to the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.0125%) of the offered rates for United States dollar deposits for one month that are quoted by the leading banks selected by the Trust Administrator that are engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Group I MTA Certificates:

The Class I-2A3 Certificates.

On each interest determination date, MTA will be equal to a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)”, determined by averaging the monthly yields for the most recent twelve months. The MTA used for each interest accrual period will be the most recent MTA figure available as of fifteen days prior to the commencement of that interest accrual period.

Group I Delay Certificates:	The Group I Interest Only Certificates and the Group I MTA Certificates.
Group I No-Delay Certificates:	The Group I LIBOR Certificates.
Group I Collateral:

The Group I Loans will be subdivided into two Loan Subgroups (“Loan Subgroup I-1” and “Loan Subgroup I-2”).  The Group I Loans in Loan Subgroup I-1 and Loan Subgroup I-2 will consist of the Group I Loans (as defined below).

Group I Loans:

As of the Cut-off Date, the Group I Loans will consist of approximately 4,589 adjustable-rate, first lien, closed-end mortgage loans totaling approximately $1,913,173,104.  The mortgage interest rate on the Group I Loans adjusts based on either MTA (the “Group I MTA Loans”) or LIBOR (the “Group I LIBOR Loans”). For more information regarding the Group I Loans, see Annex IV attached to this term sheet.

Expected Pricing Date:	On or about January 9, 2007.
Expected Closing Date:	On or about January 16, 2007.
Cut-off Date:	December 1, 2006.
Record Date:

With respect to any Distribution Date and the Group I Delay Certificates, the last day of the month immediately preceding the month in which the Distribution Date occurs.  With respect to the first Distribution Date and the Class I-1A, Class I-2A1, Class I-2A2 and Class I-2A4 Certificates, the Closing Date, and with respect to any Distribution Date thereafter, the business day immediately preceding such Distribution Date.  With respect to any Distribution Date and the Group I Mezzanine Certificates, the business day immediately preceding such Distribution Date.  Payments on each Distribution Date, including the first Distribution Date, will be made only to Certificateholders of record as of the related Record Date.

Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in January 2007.
Determination Date:

The Determination Date with respect to any Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:

The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:	The calendar month preceding the month in which the related Distribution Date occurs.
Accrual Period:

With respect to any Distribution Date and the Group I Delay Certificates, the calendar month preceding the month in which such Distribution Date occurs (calculated on a 30/360 day basis).  With respect to the first Distribution Date and the Group I No-Delay Certificates, the period from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date (calculated on an actual/360 day basis).

Group I Optional Termination:

The Group I Terminating Entity may direct the Trust Administrator to sell the Group I Loans and REO properties, or arrange for the purchase thereof by the Master Servicer, as applicable, and retire the Group I Certificates on or after the Group I Optional Termination Date (as defined below); provided, that no Group I Optional Termination by the Group I Terminating Entity will be permitted without the consent of the Group I Certificate Insurer if a payment would be required under the Group I Certificate Insurance Policy or if amounts due the Group I Certificate Insurer would remain unreimbursed on the termination date.

On any Distribution Date on which the Group I Terminating Entity is the majority holder of the Class I-C Certificates or the Group I Certificate Insurer, such sale shall be pursuant to an auction as described below. On any Distribution Date on which the Group I Terminating Entity is the Master Servicer, the Master Servicer shall have the right to purchase all of the Group I Loans and REO properties for an amount equal to par value plus certain expenses as set forth in the pooling and servicing agreement.

The Trust Administrator will not be permitted to sell the Group I Loans and REO properties and retire the Group I Certificates pursuant to any auction unless at least three bids are received and the winning bid meets or exceeds the related par value plus certain expenses set forth in the pooling and servicing agreement.

If the first auction of the Group I Loans is not successful, the Group I Terminating Entity may direct the Trust Administrator to conduct an additional auction of such Group I Loans every six months, unless certain conditions specified in the pooling and servicing agreement are not satisfied, until the completion of a successful auction.

Group I Optional Termination Date:

The first Distribution Date on which (i) the aggregate principal balance of the Group I MTA Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Group I MTA Loans as of the Cut-off Date and (ii) the aggregate principal balance of the Group I LIBOR Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Group I LIBOR Loans as of the Cut-off Date.

Group I Terminating Entity:

The majority holder of the Class I-C Certificates (so long as such holder is not the sponsor or an affiliate of the sponsor), or if the majority holder of the Class I-C Certificates does not exercise its optional termination rights on such date, the Master Servicer, or if neither the majority holder of the Class I-C Certificates nor the Master Servicer exercises its optional termination rights on such date, the Group I Certificate Insurer.

Pricing Prepayment Speed:	The Group I Offered Certificates will be priced to a prepayment speed of 25% CPR.
ERISA:

The Class I-1A, Class I-2A1 and Class I-2A3 Certificates and the Group I Interest-Only Certificates will be ERISA eligible as of the Closing Date.  However, prior to the termination of the Swap Agreement, the Class I-1A, Class I-2A1 and Class I-2A3 Certificates and the Group I Interest-Only Certificates may not be acquired or held by a person investing assets of any employee benefit plans or other retirement arrangements, unless such acquisition or holding is eligible for the exemptive relief available under a statutory or administrative exemption.  The remaining Group I Offered Certificates may only be purchased by plan investors that are certain insurance company general accounts.

SMMEA:

The Group I Senior Certificates and any Group I Mezzanine Certificates that are rated in one of the top two rating categories of either Rating Agency are expected to constitute “mortgage related securities” for purposes of SMMEA.  The remaining Group I Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Taxation:	The Issuing Entity will be established as one or more REMICs for federal income tax purposes.
Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:

With respect to the Group I Offered Certificates, other than the Group I Interest-Only Certificates, $25,000 and integral multiples of $1 in excess thereof; with respect to the Group I Interest-Only Certificates, $100,000 and integral multiples of $1 in excess thereof; provided certificates must be purchased in minimum total investments of $100,000.

Advances:

Each Servicer is required to advance delinquent payments of principal and interest on the Group I Loans it is servicing to the extent such amounts are deemed recoverable.  Each Servicer is entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Pass-Through Rate:	The Pass-Through Rate with respect to each class of Group I Certificates is set forth in the footnotes of the table beginning on page 3 of this term sheet.
Margins:	The Margin for each class of Group I Offered Certificates (other than the Group I Interest-Only Certificates) is as follows:

	Margin
Class	(1)	(2)
Class I-1A	0.195%	0.390%
Class I-2A1	0.160%	0.320%
Class I-2A2	0.210%	0.420%
Class I-2A3	0.740%	0.740%
Class I-2A4	0.180%	0.360%
Class I-M1	[0.400]%	[0.600]%
Class I-M2	[0.450]%	[0.675]%
Class I-M3	[0.470]%	[0.705]%
Class I-M4	[0.700]%	[1.050]%
Class I-M5	[0.800]%	[1.200]%
Class I-M6	[0.900]%	[1.350]%
Class I-M7	[1.250]%	[1.875]%

_________________________________________

(1)  For the Accrual Period related to any Distribution Date occurring on or prior to the first possible Group I Optional Termination Date.

(2)  For the Accrual Period related to any Distribution Date after the first possible Group I Optional Termination Date.

Notional Amounts:

With respect to any Distribution Date and the Class I-X-1 certificates, an amount equal to the aggregate Stated Principal Balance as of the related Due Date of the Group I LIBOR Loans with prepayment penalties.

With respect to any Distribution Date and the Class I-X-2 certificates,  an amount equal to the product of (i) the aggregate Stated Principal Balance as of the related Due Date of the Group I LIBOR Loans with prepayment penalties divided by the aggregate Stated Principal Balance as of the Cut-off Date of the Group I LIBOR Loans with prepayment penalties, multiplied by (ii) 100,000,000.

With respect to any Distribution Date and the Class I-X-3 certificates, an amount equal to the product of (i) the aggregate Stated Principal Balance as of the related Due Date of the Group I MTA Loans with 3-year prepayment penalties multiplied by (ii) the aggregate Class Principal Balance of the Subgroup I-1 Certificates and Subgroup I-2 Certificates immediately prior to that Distribution Date divided by the aggregate Stated Principal Balance at the beginning of the related Due Period of the Group I Loans.

Available Funds:

For any Distribution Date and Loan Subgroup I-1 or Loan Subgroup I-2, the sum of (a) the Group I Interest Funds for that Loan Subgroup and Distribution Date and (b) the Group I Loan Principal Funds for that Loan Subgroup and Distribution Date.

Prepayment Interest Shortfall:

With respect to any Distribution Date and each Loan with respect to which a prepayment in full or a partial prepayment has occurred during the month preceding such Distribution Date, the difference between (a) one month’s interest at the Net Mortgage Rate on the Scheduled Principal Balance of the Loan, if such Loan was prepaid in full, or on the amount of the partial payment, if such Loan was not prepaid in full, as applicable, and (b) the excess of (i) the amount of interest actually received with respect to the amount of the partial payment of such Loan that was prepaid during the related Prepayment Period over (ii) the product of the servicing fee rate multiplied by the Scheduled Principal Balance of the Loan.

Compensating Interest:

For any Distribution Date and any servicer is an amount required to be paid by such servicer under the related servicing agreement in connection with Prepayment Interest Shortfalls that occur on Loans serviced by such servicer for the related Distribution Date.  The amount of such Compensating Interest payments is generally limited to the aggregate servicing fees due to the applicable servicer for such Distribution Date.  If any servicer fails to make its required Compensating Interest payment on any Distribution Date, the master servicer will be required to make such Compensating Interest payment to the same extent that such servicer was required to make such Compensating Interest payment.

Group I Interest Remittance Amount:

For any Distribution Date and either Loan Subgroup I-1 or Loan Subgroup I-2 is equal to:

(a)  the sum, without duplication, of:

(1)  all scheduled interest on the Group I Loans in that Loan Subgroup due on the related Due Date that are received on or prior to the related Determination Date, less the related Servicing Fees and any payments made in respect of premiums on lender paid insurance mortgage loans,

(2)  all interest on prepayments on the Group I Loans in that Loan Subgroup, other than prepayment interest excess,

(3)  all Advances relating to interest in respect of the Group I Loans in that Loan Subgroup,

(4)  amounts paid by any servicer or the master servicer in respect of Compensating Interest for that Loan Subgroup,

(5)  liquidation proceeds on the Group I Loans in that Loan Subgroup received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

minus

(b)  all non-recoverable Advances in respect of the Group I Loans in that Loan Subgroup relating to interest and certain expenses reimbursed since the prior Due Date.

Group I Interest Funds:	With respect to any Distribution Date, the aggregate of the Subgroup Interest Funds for Loan Subgroup I-1 and Loan Subgroup I-2, in each case, for such Distribution Date.
Subgroup Interest Funds:

For any Distribution Date and either Loan Subgroup I-1 or Loan Subgroup I-2 is equal to the sum of the Group I Interest Remittance Amount for such Loan Subgroup for such Distribution Date and the Deferred Interest for the related Due Date up to the Subgroup Principal Remittance Amount for such Loan Subgroup.

Interest Entitlement:
Group I No-Delay Certificates:	On the basis of a 360-day year and the actual number of days in the related accrual period.
Group I Delay Certificates:	On the basis of a 360-day year divided into twelve 30 day months.
Current Interest:

With respect to each class of Group I Senior and Group I Mezzanine Certificates and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Class Principal Balance or Notional Amount, as applicable, of such class immediately prior to such Distribution Date.

Interest Carry Forward Amount:

With respect to each class of Group I Senior and Group I Mezzanine Certificates and each Distribution Date, is the excess of:

(a)  Current Interest for such class with respect to prior Distribution Dates, over

(b)  the amount actually distributed to such class with respect to interest on prior Distribution Dates.

Net Mortgage Rate:

With respect to any Distribution Date and each Group I Loan, the Mortgage Rate thereof as of the due date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the prepayment period related to that prior due date) less the related servicing fee rate and any lender paid mortgage insurance premiums for such Group I Loan (expressed as a per annum percentage of its stated principal balance).

Aggregate Net WAC:

For any Distribution Date, is the weighted average of the Net Mortgage Rate of each Group I Loan, weighted on the basis of its Stated Principal Balance as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

Aggregate Available Funds Rate Cap:

For any Distribution Date is equal to an amount, expressed as a percentage, the product of (a) the aggregate Available Funds multiplied by (b) a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Group I Loans as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

Group I Loan Balance:

With respect to any Distribution Date, the aggregate Stated Principal Balance of the Group I Loans as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

Aggregate Adjusted Net Rate Cap:

An amount, expressed as a percentage, equal to the excess, if any, of:

i.  the lesser of the Aggregate Net WAC and the Aggregate Available Funds Rate Cap,

over

ii.  the product of (i) the aggregate of any Net Swap Payments and Swap Termination Payments not resulting from the Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date divided by the Group I Loan Balance for such Distribution Date multiplied by (ii) 12;

Net Rate Cap:	For each Distribution Date and the following classes of certificates is:

a.  with respect to the Class I-1A and Class I-2A1 Certificates, the product of:

i.  the excess, if any of:

(1)  the Aggregate Adjusted Net Rate Cap for that Distribution Date,

over

(2)  the quotient of (A) the product of (x) aggregate Current Interest for the Class I-X-1 and Class I-X-2 certificates for that Distribution Date multiplied by (y) 12 divided by (B) the Group I Loan Balance for that Distribution Date;

multiplied by

ii.  the quotient of (x) the aggregate Class Principal Balance of the Subgroup I-1 Certificates and Subgroup I-2 Certificates immediately prior to that Distribution Date divided by (y) the sum of (a) the aggregate Class Principal Balance of the Subgroup I-1 Certificates and the Subgroup I-2 Certificates immediately prior to that Distribution Date and (b) the Notional Amount of the Class I-X-3 certificates immediately prior to that Distribution Date;

multiplied by

iii.  a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

b.  with respect to the Class I-2A2 and Class I-2A4 Certificates, the product of:

i.  the excess, if any, of:

(1)  the Aggregate Adjusted Net Rate Cap for that Distribution Date,

over

(2)  the sum of

(x)  the quotient of (A) the product of (x) aggregate Current Interest for the Class I-X-1 and  Class I-X-2 certificates for that Distribution Date multiplied by (y) 12 divided by (B) the Group I Loan Balance for that Distribution Date;

plus

(y)   (a) with respect to the first Distribution Date, the Group I Certificate Insurer Fee Rate multiplied by a fraction, the numerator of which is 9 and the denominator of which is 30; and (b) with respect to each Distribution Date thereafter, the Certificate Insurer Fee Rate;

multiplied by

ii.  the quotient of (x) the aggregate Class Principal Balance of the Subgroup I-1 Certificates and Subgroup I-2 Certificates immediately prior to that Distribution Date divided by (y) the sum of (a) the aggregate Class Principal Balance of the Subgroup I-1 Certificates and the Subgroup I-2 Certificates immediately prior to that Distribution Date and (b) the Notional Amount of the Class I-X-3 certificates immediately prior to that Distribution Date;

multiplied by

iii.  a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

c.  with respect to the Class I-2A3 Certificates, the product of:

i.  the excess, if any of:

(1)  the Aggregate Adjusted Net Rate Cap for that Distribution Date,

over

(2)  the quotient of (A) the product of (x) aggregate Current Interest for the Class I-X-1 and Class I-X-2 certificates for that Distribution Date multiplied by (y) 12 divided by (B) the Group I Loan Balance for that Distribution Date;

multiplied by

ii.  the quotient of (x) the aggregate Class Principal Balance of the Subgroup I-1 Certificates and Subgroup I-2 Certificates immediately prior to that Distribution Date divided by (y) the sum of (a) the aggregate Class Principal Balance of the Subgroup I-1 Certificates and the Subgroup I-2 Certificates immediately prior to that Distribution Date and (b) the Notional Amount of the Class I-X-3 certificates immediately prior to that Distribution Date.

d. with respect to the Class I-X-1 certificates, the Aggregate Adjusted Net Rate Cap for that Distribution Date;

e.  with respect to the Class I-X-2 certificates, the excess, if any, of:

i.  the Aggregate Adjusted Net Rate Cap for that Distribution Date;

over

ii.  the quotient of (A) the product of (x) the aggregate Current Interest for the Class I-X-1 certificates for such Distribution Date multiplied by (y) 12 divided by (B) the Group I Loan Balance for that Distribution Date.

f.  with respect to the Class I-X-3 certificates, the product of:

i.  the excess, if any, of:

(1)  the Aggregate Adjusted Net Rate Cap for that Distribution Date;

over

(2)  the quotient of (A) the product of (x) the aggregate Current Interest for the Class I-X-1 and Class I-X-2 certificates for such Distribution Date multiplied by (y) 12 divided by (B) the Group I Loan Balance for that Distribution Date.

multiplied by

ii.  the quotient of (x) the aggregate Class Principal Balance of the Subgroup I-1 Certificates and Subgroup I-2 Certificates immediately prior to that Distribution Date divided by (y) the sum of (a) the aggregate Class Principal Balance of the Subgroup I-1 Certificates and the Subgroup I-2 Certificates immediately prior to that Distribution Date and (b) the Notional Amount of the Class I-X-3 certificates immediately prior to that Distribution Date.

g.  with respect to the Group I Mezzanine Certificates,

i.  the excess, if any of:

(1)  the Aggregate Adjusted Net Rate Cap for that Distribution Date,

over

(2)  the quotient of (A) the product of (x) aggregate Current Interest for the Class I-X-1 and Class I-X-2 certificates for that Distribution Date multiplied by (y) 12 divided by (B) the Group I Loan Balance for that Distribution Date;

multiplied by

ii.  a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

Net Rate Carryover:

For each class of Group I Senior Certificates and Group I Mezzanine Certificates, on any Distribution Date is equal to the sum of:

(a)  the excess, if any, of:

(i)  the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the related Net Rate Cap, over

(ii)  the amount of interest such class accrued on such Distribution Date based on the related Net Rate Cap, and

(b)  the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the related Net Rate Cap).

Deferred Interest:

With respect to each Group I Loan and each related Due Date, the excess, if any, of the amount of interest accrued on such Group I Loan from the preceding Due Date to such Due Date over the monthly payment due for such Due Date. Such excess may occur because the mortgage rates of the Group I Loans adjust monthly, while the monthly payment generally adjusts annually, or as a result of the application of the payment caps, in either case, resulting in negative amortization.

Premium Distribution Amount:

With respect to any Distribution Date will equal the sum of (A) the product of (x) the Group I Certificate Insurer Fee Rate multiplied by (y) the aggregate Class Principal Balance of the Insured Certificates immediately preceding such Distribution Date, not taking into account any payments made under the Group I Certificate Insurance Policy, multiplied by (a) 9 for the first Distribution Date, or (b) for each Distribution Date thereafter, the number of days that elapsed in the related Accrual Period on a 30/360 basis, divided by 360 and (B) the amount of premium not previously distributed, plus interest thereon at the rate specified in the insurance agreement.

Class I-2A2 Group I Certificate Insurer Reimbursement Amount:

With respect to any Distribution Date will equal any amount owing to the Group I Certificate Insurer under the insurance agreement for reimbursement, with interest, for claims paid with respect to the Class I-2A2 Certificates under the Group I Certificate Insurance Policy and any amounts with respect to the Class I-2A2 certificates owing to the Group I Certificate Insurer and remaining unpaid for such Distribution Date.

Class I-2A4 Group I Certificate Insurer Reimbursement Amount:

With respect to any Distribution Date will equal any amount owing to the Group I Certificate Insurer under the insurance agreement for reimbursement, with interest, for claims paid with respect to the Class I-2A4 Certificates under the Group I Certificate Insurance Policy and any amounts with respect to the Class I-2A4 certificates owing to the Group I Certificate Insurer and remaining unpaid for such Distribution Date.

Aggregate Group I Certificate Insurer Reimbursement Amount	With respect to any Distribution Date will equal the sum of the Class I-2A2 Group I Certificate Insurer Reimbursement Amount and the Class I-2A4 Group I Certificate Insurer Reimbursement Amount.
Group I Loan Principal Remittance Amount:	For any Distribution Date, the aggregate of the Subgroup Principal Remittance Amount for Loan Subgroup I-1 and Loan Subgroup I-2, in each case, for such Distribution Date.
Subgroup Principal Remittance Amount:

For any Distribution Date and either Loan Subgroup I-1 or Loan Subgroup I-2 is equal to:

(a)  the sum, without duplication, of:

(1)  the scheduled principal collected or advanced on the Group I Loans in that Loan Subgroup with respect to the related Due Date,

(2)  principal prepayments on the Group I Loans in that Loan Subgroup collected in the related Prepayment Period,

(3)  the Stated Principal Balance of each Group I Loan in that Loan Subgroup that was repurchased by a seller or purchased by the master servicer with respect to that Distribution Date,

(4)  any Substitution Adjustment Amounts in respect of Group I Loans in that Loan Subgroup, and

(5)  all liquidation proceeds in respect of Group I Loans in that Loan Subgroup (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Group I Loans in that Loan Subgroup received during the related Prepayment Period, and

(6)  all net proceeds of any insurance policies with respect to the Group I Loans, to the extent those proceeds are not applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the servicer’s normal servicing procedures, minus

(b)  all non-recoverable Advances relating to principal on the Group I Loans in that Loan Subgroup and certain expenses reimbursed since the prior Due Date.

Subgroup Principal Funds:

With respect to any Distribution Date and Loan Subgroup I-1 or Loan Subgroup I-2 is equal to the excess, if any, of the Subgroup Principal Remittance Amount for such Loan Subgroup for such Distribution Date over the Deferred Interest for such Loan Subgroup for the related Due Date.

Group I Loan Principal Funds:	With respect to any Distribution Date, the aggregate of the Subgroup Principal Funds for Loan Subgroup I-1 and Loan Subgroup I-2, in each case, for such Distribution Date.
Group I Loan Basic Principal Distribution Amount:

With respect to any Distribution Date is the lesser of (a) the aggregate Class Principal Balance of the Subgroup I-1 Certificates, Subgroup I-2 Certificates and Group I Mezzanine Certificates  immediately prior to such Distribution Date and (b) the excess, if any, of (i) the Group I Loan Principal Funds for such Distribution Date over (ii) the Overcollateralization Release Amount for such Distribution Date.

Group I Loan Principal Distribution Amount:

With respect to any Distribution Date is the sum of (i) the Group I Loan Basic Principal Distribution Amount for such Distribution Date and (ii) the Overcollateralization Maintenance Amount for such Distribution Date.

Subgroup I-1 Principal Distribution Amount:

With respect to each Distribution Date, the excess, if any, of (A) the sum of (i) the Subgroup  Principal Funds for Subgroup I-1 for such Distribution Date and (ii) the product of (x) the Overcollateralization Maintenance Amount for such Distribution Date multiplied by (y) a fraction, the numerator of which is the Subgroup Principal Remittance Amount for Loan Subgroup I-1 for that Distribution Date and the denominator of which is the aggregate Subgroup Principal Remittance Amount for Loan Subgroup I-1 and Loan Subgroup I-2 for that Distribution Date over (B) the product of (i) the Overcollateralization Release Amount for such Distribution Date multiplied by (ii) a fraction, the numerator of which is the Subgroup Principal Remittance Amount for Loan Subgroup I-1 for that Distribution Date and the denominator of which is the aggregate Subgroup Principal Remittance Amount for Loan Subgroup I-1 and Loan Subgroup I-2 for that Distribution Date.

Subgroup I-2 Principal Distribution Amount:

With respect to each Distribution Date, the excess, if any, of (A) the sum of (i) the Subgroup  Principal Funds for Subgroup I-2 for such Distribution Date and (ii) the product of (x) the Overcollateralization Maintenance Amount for such Distribution Date multiplied by (y) a fraction, the numerator of which is the Subgroup Principal Remittance Amount for Loan Subgroup I-2 for that Distribution Date and the denominator of which is the aggregate Subgroup Principal Remittance Amount for Loan Subgroup I-1 and Loan Subgroup I-2 for that Distribution Date over (B) the product of (i) the Overcollateralization Release Amount for such Distribution Date multiplied by (ii) a fraction, the numerator of which is the Subgroup Principal Remittance Amount for Loan Subgroup I-2 for that Distribution Date and the denominator of which is the aggregate Subgroup Principal Remittance Amount for Loan Subgroup I-1 and Loan Subgroup I-2 for that Distribution Date.

Subgroup Principal Distribution Amount:	Either of the Subgroup I-1 Principal Distribution Amount or the Subgroup I-2 Principal Distribution Amount, as applicable.
Stated Principal Balance:

For any Group I Loan and any date of determination, the unpaid principal balance of the Group I Loan as of the most recent Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Group I Loan through the last day of the related Prepayment Period and (iii) any Deferred Interest added to the principal balance of that Group I Loan pursuant to the terms of the related mortgage note on or prior to that Due Date. The Stated Principal Balance of a liquidated Group I Loan is zero.

Group I Senior Loan Principal Distribution Amount:	For any Distribution Date, will equal the aggregate of the Subgroup I-1 Senior Principal Distribution Amount and the Subgroup I-2 Senior Principal Distribution Amount.
Subgroup I-1 Senior Principal Distribution Amount:

For any Distribution Date, will equal the excess of:

(a)  the aggregate Class Principal Balance of the Subgroup I-1 Certificates immediately prior to such Distribution Date, over

(b)  the lesser of (A) the product of (i) (x) approximately 78.7501108567% on any Distribution Date on or after the Stepdown Date and prior to the Distribution Date in January 2013 or (y) approximately 83.0000886853% on any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in January 2013 multiplied by (ii) the aggregate Stated Principal Balance of the Group I Loans in Loan Subgroup I-1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I Loans in Loan Subgroup I-1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the Subgroup I-1 OC Floor.

Subgroup I-2 Senior Principal Distribution Amount:

For any Distribution Date, will equal the excess of:

(a)  the aggregate Class Principal Balance of the Subgroup I-2 Certificates immediately prior to such Distribution Date, over

(b)  the lesser of (A) the product of (i) (x) approximately 78.7501108567% on any Distribution Date on or after the Stepdown Date and prior to the Distribution Date in January 2013 or (y) approximately 83.0000886853% on any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in January 2013 multiplied by (ii) the aggregate Stated Principal Balance of the Group I Loans in Loan Subgroup I-2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I Loans in Loan Subgroup I-2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the Subgroup I-2 OC Floor.

Subgroup Senior Principal Distribution Amount:	Either of the Subgroup I-1 Senior Principal Distribution Amount or the Subgroup I-2 Senior Principal Distribution Amount, as applicable.
Group I Mezzanine Principal Distribution Amount:

For any class of Group I Mezzanine Certificates and Distribution Date, the excess of:

(1)  the sum of:

(a)  the aggregate Class Principal Balance of the Subgroup I-1 Certificates and Subgroup I-2 Certificates after taking into account the distribution of the Group I Senior Loan Principal Distribution Amount for such Distribution Date,

(b)  the aggregate Class Principal Balance of any classes of Group I Mezzanine Certificates that are senior to the applicable Group I Mezzanine Certificates (e.g., the Class I-M1 Certificates are senior to the Class I-M2 Certificates) after taking into account the distribution of the applicable Group I Mezzanine Principal Distribution Amount for such more senior classes of Group I Mezzanine Certificates for such Distribution Date, and

(c)  the Class Principal Balance of such class of Group I Mezzanine Certificates immediately prior to such Distribution Date, over

(2)  the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of Group I Mezzanine Certificates for that Distribution Date multiplied by (y) the aggregate Stated Principal Balance of the Group I Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Group I Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor; provided, however, that if such class of Group I Mezzanine Certificates is the only class of Group I Mezzanine Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Group I Loan Principal Distribution Amount until its Class Principal Balance is reduced to zero.

Initial Target Subordination Percentage and Stepdown Target Subordination Percentage:

The “Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for each class of Group I Mezzanine Certificates will equal the respective percentages indicated in the following table:

Class	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage (1)	Stepdown Target Subordination Percentage (2)
Class I-M1	6.3499672477%	15.8749181194%	12.6999344955%
Class I-M2	4.5999426460%	11.4998566151%	9.1998852921%
Class I-M3	3.8499321025%	9.6248302562%	7.6998642049%
Class I-M4	2.2500246017%	5.6250615042%	4.5000492034%
Class I-M5	1.7500175726%	4.3750439316%	3.5000351453%
Class I-M6	1.2500105436%	3.1250263590%	2.5000210872%
Class I-M7	0.5000000000%	1.2500000000%	1.0000000000%

_________________________________________

(1)  For any Distribution Date occurring on or after the Stepdown Date and prior to the Distribution Date occurring in January 2013.

(2)  For any Distribution Date occurring on or after the Stepdown Date and on or after the Distribution Date in January 2013.

The Initial Target Subordination Percentages will not be used to calculate distributions on the Group I Mezzanine Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Group I Mezzanine Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Group I Mezzanine Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate initial Class Principal Balance of any class(es) of certificates subordinate to the subject Class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Stated Principal Balance of the Group I Loans as of the Cut-off Date.

OC Floor:	An amount equal to 0.50% of the aggregate Stated Principal Balance of the Group I Loans as of the Cut-off Date.
Subgroup I-1 OC Floor:	An amount equal to 0.50% of the aggregate Stated Principal Balance of the Group I Loans in Subgroup I-1 as of the Cut-off Date.
Subgroup I-2 OC Floor:	An amount equal to 0.50% of the aggregate Stated Principal Balance of the Group I Loans in Subgroup I-2 as of the Cut-off Date.
Overcollateralization Amount:

For any Distribution Date is an amount equal to the excess, if any, of (i) the aggregate Stated Principal Balance of the Group I Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) over (ii) the sum of the aggregate Class Principal Balance of the Subgroup I-1 Certificates, Subgroup I-2 Certificates and Group I Mezzanine Certificates as of such Distribution Date (after giving effect to distributions of the Group I Loan Principal Distribution Amount to be made on such Distribution Date).

Overcollateralization Target Amount:

With respect to any Distribution Date (a) prior to the Stepdown Date, an amount equal to 0.50% of the aggregate Stated Principal Balance of the Group I Loans as of the Cut-off Date and (b) on or after the Stepdown Date, the greater of (i) (x) for any Distribution Date on or after the Stepdown Date but prior to the Distribution Date in January 2013, an amount equal to 1.25% of the aggregate Stated Principal Balance of the Group I Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) for any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in January 2013, an amount equal to 1.00% of the aggregate Stated Principal Balance of the Group I Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

Overcollateralization Release Amount

With respect to any Distribution Date, the lesser of (x) the Group I Loan Principal Funds for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Group I Loan Principal Funds is applied as a principal payment on such Distribution Date and without giving effect to any other distributions on the Group I Certificates in reduction of their respective Class Principal Balances on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization Deficiency Amount:

With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount for such Distribution Date exceeds the Overcollateralization Amount for such Distribution Date (after giving effect to distributions in respect of the Group I Loan Principal Funds on such Distribution Date but before giving effect to any other distributions on the Group I Certificates in reduction of their respective Class Principal Balances on such Distribution Date).

Overcollateralization Maintenance Amount:

With respect to any Distribution Date, the lesser of (a) the excess if any of (x) the Net Monthly Excess Cashflow for such Distribution Date over (y) any amounts distributed pursuant to clauses (1) and (2) under “Distributions of Net Monthly Cashflow” in this term sheet and (b) the Overcollateralization Deficiency Amount for such Distribution Date.

Net Monthly Excess Cashflow:

With respect to any Distribution Date, the sum for such Distribution Date of (a) any Overcollateralization Release Amount and (b) the excess of (x) the aggregate Available Funds for Loan Subgroup I-1 and Loan Subgroup I-2 for such Distribution Date over (y) the sum for such Distribution Date of (A) the Current Interest for the Group I Senior Certificates and Group I Mezzanine Certificates, (B) the Interest Carry Forward Amount for the Group I Senior Certificates, (C) the Group I Loan Basic Principal Distribution Amount, (D) the Premium Distribution Amount, (E) any Net Swap Payments or Swap Termination Payments (not caused by any Swap Provider Trigger Event) payable to the Swap Provider and (F) Certificate Insurer Reimbursement Amount.

Stepdown Date:

The earlier to occur of:

(a)  the Distribution Date following the Distribution Date on which the aggregate Class Principal Balance of the Subgroup I-1 Certificates and Subgroup I-2 Certificates is reduced to zero, and

(b)  the later to occur of (x) the Distribution Date in January 2010 and (y) the first Distribution Date on which a fraction, the numerator of which is the excess of the aggregate Stated Principal Balance of the Group I Loans as of the Due Date in the month preceding the month in which that Distribution Date occurs (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) over the aggregate Class Principal Balance of the Subgroup I-1 Certificates and Subgroup I-2 Certificates immediately prior to that Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Group I Loans as of the Due Date in the month of the current Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) is greater than or equal to (a) approximately 21.2498891433% on any Distribution Date prior to the Distribution Date in January 2013 and (b) approximately 16.9999113147% on any Distribution Date on or after the Distribution Date in January 2013.

Trigger Event:

A “Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

Delinquency Trigger Event:

A “Delinquency Trigger Event” is in effect with respect to a Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate for the outstanding Group I Loans equals or exceeds the product of (i) [40.58]% and the Senior Enhancement Percentage for any Distribution Date prior to the Distribution Date in January 2012 multiplied (ii) [50.72]% and the Senior Enhancement Percentage for any Distribution Date on or after the Distribution Date in January 2012.

Senior Enhancement Percentage:

With respect to any Distribution Date, the Senior Enhancement Percentage will be equal to a fraction (expressed as a percentage), the numerator of which is the sum of (x) the aggregate Class Principal Balance of the Group I Mezzanine Certificates immediately prior to that distribution date and (y) the Overcollateralization Amount, in each case prior to the distribution of the Group I Loan Principal Distribution Amount on such Distribution Date, and, the denominator of which is the aggregate Stated Principal Balance of the Group I Loans after giving effect to distributions to be made on that distribution date.

Cumulative Loss Trigger Event:

A “Cumulative Loss Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Group I Loans from (and including) the cut-off date for each such Group I Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Group I Loans, as set forth below:

	Distribution Date	Percentage
	January 2009 – December 2009	[0.15]% with respect to January 2009, plus an additional 1/12th of [0.20]% for each month thereafter through December 2009.
	January 2010 – December 2010	[0.40]% with respect to January 2010, plus an additional 1/12th of [0.30]% for each month thereafter through December 2010.
	January 2011 – December 2011	[0.70]% with respect to January 2011, plus an additional 1/12th of [0.25]% for each month thereafter through December 2011.
	January 2012 – December 2012	[0.95]% with respect to January 2012, plus an additional 1/12th of [0.35]% for each month thereafter through December 2012.
	January 2013 – December 2013	[1.35]% with respect to January 2013, plus an additional 1/12th of [0.10]% for each month thereafter through December 2013.
	January 2014 and thereafter	[1.45]%.
Unpaid Realized Loss Amount:

For any class of Group I Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that Class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Principal Balance of that class due to the allocation of Subsequent Recoveries to the Class Principal Balance of that class.

Rolling Sixty-Day Delinquency Rate:	With respect to any Distribution Date on or after the Stepdown Date is the average of the Sixty-Day Delinquency Rates for that Distribution Date and the two immediately preceding Distribution Dates.
Sixty-Day Delinquency Rate:

With respect to any Distribution Date on or after the Stepdown Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all Group I Loans that were 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Group I Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Group I Loans as of the related Due Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

Realized Loss:

With respect to any Distribution Date and any defaulted Group I Loan, is the excess of the Stated Principal Balance of such defaulted Group I Loan over the liquidation proceeds allocated to principal that have been received with respect to such Loan on or at any time prior to the Due Date after such Loan has been liquidated.

Subsequent Recoveries:

Unexpected recoveries received after the determination by the related servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Group I Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the related servicer in connection with the liquidation of any Group I Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Subgroup I-1 Class I-X-1/Class I-X-2 Ratio:

On each Distribution Date, the quotient of (x) the aggregate Stated Principal Balance as of the related Due Date of the Group I LIBOR Loans in Subgroup I-1 with prepayment penalties divided by (y) the aggregate Stated Principal Balance as of the related Due Date of the Group I LIBOR Loans with prepayment penalties.

Subgroup I-2 Class I-X-1/Class I-X-2 Ratio:

On each Distribution Date, the quotient of (x) the aggregate Stated Principal Balance as of the related Due Date of the Group I LIBOR Loans in Subgroup I-2 with prepayment penalties divided by (y) the aggregate Stated Principal Balance as of the related Due Date of the Group I LIBOR Loans with prepayment penalties.

Subgroup I-1 Class I-X-3 Ratio:

On each Distribution Date, the quotient of (x) the aggregate Stated Principal Balance as of the related Due Date of the Group I MTA Loans in Subgroup I-1 with 3-year prepayment penalties divided by (y) the aggregate Stated Principal Balance as of the related Due Date of the Group I MTA Loans with 3-year prepayment penalties.

Subgroup I-2 Class I-X-3 Ratio:

On each Distribution Date, the quotient of (x) the aggregate Stated Principal Balance as of the related Due Date of the Group I MTA Loans in Subgroup I-2 with 3-year prepayment penalties divided by (y) the aggregate Stated Principal Balance as of the related Due Date of the Group I MTA Loans with 3-year prepayment penalties.

Distributions of Interest:

On each Distribution Date, the Group I Interest Funds will be distributed in the following amounts and order of priority:

(1)  first, concurrently, as follows:

(A)  from the Subgroup Interest Funds for Loan Subgroup I-1, concurrently, to the Class I-1A Certificates and the Class I-X-1, Class I-X-2 and Class I-X-3 certificates, pro rata, as follows:

(i)  to the Class I-X-1 certificates, the product of (x) the Current Interest and the Interest Carry Forward Amount for such class and such Distribution Date multiplied by (y) the Subgroup I-1 Class I-X-1/Class I-X-2 Ratio;

(ii)  to the Class I-X-2 certificates, the product of (x) the Current Interest and the Interest Carry Forward Amount for such class and such Distribution Date multiplied by (y) the Subgroup I-1 Class I-X-1/Class I-X-2 Ratio;

(iii)  to the Class I-X-3 certificates, the product of (x) the Current Interest and the Interest Carry Forward Amount for such class and such Distribution Date multiplied by (y) the Subgroup I-1 Class I-X-3 Ratio;

(iv)  to the Class I-1A certificates, the Current Interest and the Interest Carry Forward Amount for such class and such Distribution Date;

(B)  from the Subgroup Interest Funds for Loan Subgroup I-2, concurrently, as follows:

(i)  concurrently, to the Subgroup I-2 Certificates and the Class I-X-1, Class I-X-2 and Class I-X-3 certificates, pro rata, as follows:

(a)  to the Class I-X-1 certificates, the product of (x) the Current Interest and the Interest Carry Forward Amount for such class and such Distribution Date multiplied by (y) the Subgroup I-2 Class I-X-1/Class I-X-2 Ratio;

(b)  to the Class I-X-2 certificates, the product of (x) the Current Interest and the Interest Carry Forward Amount for such class and such Distribution Date multiplied by (y) the Subgroup I-2 Class I-X-1/Class I-X-2 Ratio;

(c)  to the Class I-X-3 certificates, the product of (x) the Current Interest and the Interest Carry Forward Amount for such class and such Distribution Date multiplied by (y) the Subgroup I-2 Class I-X-3 Ratio;

(d)  concurrently, to the Subgroup I-2 certificates, pro rata, the Current Interest and the Interest Carry Forward Amount for each such class and such Distribution Date; and

(ii)  to the Certificate Insurer, up to the Premium Distribution Amount, if any, for such Distribution Date;

(2)  second, from the remaining Group I Interest Funds, concurrently as follows:

(A)  concurrently, to the Group I Senior Certificates, pro rata, any Current Interest and the Interest Carry Forward Amount remaining unpaid for each such class and such Distribution Date; and

(B)  to the Certificate Insurer, up to any Premium Distribution Amount remaining unpaid for such Distribution Date;

(3)  third, from the remaining Group I Interest Funds, to the Certificate Insurer, up to the Aggregate Certificate Insurer Reimbursement Amount, if any, for such Distribution Date; and

(4)  fourth, from the remaining Group I Interest Funds, sequentially, to the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates, in that order, up to the Current Interest for each such class and such Distribution Date.

Distributions of Principal:

On each Distribution Date, after distributions pursuant to “Distributions of Interest” above, concurrently, the remaining Available Funds for Loan Subgroup I-1 and Loan Subgroup I-2 will be distributed in the following amounts and order of priority:

(A)  for each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect in the following order of priority:

(1)  first, in an amount up to the Group I Loan Principal Distribution Amount for that Distribution Date, concurrently, to the following classes of certificates, the related Subgroup Principal Distribution Amount:

(a)  in an amount up to the Subgroup I-1 Principal Distribution Amount for such Distribution Date, sequentially:

(i)  first, to the Class I-1A Certificates, until its Class Principal Balance is reduced to zero; and

(ii)  second, to the Subgroup I-2 Certificates, pro rata based on Class Principal Balance (after any payments to such certificates from the Subgroup I-2 Principal Distribution Amount) until their respective Class Principal Balances are reduced to zero; and

(b)  in an amount up to the Subgroup I-2 Principal Distribution Amount for such Distribution Date, sequentially:

(i)  first, concurrently, to the Subgroup I-2 Certificates, pro rata based on Class Principal Balance, until their respective Class Principal Balances are reduced to zero;

(ii)  second, to the Certificate Insurer, up to the sum of the Class I-2A2 Certificate Insurer Reimbursement Amount and the Class I-2A4 Certificate Insurer Reimbursement Amount, to the extent not paid pursuant to “Distributions of Interest” above;

(iii)  third, to the Class I-1A Certificates (after any payments to such certificates from the Subgroup I-1 Principal Distribution Amount) , until its Class Principal Balance is reduced to zero; and

(2)  second, to the Certificate Insurer up to the aggregate Certificate Insurer Reimbursement Amount, if any, to the extent not paid pursuant to “Distributions of Interest” above and clause (A)(1)(b)(ii) above; and

(3)  third, sequentially, to the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and

(B)  on each Distribution Date on or after the Stepdown Date so long as a Trigger Event is not in effect, in the following order of priority, in an amount up to the Group I Loan Principal Distribution Amount:

(1)  first, in an amount up to the related Subgroup Principal Distribution Amount for that Distribution Date, concurrently, as follows:

(a)  in an amount up to the Subgroup I-1 Principal Distribution Amount for such Distribution Date, sequentially:

(i)  first, to the Class I-1A Certificates, in an amount up to the Subgroup I-1 Senior Principal Distribution Amount for such Distribution Date, until its Class Principal Balance is reduced to zero; and

(ii)  second, to the Subgroup I-2 Certificates, pro rata based on Class Principal Balance (after any payments to such certificates from clause (B)(1)(b)(i) below), up to the Subgroup I-2 Senior Principal Distribution Amount remaining unpaid for such Distribution Date; and

(b)  in an amount up to the Subgroup I-2 Principal Distribution Amount for such Distribution Date, sequentially:

(i)  first, concurrently, to the Subgroup I-2 Certificates, in an amount up to the Subgroup I-2 Senior Principal Distribution Amount for such Distribution Date, pro rata based on Class Principal Balance, until their respective Class Principal Balances are reduced to zero; and

(ii)  second, to the Certificate Insurer, up to the sum of the Class I-2A2 Certificate Insurer Reimbursement Amount and the Class I-2A4 Certificate Insurer Reimbursement Amount, to the extent not paid pursuant to “Distributions of Interest” above;

(iii)  third, to the Class I-1A Certificates (after any payments to such certificates from clause (B)(1)(a)(i) above), up to the Subgroup I-1 Senior Principal Distribution Amount remaining unpaid for such Distribution Date; and

(2)  second, to the Certificate Insurer up to the aggregate Certificate Insurer Reimbursement Amount, if any, to the extent not paid pursuant to “Distributions of Interest” above and clause (B)(1)(b)(ii) above; and

(3)  third, sequentially, to the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates, in that order, in an amount up to the Group I Mezzanine Principal Distribution Amount for each such class, until their respective Class Principal Balances are reduced to zero.

Distributions of Net Monthly Excess Cashflow:

On each Distribution Date, after distributions pursuant to “Distributions of Interest” and “Distributions of Principal” above in this term sheet, the Net Monthly Excess Cashflow, if any, will be distributed, sequentially, as follows:

(1)  first, to the Group I Senior Certificates, pro rata based on the amount of Net Rate Carryover with respect to each such class of certificates, as applicable, in an amount up to the amount of Net Rate Carryover for each such class of certificates, as applicable;

(2)  second, sequentially, to the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 certificates, in that order, in an amount up to the amount of Net Rate Carryover for each such class;

(3)  third, to the class or classes of Group I Certificates then entitled to receive distributions of principal pursuant to clause (A) or (B) under “Distributions of Principal” above, in an amount up to any Overcollateralization Maintenance Amount (as included in the Group I Loan Principal Distribution Amount) for such Distribution Date, in the order of priority set forth in clause (A) or (B) of “Distributions of Principal” above, as applicable;

(4)  fourth, sequentially, to the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 certificates, in that order, up to the Interest Carry Forward Amount for each such class and such Distribution Date;

(5)  fifth, concurrently, to the Subgroup I-1 Certificates and Subgroup I-2 Certificates, pro rata based on the aggregate Unpaid Realized Loss Amounts with respect to the Subgroup I-1 Certificates and Subgroup I-2 Certificates, respectively:

(a)  with respect to the Subgroup I-1 Certificates, to the Class I-1A Certificates, in an amount up to the amount of Unpaid Realized Loss Amount for such class of certificates; and

(b)  with respect to the Subgroup I-2 Certificates, sequentially, as follows:

(i)  first, concurrently (pro rata, with respect to subclause (x) below based on the aggregate Unpaid Realized Loss Amounts with respect to the Class I-2A1 and Class I-2A2 certificates, and with respect to subclause (y) below based on the aggregate Unpaid Realized Loss Amounts with respect to the Class I-2A3 certificates) as follows:

(x)  sequentially, as follows:

(A) first, sequentially, to the Class I-2A1 and Class I-2A2 certificates, in that order, in an amount up to the amount of Unpaid Realized Loss Amount for each such class of certificates, and in the case of the Class I-2A2 certificates, to the extent not covered by the Certificate Insurance Policy; and

(B)  second, to the Certificate Insurer, in an amount up to the Class I-2A2 Certificate Insurer Reimbursement Amount, if any, to the extent not paid pursuant to “Distributions of Principal” above; and

(y)  to the Class I-2A3 Certificates, in an amount up to the amount of Unpaid Realized Loss Amount for such class of certificates;

(ii)  second, sequentially, first to the Class I-2A4 Certificates, in an amount up to the amount of Unpaid Realized Loss Amount for such class of certificates, to the extent not covered by the Certificate Insurance Policy, and second, to the Certificate Insurer, in an amount up to the Class I-2A4 Certificate Insurer Reimbursement Amount, if any, to the extent not paid pursuant to “Distributions of Principal” above;

(6)  sixth, to the Certificate Insurer, up to the Aggregate Certificate Insurer Reimbursement Amount, if any, to the extent not paid pursuant to “Distributions of Principal” above and clause (5) above;

(7)  seventh, sequentially, to the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class; and

(8)  eighth, to the Class I-C, Class I-P and Class I-R Certificates, in each case in the amounts specified in the pooling and servicing agreement;

provided, that any distributions pursuant to “Distribution of Net Monthly Excess Cashflow” above will be made prior to any distributions from the Group I Cap 1 Account, the Group I Cap 2 Account and the Swap Account.

Group I Cap 1 Agreement/Group I Cap 1 Account:

For each Distribution Date on and after the Distribution Date in January 2007 to and including the Distribution Date in July 2015 each class of the Group I Senior and Group I Mezzanine Certificates will have the benefit of the Group I Cap 1 Agreement to  pay Net Rate Carryover on such certificates for such Distribution Date.  The Group I Cap 1 Agreement requires the Group I Cap 1 Provider, as the counterparty, to make a payment to the extent one-month LIBOR (as set forth in the Group I Cap 1 Agreement) for any Accrual period (subject to a ceiling rate) exceeds the rate set forth in the Group I Cap 1 Agreement (and set forth in Annex I to this term sheet, along with the ceiling rate), multiplied by (A) the product of (x) the notional amount set forth in the actual Group I Cap 1 Agreement documentation multiplied by (y) 250 and (B) divided by 12.  See Annex I to this term sheet for a schedule setting forth the amount calculated pursuant to clause (A) of the preceding sentence.

The pooling and servicing agreement will require the trust administrator to establish an account (the “Group I Cap 1 Account”), which will be held in trust in the Supplemental Interest Trust by the trust administrator, as trust administrator of the Supplemental Interest Trust, on behalf of the holders of the Group I Senior and Group I Mezzanine Certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Group I Cap 1 Account. The Group I Cap 1 Account will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date, the trust administrator will deposit in the Group I Cap 1 Account any amounts received in respect of the Group I Cap 1 Agreement for the related Accrual Period. On each Distribution Date, after any distributions pursuant to “Distributions Net Monthly Excess Cashflow” in this term sheet and distributions from the Swap Account, such amounts received in respect of the Group I Cap 1 Agreement, and any amounts on deposit in the Group I Cap 1 Account from prior Distribution Dates, will be distributed to the Group I Senior and Group I Mezzanine Certificates to the extent necessary and to the extent not previously distributed in the following order of priority:

(1)  first, concurrently, to the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates, pro rata based on the Class Principal Balance of each such class of certificates, in an amount up to the amount of Net Rate Carryover for each such class;

(2)  second, to the Group I Senior Certificates, pro rata based on the amount of Net Rate Carryover with respect to each such class of certificates, in an amount up to the amount of Net Rate Carryover for each such class of certificates; and

(3)  third, to the Class I-C and Class I-R Certificates, in each case in the amounts specified in the pooling and servicing agreement.

Investors should note that payments of Net Rate Carryover to the Group I Mezzanine Certificates from amounts received from Group I Cap 1 Account will be paid pro rata according to the Class Principal Balance of each class of Group I Mezzanine Certificates, instead of pro rata according to the amount of Net Rate Carryover accrued on each such class.  As a result, certain Group I Mezzanine Certificateholders may receive disproportionately less Net Rate Carryover from amounts received from the Group I Cap 1 Account than such certificateholders would have received had payments been made pro rata based on the amount of Net Rate Carryover accrued on each such class.

Group I Cap 2 Agreement/Group I Cap 2 Account:

For each Distribution Date on and after the Distribution Date in January 2007 to and including the Distribution Date in August 2011 each class of the Group I Senior and Group I Mezzanine Certificates will have the benefit of the Group I Cap 2 Agreement to (i) maintain overcollateralization, (ii) pay Unpaid Realized Loss Amounts, (iii) pay interest shortfalls and (iv) pay Net Rate Carryover on such certificates for such Distribution Date.  The Group I Cap 2 Agreement requires the Group I Cap 2 Provider, as the counterparty, to make a payment to the extent one-month LIBOR (as set forth in the Group I Cap 2 Agreement) for any Accrual period (subject to a ceiling rate) exceeds the rate set forth in the Group I Cap 2 Agreement (and set forth in Annex II to this term sheet, along with the ceiling rate), multiplied by (A) the product of (x) the notional amount set forth in the actual Group I Cap 2 Agreement documentation multiplied by (y) 250 and (B) divided by 12.  See Annex II to this term sheet for a schedule setting forth the amount calculated pursuant to clause (A) of the preceding sentence.

The pooling and servicing agreement will require the trust administrator to establish an account (the “Group I Cap 2 Account”), which will be held in trust in the Supplemental Interest Trust by the trust administrator, as trust administrator of the Supplemental Interest Trust, on behalf of the holders of the Group I Senior and Group I Mezzanine Certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Group I Cap 2 Account. The Group I Cap 2 Account will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date, the trust administrator will deposit in the Group I Cap 2 Account any amounts received in respect of the Group I Cap 2 Agreement for the related Accrual Period. On each Distribution Date, after any distributions from the “Distributions Net Monthly Excess Cashflow” in this term sheet and distributions from the Swap Account and Group I Cap 1 Account, such amounts received in respect of the Group I Cap 2 Agreement, and any amounts on deposit in the Group I Cap 2 Account from prior Distribution Dates, will be distributed to the Group I Senior and Group I Mezzanine Certificates to the extent necessary and to the extent not previously distributed in the following order of priority:

(1)  first, to the Group I Senior Certificates, pro rata based on the amount of Net Rate Carryover with respect to each such class of certificates, as applicable, in an amount up to the amount of Net Rate Carryover for each such class of certificates, as applicable;

(2)  second, to the class or classes of Group I Certificates then entitled to receive distributions of principal pursuant to clause (A) or (B) under “Distributions of Principal” above, in an amount up to any Overcollateralization Maintenance Amount (as included in the Group I Loan Principal Distribution Amount) for such Distribution Date, in the order of priority set forth in clause (A) or (B) of “Distributions of Principal” above, as applicable;

(3)  third, sequentially, to the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates, in that order, up to the Interest Carry Forward Amount for each such class and such Distribution Date.

(4)  fourth, concurrently, to the Subgroup I-1 Certificates and Subgroup I-2 Certificates, pro rata based on the aggregate Unpaid Realized Loss Amounts with respect to the Subgroup I-1 Certificates and Subgroup I-2 Certificates, respectively:

(a)  with respect to the Subgroup I-1 Certificates, to the Class I-1A Certificates, in an amount up to the amount of Unpaid Realized Loss Amount for such class of certificates; and

(b)  with respect to the Subgroup I-2 Certificates, sequentially, as follows:

(i)  first, concurrently (pro rata, with respect to subclause (x) below based on the aggregate Unpaid Realized Loss Amounts with respect to the Class I-2A1 and Class I-2A2 certificates, and with respect to subclause (y) below based on the aggregate Unpaid Realized Loss Amounts with respect to the Class I-2A3 certificates) as follows:

(x)  sequentially, as follows:

(A) first, sequentially, to the Class I-2A1 and Class I-2A2 certificates, in that order, in an amount up to the amount of Unpaid Realized Loss Amount for each such class of certificates, and in the case of the Class I-2A2 certificates, to the extent not covered by the Certificate Insurance Policy; and

(B)  second, to the Certificate Insurer, in an amount up to the Class I-2A2 Certificate Insurer Reimbursement Amount, if any, to the extent not otherwise paid on such Distribution Date; and

(y)  to the Class I-2A3 Certificates, in an amount up to the amount of Unpaid Realized Loss Amount for such class of certificates;

(ii)  second, sequentially, first to the Class I-2A4 Certificates, in an amount up to the amount of Unpaid Realized Loss Amount for such class of certificates, to the extent not covered by the Certificate Insurance Policy, and second, to the Certificate Insurer, in an amount up to the Class I-2A4 Certificate Insurer Reimbursement Amount, if any, to the extent not otherwise paid on such Distribution Date;

(5)  fifth, to the Certificate Insurer, up to the Aggregate Certificate Insurer Reimbursement Amount, if any, to the extent not otherwise paid on such Distribution Date;

(6)  sixth, sequentially, to the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class;

(7)  seventh, concurrently, to the Group I Mezzanine Certificates, pro rata based on the amount of Net Rate Carryover with respect to each such class of certificates, in an amount up to the amount of Net Rate Carryover for each such class; and

(8)  eighth, to the Class I-C, Class I-P and Class I-R Certificates, in each case in the amounts specified in the pooling and servicing agreement.

Swap Agreement / Swap Account

On or before the Closing Date, the trust administrator as trustee under the supplemental interest trust will enter into the Swap Agreement with the Swap Provider.  On each Distribution Date, each class of the Group I Senior and Group I Mezzanine Certificates will have the benefit of the Swap Agreement to (i) maintain overcollateralization, (ii) pay Unpaid Realized Loss Amounts, (iii) pay interest shortfalls and (iv) pay Net Rate Carryover on such certificates for such Distribution Date.

Under the Swap Agreement, on the business day prior to each Distribution Date, (i) the supplemental interest trust will be obligated to pay to the Swap Provider from amounts available therefor pursuant to the pooling and servicing agreement, a fixed payment equal to product of (w) 250, multiplied by (x) a per annum rate for such Distribution Date as shown on Annex III of this term sheet (the “Swap Fixed Rate”), multiplied by (y) the Swap Notional Amount (as defined below), and multiplied by (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, 9) and the denominator of which is 360 and (ii) the Swap Provider will be obligated to pay to the trust administrator a floating payment equal to the product of (w) 250, multiplied by (x) one-month LIBOR (as determined pursuant to the Swap Agreement), multiplied by (y) the Swap Notional Amount, and  multiplied by (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the closing date to but excluding the first Distribution Date), and the denominator of which is 360.  For purposes of calculating the fixed payment and floating payment on any Distribution Date, the “Swap Notional Amount” will be equal to the product of (a) the “Swap Base Calculation Amount” (as shown on Annex III of this term sheet) for that distribution date multiplied by (b) a fraction, the numerator of which is 1 and the denominator of which is 250.  A net payment will be required to be made on the business day prior to each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the supplemental interest trust, to the Swap Provider, to the extent that the fixed payment exceeds the corresponding floating payment, or (b) by the Swap Provider to the supplemental interest trust to the extent that the floating payment exceeds the corresponding fixed payment.

The initial Swap Base Calculation Amount will be approximately $389,939,000.  The Swap Agreement will terminate immediately after the Distribution Date in December 2016 unless terminated earlier upon the occurrence of a swap default, an early termination event or an additional termination event.

Upon early termination of the Swap Agreement, the supplemental interest trust or the Swap Provider may be liable to make a payment (a “Swap Termination Payment”) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Contract.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to any distribution to certificateholders.

Net Swap Payments and Swap Termination Payments payable by the supplemental interest trust will be deducted from available funds (other than Swap Termination Payments resulting from the Swap Provider Trigger Event) before distributions to certificateholders and will first be deposited into the Swap Account before payment to the Swap Provider.

The pooling and servicing agreement will require the trust administrator to establish an account (the “Swap Account”), which will be held in trust in the Supplemental Interest Trust by the trust administrator, as trust administrator of the Supplemental Interest Trust, on behalf of the holders of the Group I Senior and Group I Mezzanine Certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Swap Account. The Swap Account will not be an asset of the issuing entity or of any REMIC.

Distributions from the Swap Account:

On each Distribution Date, the trust administrator will withdraw from the Swap Account any amounts received in respect of the Swap Agreement (such amounts, the “Swap Amounts”) and will distribute the Swap Amounts to the Group I Senior and Group I Mezzanine Certificates and the Swap Provider to the extent necessary and to the extent not previously distributed in the following order of priority:

(1)  first, to the Swap Provider, any Net Swap Payment owed to such Swap Provider pursuant to the related Swap Agreement for such Distribution Date;

(2)  second, to the Swap Provider, any Swap Termination Payment owed to such Swap Provider not resulting from the Swap Provider Trigger Event pursuant to the related Swap Agreement;

(3)  third, to the Group I Senior Certificates, pro rata based on the amount of Net Rate Carryover with respect to each such class of certificates, as applicable, in an amount up to the amount of Net Rate Carryover for each such class of certificates, as applicable;

(4)  fourth, to the class or classes of Group I Certificates then entitled to receive distributions of principal pursuant to clause (A) or (B) under “Distributions of Principal” above, in an amount up to any Overcollateralization Maintenance Amount (as included in the Group I Loan Principal Distribution Amount) for such Distribution Date, in the order of priority set forth in clause (A) or (B) of “Distributions of Principal” above, as applicable;

(5)  fifth, sequentially, to the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates, in that order, up to the Interest Carry Forward Amount for each such class and such Distribution Date.

(6)  sixth, concurrently, to the Subgroup I-1 Certificates and Subgroup I-2 Certificates, pro rata based on the aggregate Unpaid Realized Loss Amounts with respect to the Subgroup I-1 Certificates and Subgroup I-2 Certificates, respectively:

(a)  with respect to the Subgroup I-1 Certificates, to the Class I-1A Certificates, in an amount up to the amount of Unpaid Realized Loss Amount for such class of certificates; and

(b)  with respect to the Subgroup I-2 Certificates, sequentially, as follows:

(i)  first, concurrently (pro rata, with respect to subclause (x) below based on the aggregate Unpaid Realized Loss Amounts with respect to the Class I-2A1 and Class I-2A2 certificates, and with respect to subclause (y) below based on the aggregate Unpaid Realized Loss Amounts with respect to the Class I-2A3 certificates) as follows:

(x)  sequentially, as follows:

(A) first, sequentially, to the Class I-2A1 and Class I-2A2 certificates, in that order, in an amount up to the amount of Unpaid Realized Loss Amount for each such class of certificates, and in the case of the Class I-2A2 certificates, to the extent not covered by the Certificate Insurance Policy; and

(B)  second, to the Certificate Insurer, in an amount up to the Class I-2A2 Certificate Insurer Reimbursement Amount, if any, to the extent not otherwise paid on such Distribution Date; and

(y)  to the Class I-2A3 Certificates, in an amount up to the amount of Unpaid Realized Loss Amount for such class of certificates;

(ii)  second, sequentially, first to the Class I-2A4 Certificates, in an amount up to the amount of Unpaid Realized Loss Amount for such class of certificates, to the extent not covered by the Certificate Insurance Policy, and second, to the Certificate Insurer, in an amount up to the Class I-2A4 Certificate Insurer Reimbursement Amount, if any, to the extent not otherwise paid on such Distribution Date;

(7)  seventh, to the Certificate Insurer, up to the Aggregate Certificate Insurer Reimbursement Amount, if any, to the extent not otherwise paid on such Distribution Date;

(8)  eighth, sequentially, to the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class;

(9)  ninth, concurrently, to the Group I Mezzanine Certificates, pro rata based on the amount of Net Rate Carryover with respect to each such class of certificates, in an amount up to the amount of Net Rate Carryover for each such class;

(10)  tenth, to the Swap Provider, any Swap Termination Payment owed to such Swap Provider resulting from the Swap Provider Trigger Event pursuant to the related Swap Agreement; and

(11)  eleventh, to the Class I-C, Class I-P and Class I-R Certificates, in each case in the amounts specified in the pooling and servicing agreement.

Applied Realized Loss Amounts:

After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinated classes will comprise the sole source of funds from which credit enhancement is provided to the related senior certificates with respect to Loan Subgroup I-1 and Loan Subgroup I-2.

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Principal Balance of the Subgroup I-1 Certificates and Subgroup I-2 Certificates exceeds the aggregate Stated Principal Balance of the Group I Loans, the amount of such excess will be applied, sequentially, as follows:

(1)  first, to reduce the Class Principal Balances of the Class I-M7, Class I-M6, Class I-M5, Class I-M4, Class I-M3, Class I-M2 and Class I-M1 Certificates, in that order, in each case until their respective Class Principal Balances are reduced to zero and

(2)  second, pro rata, to the Subgroup I-1 Certificates and Subgroup I-2 Certificates, concurrently, as follows:

(a)  to reduce the Class Principal Balance of the Class I-1A Certificates, until its Class Principal Balance is reduced to zero, and

(b)  sequentially, as follows:

(i)  first, to reduce the Class Principal Balance of the Class I-2A4 Certificates, until its Class Principal Balance is reduced to zero; and

(ii)  second, concurrently (pro rata, with respect to subclause (x) below based on the aggregate Certificate Principal Balance of the Class I-2A1 and Class I-2A2 Certificates, and with respect to subclause (y) below based on the aggregate Certificate Principal Balance of the Class I-2A3 Certificates) as follows:

(x)  to reduce the Class Principal Balance of the Class I-2A2 and Class I-2A1 Certificates, sequentially, in that order, until their respective Class Principal Balances are reduced to zero; and

(y)  to reduce the Class Principal Balance of the Class I-2A3 Certificates, until its Class Principal Balance is reduced to zero.

Any such reduction described in this paragraph is an “Applied Realized Loss Amount.”  Interest on any class of certificates, the Class Principal Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Principal Balance as so reduced unless the Class Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Principal Balance of such class as described in the definition of Class Principal Balance above.

ANNEX I—GROUP I CAP 1 AGREEMENT SCHEDULE

Distribution Date	Calculated Amount ($) (1)	Cap Strike Rate (%)	Cap Ceiling Rate (%)
February 25, 2007	153,053,000	7.628	9.500
March 25, 2007	153,053,000	8.454	9.500
April 25, 2007	153,053,000	7.642	9.500
May 25, 2007	153,053,000	7.902	9.500
June 25, 2007	153,053,000	7.654	9.500
July 25, 2007	153,053,000	7.915	9.500
August 25, 2007	153,053,000	7.666	9.500
September 25, 2007	153,053,000	7.672	9.500
October 25, 2007	153,053,000	7.934	9.500
November 25, 2007	153,053,000	7.684	9.500
December 25, 2007	153,053,000	7.946	9.500
January 25, 2008	153,053,000	7.696	9.500
February 25, 2008	153,053,000	7.702	9.500
March 25, 2008	153,053,000	8.239	9.500
April 25, 2008	153,053,000	7.713	9.500
May 25, 2008	153,053,000	7.976	9.500
June 25, 2008	153,053,000	7.724	9.500
July 25, 2008	153,053,000	7.987	9.500
August 25, 2008	153,053,000	7.735	9.500
September 25, 2008	153,053,000	7.740	9.500
October 25, 2008	153,053,000	8.003	9.500
November 25, 2008	153,053,000	7.749	9.500
December 25, 2008	153,053,000	8.013	9.500
January 25, 2009	153,053,000	7.759	9.500
February 25, 2009	153,053,000	7.764	9.500
March 25, 2009	153,053,000	8.601	9.500
April 25, 2009	153,053,000	7.773	9.500
May 25, 2009	153,053,000	8.037	9.500
June 25, 2009	153,053,000	7.782	9.500
July 25, 2009	153,053,000	8.047	9.500
August 25, 2009	153,053,000	7.792	9.500
September 25, 2009	153,053,000	7.797	9.500
October 25, 2009	153,053,000	8.061	9.500
November 25, 2009	153,053,000	7.806	9.500
December 25, 2009	153,053,000	8.071	9.500
January 25, 2010	153,053,000	7.815	9.500
February 25, 2010	153,053,000	7.817	9.500
March 25, 2010	153,053,000	8.656	9.500
April 25, 2010	153,053,000	7.820	9.500
May 25, 2010	153,053,000	8.081	9.500
June 25, 2010	153,053,000	7.821	9.500
July 25, 2010	153,053,000	8.081	9.500
August 25, 2010	153,053,000	7.820	9.500
September 25, 2010	153,053,000	7.820	9.500
October 25, 2010	152,196,032	8.080	9.500
November 25, 2010	146,846,092	7.819	9.500
December 25, 2010	143,089,915	8.080	9.500
January 25, 2011	139,423,471	7.819	9.500
February 25, 2011	135,844,662	7.818	9.500
March 25, 2011	132,351,400	8.656	9.500
April 25, 2011	128,941,646	7.818	9.500
May 25, 2011	125,613,412	8.078	9.500
June 25, 2011	122,364,753	7.817	9.500
July 25, 2011	119,193,774	8.078	9.500
August 25, 2011	116,098,623	7.817	9.500
September 25, 2011	113,077,493	7.816	9.500
October 25, 2011	110,128,618	8.076	9.500
November 25, 2011	107,250,278	7.816	9.500
December 25, 2011	104,440,791	8.076	9.500
January 25, 2012	101,698,476	7.815	9.500
February 25, 2012	99,021,772	7.815	9.500
March 25, 2012	96,409,113	8.354	9.500
April 25, 2012	93,858,973	7.814	9.500
May 25, 2012	91,369,861	8.074	9.500
June 25, 2012	88,940,322	7.814	9.500
July 25, 2012	86,568,935	8.074	9.500
August 25, 2012	84,254,312	7.813	9.500
September 25, 2012	81,995,101	7.812	9.500
October 25, 2012	79,789,979	8.072	9.500
November 25, 2012	77,637,657	7.812	9.500
December 25, 2012	75,536,874	8.072	9.500
January 25, 2013	73,486,401	7.811	9.500
February 25, 2013	64,068,224	7.811	9.500
March 25, 2013	54,875,638	8.647	9.500
April 25, 2013	52,186,824	7.810	9.500
May 25, 2013	50,698,062	8.070	9.500
June 25, 2013	49,244,970	7.809	9.500
July 25, 2013	47,826,698	8.069	9.500
August 25, 2013	46,442,413	7.808	9.500
September 25, 2013	45,091,305	7.808	9.500
October 25, 2013	43,772,582	8.068	9.500
November 25, 2013	42,485,470	7.807	9.500
December 25, 2013	41,229,216	8.067	9.500
January 25, 2014	40,003,082	7.806	9.500
February 25, 2014	38,806,349	7.806	9.500
March 25, 2014	37,638,315	8.641	9.500
April 25, 2014	36,498,296	7.805	9.500
May 25, 2014	35,385,621	8.064	9.500
June 25, 2014	34,299,639	7.804	9.500
July 25, 2014	33,239,710	8.063	9.500
August 25, 2014	32,205,214	7.803	9.500
September 25, 2014	31,195,543	7.802	9.500
October 25, 2014	30,210,103	8.062	9.500
November 25, 2014	29,248,315	7.801	9.500
December 25, 2014	28,309,616	8.061	9.500
January 25, 2015	27,393,452	7.801	9.500
February 25, 2015	26,499,285	7.800	9.500
March 25, 2015	25,626,591	8.635	9.500
April 25, 2015	24,774,855	7.799	9.500
May 25, 2015	23,943,576	8.058	9.500
June 25, 2015	23,132,266	7.798	9.500
July 25, 2015	22,340,448	8.057	9.500

_________

(1)  The amounts in this column represent the amounts calculated pursuant to clause (A) of the formula described under “Group I Cap 1 Agreement/Group I Cap 1 Account” in this term sheet.

ANNEX II—GROUP I CAP 2 AGREEMENT SCHEDULE

Distribution Date	Calculated Amount ($) (1)	Cap Strike Rate (%)	Cap Ceiling Rate (%)
May 25, 2009	696,946,000	7.397	8.078
June 25, 2009	668,430,000	7.401	8.095
July 25, 2009	609,085,000	7.437	8.102
August 25, 2009	583,211,000	7.429	8.109
September 25, 2009	558,231,000	7.433	8.108
October 25, 2009	534,107,000	7.456	8.105
November 25, 2009	510,820,000	7.451	8.103
December 25, 2009	488,340,000	7.462	8.086
January 25, 2010	441,508,000	7.498	8.071
February 25, 2010	421,161,000	7.495	8.057
March 25, 2010	401,523,000	7.499	8.036
April 25, 2010	382,014,000	7.517	8.017
May 25, 2010	362,437,000	7.515	7.998
June 25, 2010	343,287,000	7.522	7.966
July 25, 2010	300,633,000	7.539	7.935
August 25, 2010	283,602,000	7.540	7.890
September 25, 2010	266,940,000	7.547	7.851
October 25, 2010	250,491,000	7.562	7.799
November 25, 2010	234,613,000	7.564	7.742
December 25, 2010	219,354,000	7.572	7.677
January 25, 2011	182,168,000	7.589	7.613

_________

(1)  The amounts in this column represent the amounts calculated pursuant to clause (A) of the formula described under “Group I Cap 2 Agreement/Group I Cap 2 Account” in this term sheet.

ANNEX III—GROUP I SWAP AGREEMENT SCHEDULE

Distribution Date	Fixed Rate (%)	Swap Base Calculation Amount ($)
January 25, 2007	8.820	389,939,000
February 25, 2007	9.207	387,478,000
March 25, 2007	8.486	385,033,000
April 25, 2007	8.812	382,605,000
May 25, 2007	8.584	380,193,000
June 25, 2007	8.737	377,798,000
July 25, 2007	8.331	375,419,000
August 25, 2007	8.829	373,055,000
September 25, 2007	8.099	370,708,000
October 25, 2007	8.196	368,376,000
November 25, 2007	8.403	366,061,000
December 25, 2007	8.023	363,760,000
January 25, 2008	7.968	361,475,000
February 25, 2008	7.843	359,206,000
March 25, 2008	7.486	356,952,000
April 25, 2008	7.815	354,713,000
May 25, 2008	7.943	352,489,000
June 25, 2008	7.438	350,280,000
July 25, 2008	7.118	348,085,000
August 25, 2008	7.254	345,906,000
September 25, 2008	6.353	343,741,000
October 25, 2008	6.000	341,590,000
November 25, 2008	6.000	339,454,000
December 25, 2008	6.000	337,332,000
January 25, 2009	5.005	335,225,000
February 25, 2009	4.250	333,131,000
March 25, 2009	4.250	331,052,000
April 25, 2009	4.250	328,986,000
May 25, 2009	4.250	326,935,000
June 25, 2009	4.250	324,896,000
July 25, 2009	4.250	322,872,000
August 25, 2009	4.250	320,861,000
September 25, 2009	4.250	318,863,000
October 25, 2009	4.250	316,879,000
November 25, 2009	4.000	314,908,000
December 25, 2009	4.000	312,950,000
January 25, 2010	3.500	311,005,000
February 25, 2010	3.500	309,074,000
March 25, 2010	3.500	307,155,000
April 25, 2010	3.500	305,248,000
May 25, 2010	3.500	303,355,000
June 25, 2010	3.500	301,474,000
July 25, 2010	3.500	299,605,000
August 25, 2010	3.500	297,749,000
September 25, 2010	3.500	295,905,000
October 25, 2010	3.500	294,073,000
November 25, 2010	3.500	292,254,000
December 25, 2010	3.500	290,446,000
January 25, 2011	2.500	288,651,000
February 25, 2011	2.500	286,867,000
March 25, 2011	2.500	285,096,000
April 25, 2011	2.500	283,336,000
May 25, 2011	2.500	281,587,000
June 25, 2011	2.500	279,850,000
July 25, 2011	2.500	278,125,000
August 25, 2011	2.500	276,411,000
September 25, 2011	2.500	274,708,000
October 25, 2011	2.500	273,017,000
November 25, 2011	2.500	271,337,000
December 25, 2011	2.500	269,667,000
January 25, 2012	3.500	268,009,000
February 25, 2012	3.500	266,362,000
March 25, 2012	3.500	264,725,000
April 25, 2012	3.500	263,100,000
May 25, 2012	3.500	261,485,000
June 25, 2012	3.500	259,880,000
July 25, 2012	3.500	258,287,000
August 25, 2012	3.500	256,703,000
September 25, 2012	3.500	247,877,000
October 25, 2012	3.500	239,164,000
November 25, 2012	3.500	230,802,000
December 25, 2012	3.500	222,777,000
January 25, 2013	3.500	215,069,000
February 25, 2013	3.500	207,670,000
March 25, 2013	3.500	200,567,000
April 25, 2013	3.500	193,747,000
May 25, 2013	3.500	187,199,000
June 25, 2013	3.500	180,911,000
July 25, 2013	3.500	174,871,000
August 25, 2013	3.500	169,070,000
September 25, 2013	3.500	163,497,000
October 25, 2013	3.500	158,142,000
November 25, 2013	3.500	152,997,000
December 25, 2013	3.500	148,052,000
January 25, 2014	3.500	143,296,000
February 25, 2014	3.500	138,725,000
March 25, 2014	3.500	134,330,000
April 25, 2014	3.500	130,104,000
May 25, 2014	3.500	126,040,000
June 25, 2014	3.500	122,131,000
July 25, 2014	3.500	118,371,000
August 25, 2014	3.500	114,753,000
September 25, 2014	3.500	111,272,000
October 25, 2014	3.500	107,921,000
November 25, 2014	3.500	104,696,000
December 25, 2014	3.500	101,591,000
January 25, 2015	3.500	98,601,000
February 25, 2015	3.500	95,721,000
March 25, 2015	3.500	92,948,000
April 25, 2015	3.500	90,276,000
May 25, 2015	3.500	87,702,000
June 25, 2015	3.500	85,222,000
July 25, 2015	3.500	82,831,000
August 25, 2015	3.500	80,526,000
September 25, 2015	3.500	11,337,000
October 25, 2015	3.500	10,870,000
November 25, 2015	3.500	10,427,000
December 25, 2015	3.500	10,005,000
January 25, 2016	3.500	9,604,000
February 25, 2016	3.500	9,221,000
March 25, 2016	3.500	8,857,000
April 25, 2016	3.500	8,510,000
May 25, 2016	3.500	8,178,000
June 25, 2016	3.500	7,863,000
July 25, 2016	3.500	7,561,000
August 25, 2016	3.500	7,273,000
September 25, 2016	3.500	6,998,000
October 25, 2016	3.500	6,735,000
November 25, 2016	3.500	6,484,000
December 25, 2016	3.500	6,235,000

ANNEX IV—THE GROUP I LOANS(1)

	Group I Loans in Subgroup I-1	Group I Loans in Subgroup I-2	Aggregate Group I Loans
LOAN INFORMATION
Cut-Off Date	12/1/2006	12/1/2006	12/1/2006
PRINCIPAL BALANCE	$ 422,174,038	$ 1,490,999,066	$ 1,913,173,104
INDEX	MTA/ 6MO LIB / 1 YR LIB	MTA/ 6MO LIB / 1 YR LIB	MTA/ 6MO LIB / 1 YR LIB
AVERAGE BALANCE	$ 254,016	$ 509,395	$ 416,904
% 40 YEAR MATURITY	52.22%	47.19%	48.30%

CREDIT INFORMATION
WEIGHTED AVERAGE ORIGINAL LTV	76.54%	75.89%	76.03%
NON-ZERO WEIGHTED AVERAGE FICO	724	715	717
% CALIFORNIA	32.99%	46.46%	43.49%
% INVESTOR OCCUPIED	33.72%	7.96%	13.64%
% 2ND HOME	10.58%	5.15%	6.35%
% OWNER OCCUPIED	55.70%	86.90%	80.01%

PREPAY PENALTY INFORMATION
% NO PPP	22.07%	32.97%	30.57%
% 1YR HARD PPP	21.76%	19.98%	20.37%
% 3YR HARD PPP	49.67%	38.68%	41.10%

ARM INFORMATION
WA NET MARGIN	2.712%	2.571%	2.602%
WA NEGAMT	121.29%	121.56%	121.49%

___________

(1)  Each amount or percentage listed in the above table is subject to a variance equal to +/-10% of the amount or percentage as shown.

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC

Mortgage Finance
Sameer Tikoo	212-713-2952
Agnes Teng	212-713-4593
Kenneth Han	212-713-3203
Beau Russo	212-713-9946
Cameron Pittman	212-713-9686

Trading
David Rashty	212-713-2860
Adrian Wu	212-713-2860
Helen Yu	212-713-2860

Rating Agency Contacts

Standard & Poor’s
Kenneth Epstein	212-438-4062
Jeremy Schneider	212-438-5230

Moody’s
Yvonne Zhang	212-553-4094
Kai-Ling Chang	212-553-7710

Fitch
Alex Kung	212-908-0367

TERM SHEET SUPPLEMENT

(Dated January 9, 2007)

MASTR ADJUSTABLE RATE MORTGAGES TRUST

Mortgage Pass-Through Certificates

(Issuable in Series)

Mortgage Asset Securitization Transactions, Inc.

Depositor

UBS Real Estate Securities Inc.

Transferor and Sponsor

The Issuing Entity

Each MASTR Adjustable Rate Mortgages Trust will be established to hold assets transferred to it by Mortgage Asset Securitization Transactions, Inc.  The assets in each trust fund will generally consist of first or second lien, fixed or adjustable rate loans secured by one- to four-family residential properties and/or underlying mortgage securities.  The loans  will have been originated by one or more originators of residential loans, and will be serviced by one or more servicers and will be master serviced by a master servicer.

The Certificates

The certificates will be grouped into one or more series, each having its own designation.  Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets in the related trust fund.  The terms of each series and each of the classes in that series will be further described in the related term sheet, the materials accompanying the related term sheet, this term sheet supplement and the prospectus.  Additional information may also be found in the related prospectus supplement.

You should consider carefully the risk factors beginning on page S-16 of this term sheet supplement and on page 8 of the prospectus.

The certificates will represent an interest in the issuing entity only and will not represent obligations of the depositor, the sponsor, their affiliates or any of their affiliates.

This term sheet supplement  must be read in conjunction with the prospectus.

Underwriter:

For use with the prospectus dated October 17, 2006

Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No.:  333-130373

This term sheet supplement is not required to contain all information that is required to be included in the prospectus and the related prospectus supplement.

The information in this term sheet supplement is preliminary and is subject to completion or change.

The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities.

This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This term sheet supplement is being delivered to you solely to provide you with information about the offering of the securities referred to in this term sheet supplement and to solicit an indication of interest in purchasing such securities, when, as and if issued.  Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you.  You may withdraw your indication of interest at any time prior to the notice of allocation.  The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer.  You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  You are advised that securities may not be issued that have the characteristics described in these materials.  The underwriter’s obligation to sell such securities to you is conditioned on the loans and certificates having the characteristics described in these materials.  If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this term sheet supplement relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this term sheet supplement is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded.  Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

TABLE OF CONTENTS

Page

SUMMARY OF TERMS	S-5
RISK FACTORS	S-16
FORWARD LOOKING STATEMENTS	S-29
DEFINED TERMS	S-29
DESCRIPTION OF THE LOANS	S-30
STATIC POOL INFORMATION	S-30
THE ORIGINATORS	S-30
UNDERWRITING STANDARDS	S-32
THE SPONSOR	S-38
THE DEPOSITOR	S-39
THE MASTER SERVICER AND THE SERVICERS	S-40
AFFILIATES AND RELATED TRANSACTIONS	S-44
DESCRIPTION OF THE CERTIFICATES	S-44
THE POOLING AND SERVICING AGREEMENT	S-65
REPORTS TO CERTIFICATEHOLDERS	S-85
FEDERAL INCOME TAX CONSEQUENCES	S-85
ACCOUNTING CONSIDERATIONS	S-86
ERISA CONSIDERATIONS	S-86
RATINGS	S-88
LEGAL INVESTMENT	S-89
GLOSSARY OF TERMS	S-90

Flow of Funds

Mortgagors
Collections on Mortgage Loans
Servicers
Mortgage Loans
$$
Originators
Mortgage Loans
$$
Sponsor/ Transferor
Mortgage Loans
$$
Depositor
Trustee
Fiduciary Duties
Fee
Reports to Master Servicer
Collections of Mortgage Loans
Mortgage Loans
Certificates
Issuing Entity
Mortgage Loans Documents
Custodial Receipt
Master Servicer/ Trust Administrator/ Custodian
Certificates
$$
Cap Payments
Swap Payments
Swap Payments
Insured Amounts
Premiums
Underwriter
Cap Provider, If any
Swap Provider, If any
Insurer, If any
Certificates
$$
Certificateholders
Reports to Certificateholders
Payments to Certificateholders

SUMMARY OF TERMS

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision.  To understand the terms of the offering of the offered certificates, you should read carefully the related term sheet, the materials accompanying the related term sheet, this term sheet supplement and the prospectus.  Additional information may also be found in the related prospectus supplement.

Relevant Parties
Issuing Entity

A New York common law trust.  The trust will be established under a pooling and servicing agreement among the depositor, the transferor, the master servicer, trust administrator and custodian, and the trustee.

Depositor

Mortgage Asset Securitization Transactions, Inc., a Delaware corporation.  The depositor’s address is 1285 Avenue of the Americas, New York, New York 10019, telephone number (212) 713-2000.  See “The Depositor” in this term sheet supplement.

Transferor/Sponsor

UBS Real Estate Securities Inc., a Delaware corporation.  The transferor and sponsor’s address is 1285 Avenue of the Americas, New York, New York 10019, telephone number (212) 713-2000.  See “The Sponsor” in this term sheet supplement.

Master Servicer

Wells Fargo Bank, N.A., a national banking association.  The master servicer maintains an office located at 9062 Old Annapolis Road, Columbia, Maryland 21045.  See “The Master Servicer and the Servicers—The Master Servicer” in this term sheet supplement.

Pursuant to the pooling and servicing agreement, the master servicer will be required to monitor the performance of the servicers.  See “The Pooling and Servicing Agreement” in this term sheet supplement.

Servicers

With respect to the group I loans, American Home Mortgage Servicing Inc., IndyMac Bank F.S.B, and certain other servicers, each of which will service less than 10% of the cut-off date principal balance of the group I loans.  With respect to the group II loans, IndyMac Bank FSB.  For information about each servicer that is servicing 20% or more of the cut-off date principal balance of either loan group, see “The Master Servicer and the Servicers—The Servicers” in this term sheet supplement.

Pursuant to each of the servicing agreements, each servicer will be required to:

●  perform customary servicing functions with respect to the loans;

●  provide certain reports to the master servicer; and

●  make certain advances.

Originators

With respect to the group I loans, American Home Mortgage Corp., IndyMac Bank F.S.B. and certain other originators, each of which originated less than 10% of the cut-off date pool balance of the group I loans. With respect to the group II loans, IndyMac Bank FSB. For information about each originator that originated 20% or more of the cut-off date principal balance of the loans in either loan group, see “The Originators” and “Underwriting Standards” in this term sheet supplement.

Trust Administrator	Wells Fargo Bank, N.A., a national banking association. See “The Pooling and Servicing Agreement—The Trust Administrator” in this term sheet supplement.
Trustee	A trustee will be appointed pursuant to the pooling and servicing agreement. See “The Pooling and Servicing Agreement—The Trustee” in this term sheet supplement.
Custodian	Wells Fargo Bank, N.A., a national banking association.
Credit Risk Manager	If the trust fund has a credit risk manager, as specified in the related term sheet, the credit risk manager will monitor and advise the servicers with respect to default management of the loans.
Cap Provider	One or more classes of the offered certificates may have the benefit of an interest rate cap agreement provided by an entity that is referred to in this term sheet supplement as the cap provider.
Swap Provider	One or more classes of the offered certificates may have the benefit of an interest rate swap agreement provided by an entity that is referred to in this term sheet supplement as the swap provider.
Certificate Insurer

One or more classes of the offered certificates may have the benefit of a financial guaranty insurance policy provided by an entity that is referred to in this term sheet supplement as the certificate insurer.

Relevant Dates
Cut-Off Date	The cut-off date, which is specified in the related term sheet, is the date after which the issuing entity will be entitled to receive all collections on and proceeds of the loans.
Closing Date	The closing date is specified in the related term sheet.
Distribution Date

The distribution date for each trust fund will be specified in the related term sheet.  Payments on each distribution date will be made to certificateholders of record as of the related record date, except that the final payment on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trust administrator.

Record Date

Unless otherwise specified in the related term sheet, the record date for certain classes of certificates will be the last business day of the month preceding the month of a distribution date (or the closing date, in the case of the first distribution date) and for certain classes of certificates will be the business day before the distribution date.

Servicer Remittance Date	For each servicer, generally the 18th day of each month (or, if such day is not a business day, the immediately preceding or immediately following business day, as the case may be).
Offered Certificates

The certificates of each series represent ownership interests in a separate trust fund, the assets of which will consist primarily of conventional or non-conventional, first or second lien, fixed or adjustable rate, residential loans and, with respect to certain series, certain underlying mortgage securities.  For a description of the loans and underlying mortgage securities, if any, see the collateral materials accompanying the related term sheet.

The loans to be included in a trust fund may be divided into two or more loan groups or subgroups, sorted on the basis of specified characteristics.  In such event, payments of principal and interest on a specified group of certificates may be based solely on collections from the related loans or may be limited to specified amounts from other loan groups.  Any references to one or more loan groups in this term sheet supplement may also apply to one or more subgroups of a loan group, if specified in the related term sheet.

The certificates of each series may include certificates that are entitled to receive both principal and interest payments from the loans, certificates that are entitled to receive only interest payments from the loans, certificates that are entitled to receive only principal payments from the loans, certificates that are entitled to receive payments of any prepayment penalties from the loans, or any combination of the foregoing.  In addition, the certificates of each series may also include certificates that are entitled to receive certain excess or residual amounts from the related trust fund.

With respect to any series of certificates backed by a loan pool consisting of two or more loan groups (referred to as a “multi-group series”), each class of interest only certificates and principal only certificates may, if so specified in the related term sheet, consist of two or more components, each of which will relate to one loan group.  The holders of any such interest only certificates or principal only certificates will receive payments on any distribution date to the extent of payments made with respect to the related components.  The holders of any such interest only certificates or principal only certificates may not transfer any component separately.

With respect to any multi-group series, any calculations or provisions in this term sheet supplement referring to the interest only or principal only certificates relating to a loan group or subgroup should be read to refer to the interest only or principal only components relating to that loan group or subgroup, as applicable.

Exchangeable Certificates

Certain classes of certificates, referred to in this term sheet supplement as the exchangeable certificates, together with certain other exchangeable certificates (collectively referred to in this term sheet supplement as an exchangeable combination), may be exchangeable for certain other classes of certificates, referred to in this term sheet supplement as the REMIC certificates, together with certain other REMIC certificates (collectively referred to in this term sheet supplement as a REMIC combination).  If there are any, the exchangeable combinations and related REMIC combinations will be listed in the related term sheet.  See “Description of the Offered Certificates—Exchangeable Certificates” in this term sheet supplement.

In the event that each class of REMIC certificates in any REMIC combination is exchanged for each class of the related exchangeable certificates in the related exchangeable combination, such exchangeable certificates will be entitled to a proportionate share, in the aggregate, of the principal and interest distributions on each class of regular certificates in the related REMIC combination.  In addition, each class of exchangeable certificates in any exchangeable combination will bear a proportionate share, in the aggregate, of losses and interest shortfalls allocable to each class of regular certificates in the related REMIC combination.

The calculation of the amount of principal and interest that the trust administrator will distribute on each distribution date is very complex.  For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see “Description of the Offered Certificates—Allocation of Available Funds” and “—Principal’ in the related prospectus supplement.

Interest Distributions

On each distribution date, to the extent funds are available from the related loan group or groups, each class of certificates (other than any principal only class of certificates) will be entitled to receive accrued and unpaid interest determined on the basis of the related outstanding class principal balance or class notional balance, as applicable, immediately prior to that distribution date, the applicable pass-through rate and interest accrual period, and, in certain cases, any accrued and unpaid interest shortfall equal to the net rate carryover, but solely to the extent of funds available in the reserve fund or under any interest rate cap agreement or interest rate swap agreement; provided, however, that to the extent that the mortgage pool contains negative amortization loans, the amount of interest distributable on a distribution date with respect to any class of certificates will be reduced by the amount, if any, of any net deferred interest accrued on the related negative amortization loans for the month before that distribution date and allocable to such class of certificates, as described under “Description of the Certificates—Interest” in this term sheet supplement.  In the case of any class of certificates relating to any loan group containing negative amortization loans, other than any class of interest only certificates, any amount of net deferred interest allocable to such class of certificates will be added as principal to the outstanding class principal balance of such class of certificates.  With respect to any class of principal only certificates, any amount of net deferred interest allocable to the related class of interest only certificates will be added as principal to the class principal balance of such class of principal only certificates.

For any loan group which contains negative amortization loans, net deferred interest will equal the excess, if any, of deferred interest added to the principal balances of the related negative amortization loans over the aggregate amount of principal prepayments in full and partial prepayments of principal received with respect to the negative amortization loans during the related prepayment period.

Interest payments on certain classes of certificates for each accrual period will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months, and on other classes will be calculated and payable on the basis of a 360-day year consisting of the actual number of days in the related accrual period.

Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis, based on each certificateholder’s related certificate principal balance of that class.

With respect to each distribution date, the interest accrual period for certain classes of certificates will be the calendar month immediately preceding the month in which that distribution date occurs, and with respect to certain other classes of certificates will be the period beginning on the prior distribution date (or the closing date, in the case of the first distribution date) and ending on the day immediately preceding such distribution date.

The actual amount of interest you receive on your certificates on each distribution date will depend on:

●  the amount of interest accrued on your certificates;

●  the total amount of funds available for distribution; and

●  the amount of any accrued interest not paid on your certificates on earlier distribution dates.

If there are any classes of exchangeable certificates, each such class of exchangeable certificates in any exchangeable combination will be entitled to a proportionate share, in the aggregate, of the interest distributions on each class of regular certificates in the related REMIC combination.

See “Description of the Offered Certificates” in this term sheet supplement.

Principal Distributions

Principal will be paid to holders of the offered certificates (other than any class of interest only certificates) to the extent of funds available to make payments of principal, on each distribution date in the amounts described in the related term sheet.

In addition, the manner of allocating payments of principal to the certificates may differ, as described in the related term sheet, depending upon the occurrence of several different events or triggers:

(a)  with respect to any overcollateralization series (as described below under “—Credit Enhancement”):

●  On each distribution date (1) on or after the applicable stepdown date and (2) on which a trigger event is not in effect, principal payments will be made to the certificates (other than the interest only certificates) in a priority of payment different than otherwise would be the case, as specified in the related term sheet; and

(b)  with respect to any non-overcollateralization series (as described below under “—Internal Credit Enhancement”):

●  up to and including the distribution date specified in the related term sheet, the subordinate certificates may not receive any principal prepayments unless the senior certificates are paid down to zero; or

●  after that time, subject to certain performance triggers, the subordinate certificates will receive increasing portions of principal prepayments over time.

Certificates designated as interest only certificates are not entitled to payments of principal.

On each distribution date when each class of exchangeable certificates, if there are any issued, in any exchangeable combination are outstanding, principal distributions otherwise distributable to each class of the related REMIC certificates in the related REMIC combination will be allocated to each class of such exchangeable certificates that are entitled to principal.  The payment characteristics of each class of exchangeable certificates in any exchangeable combination will reflect the payment characteristics of each class of REMIC certificates in the related REMIC combination.  The related term sheet will show the REMIC combinations, the exchangeable combinations and the characteristics of the exchangeable certificates, if any.  See “Description of the Offered Certificates—Exchangeable Certificates—Procedures” in this term sheet supplement and “Exchangeable Securities” in the prospectus for a description of exchangeable certificates and exchange procedures and fees.

Payment Priorities

Certain certificates, referred to as the senior certificates, will have a prior right of payment over certain other certificates, referred to as the subordinate certificates.  The classes of subordinate certificates with lower numerical class designations will have a prior right of payment over subordinate certificates with higher numerical class designations.

Advances

Each servicer will make cash advances to cover delinquent payments of principal and interest to the extent it reasonably believes that the cash advances are recoverable from future payments on the loans serviced by it.  Subject to a determination of recoverability, to the extent provided in the pooling and servicing agreement, the master servicer, solely in its capacity as successor servicer, will be obligated to make any required delinquency advances that any servicer is required to make under its servicing agreement if such servicer fails to do so.  Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.  See “The Pooling and Servicing Agreement—Advances” in this term sheet supplement.

Optional Termination

Certain classes of certificates or the master servicer, in either case as specified in the related term sheet, may, subject to certain conditions set forth in the pooling and servicing agreement, (1) purchase all of the loans and the other property of the trust fund when the total scheduled principal balance of the loans as of the last day of the related due period is equal to or less than the percentage specified in the related term sheet of the total scheduled principal balance of all of the loans as of the cut-off date and (2) terminate the trust fund, subject to certain conditions set forth in the pooling and servicing agreement.  See “The Pooling and Servicing Agreement—Termination” in this term sheet supplement.

Credit Enhancement

Subordination

With respect to any series, the senior certificates will have a prior right of payment over the subordinate certificates.  Among the classes of subordinate certificates, the classes of subordinate certificates with lower numerical class designations will have a prior right of payment over subordinate certificates with higher numerical class designations.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a loan exceeds the amount of proceeds recovered upon the liquidation of that loan. On any distribution date (with respect to any overcollateralization series, if there is not sufficient excess interests or overcollateralization to absorb realized losses on the loans), this loss protection is accomplished by allocating the realized losses in excess of such amounts first, among the subordinate certificates, beginning with the subordinate certificates with the lowest payment priority, and second, to the related class or classes of senior certificates; provided, that certain classes of senior certificates, referred to in this term sheet supplement as the senior support certificates, may bear the principal portion of all realized losses otherwise allocable to certain other classes of senior certificates, for so long as such class of senior support certificates is outstanding.

Overcollateralization

With respect to certain series, as of the closing date, the total principal balance of the loans as of the cut-off date may exceed the total class principal balance of the certificates.  This feature is referred to as overcollateralization.  A series that has an overcollateralization feature is referred to as an “overcollateralization series” and a series that does not have an overcollateralization feature is referred to as a “non-overcollateralization series.”  In an overcollateralization series, credit enhancement is provided to the extent that the balance of the mortgage loans exceeds the total class principal balance of the certificates. With respect to certain series, the total principal balance of the loans in one or more loan groups may exceed the total class principal balance of the related certificates, and the total principal balance of the loans in one or more other wholly-unrelated loan groups may not exceed the total class principal balance of the related certificates.  With respect to any such series, any references in this term sheet supplement to an “overcollateralization series” refer to the loan group or groups and related certificates that have an overcollateralization feature, and any references in this term sheet supplement to a “non-overcollateralization series” refer to the wholly-unrelated loan group or groups and related certificates that do not have an overcollateralizion feature.

When overcollateralization exists, the failure of any single mortgage loan to pay its amount due will not automatically cause a shortfall on the certificates.

With respect to any overcollateralization series, the required level of overcollateralization may increase or decrease over time.  We cannot assure you that sufficient interest will be generated by the loans to create or maintain the required level of overcollateralization for any overcollateralization series.

Excess Interest

With respect to any overcollateralization series, the loans are expected to bear interest each month that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the offered certificates and to pay certain fees and expenses of the trust fund.  Such excess interest will be available to absorb realized losses on the loans, to create and maintain overcollateralization at required levels and cover interest shortfalls equal to the net rate carryover, if any, as described in the pooling and servicing agreement.

Limited Cross-Collateralization

With respect to a multi-group series, in certain limited circumstances relating to a loan group’s experiencing either rapid prepayments or disproportionately high realized losses, principal and interest collected from the other loan group or loan groups may be applied to pay principal or interest, or both, to the certificates related to the loan group experiencing those conditions.

Interest Rate Cap Agreements

If so specified in the related term sheet, the trustee or the trust administrator, on behalf of the trust fund, will enter into one or more interest rate cap agreements with a counterparty for the benefit of certain classes of certificates.

Amounts received under an interest rate cap agreement will be applied to pay amounts in respect of the covered class or classes of certificates, including amounts to reimburse for interest shortfalls, to maintain overcollateralization, to pay basis risk shortfalls and to repay losses, if so specified in the related term sheet.

Interest Rate Swap Agreements

If so specified in the related term sheet, the trustee or the trust administrator, on behalf of the trust fund, will enter into one or more interest rate swap agreements with a counterparty for the benefit of certain classes of certificates.

Amounts received under an interest rate swap agreement will be applied to pay amounts in respect of the covered class or classes of certificates, including amounts to reimburse for interest shortfalls, to maintain overcollateralization, to pay basis risk shortfalls and to repay losses, if so specified in the related term sheet.

Certificate Insurance Policy

If so specified in the related term sheet, a financial guaranty insurance company will issue an insurance policy for the benefit of one or more classes of certificates, referred to in this term sheet supplement as the insured certificates.  The policy, if issued, will unconditionally and irrevocably guarantee payment of (1) the outstanding principal balance of the insured certificates on their scheduled final distribution date, (2) the amount of any realized losses allocated to the insured certificates and (3) accrued and unpaid interest calculated at the certificate rate due on the insured certificates, subject to certain terms and conditions set forth in the certificate insurance policy.  Any certificate insurance policy will not provide credit enhancement for any class of certificates other than the related insured certificates.

Any certificate insurance policy, if issued, will not cover shortfalls equal to the net rate carryover or shortfalls in interest collections on the loans that are attributable to prepayment interest shortfalls, deferred interest or the application of the Servicemembers Civil Relief Act.

Registration and Denominations of the Certificates

The offered certificates, other than the residual certificates, initially will be issued in book-entry form.  The offered certificates will be issued in the minimum denominations set forth in “Description of the Offered Certificates—General” in this term sheet supplement.  The residual certificates are expected to be issued in fully registered, certificated form each with a denomination of $50.  No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing that person’s interest in the trust fund, except under limited circumstances as described in the prospectus under “Description of the Securities—Book-Entry Registration of Securities.”  Beneficial owners may elect to hold their interests through The Depository Trust Company, or DTC.  Transfers within DTC will be in accordance with the usual rules and operating procedures of DTC.  See “Description of the Offered Certificates—General” and “—Book-Entry Certificates” in this term sheet supplement and “Description of the Securities—Book-Entry Registration of Securities” in the prospectus.

Last Scheduled Distribution Date

The last scheduled distribution date with respect to any offered certificates will be the distribution date occurring in the month following the maturity date of the latest maturing loan in the related loan group or groups, as applicable.  It is possible that the principal balance or notional amount, as applicable, of these certificates may be fully paid or reduced to zero, as applicable, prior to the last scheduled distribution date, or may not be fully paid or reduced to zero, as applicable, by the last scheduled distribution date.

Pre-funding and Acquisition of Subsequent Loans

If so specified in the related term sheet, the transferor may deposit the amount specified in the related term sheet into a segregated account maintained with the trustee or the trust administrator, as applicable, and referred to as a pre-funding account.

The issuing entity will use the amounts deposited in the pre-funding account to buy subsequent loans from the depositor after the related closing date and before the date specified in the related term sheet.  The transferor must satisfy certain conditions specified in the pooling and servicing agreement before it can sell subsequent loans to the depositor.  In addition, the obligation of the issuing entity to purchase subsequent loans during the pre-funding period is subject to the requirements described in the related term sheet.

If any amounts remain in the pre-funding account on the date specified in the related term sheet, the holders of the certificates (in the case of a multi-group series, related to that loan group) will receive those amounts as available funds, distributable as a principal prepayment, on the subsequent distribution date.

In addition, if so specified in the related term sheet, the transferor may deposit the amount specified in the related term sheet into a segregated account maintained with the trustee or the trust administrator, as applicable, referred to as a capitalized interest account.  Amounts in the capitalized interest account will be used to pay interest on that portion of the certificates supported by the pre-funding amount.  Any amounts remaining in the capitalized interest account on the distribution date after the end of the pre-funding period will be distributed to the transferor and will be not be available to certificateholders.

Tax Status	In the opinion of McKee Nelson LLP, for federal income tax purposes, each trust fund will comprise multiple “real estate mortgage investment conduits” or REMICs.
ERISA Considerations

If specified in the related term sheet, certain classes of certificates may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

Legal Investment

Generally, offered certificates rated in one of the two highest generic rating categories by at least one nationally recognized statistical rating organization will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, so long as they continue to have the required rating, any pre-funding period has expired, and provided that the related loans are secured by first liens on the related mortgaged properties.  You should consult your legal advisor in determining whether and to what extent the offered certificates constitute legal investments for you.

There are other restrictions on the ability of certain types of investors to purchase the offered certificates that prospective investors should consider.

We refer you to “Legal Investment” in the prospectus for more information.

RISK FACTORS

Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the certificates speculative or risky.  In particular, payments on your certificates will depend on payments received on, and other recoveries with respect to, the loans.  Therefore, you should carefully consider the risk factors relating to the loans.

Unpredictability of Prepayments and Effect on Yields

Mortgagors may prepay their loans in whole or in part at any time.  We cannot predict the rate at which mortgagors will repay their loans.  A prepayment of a loan generally will result in a prepayment on the certificates.

●  If you purchase your certificates at a discount and principal is repaid slower than you assume, then your yield may be lower than you anticipate.

●  If you purchase your certificates at a premium and principal is repaid faster than you assume, then your yield may be lower than you anticipate.

●  The rate of prepayments on the loans will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline significantly below the mortgage rates on the loans, the loans are more likely to prepay than if prevailing rates remain above the mortgage rates on such loans.  Conversely, if prevailing interest rates rise significantly, the prepayments on the loans may decrease.  In addition, if the loans included in the trust fund include negative amortization loans, such loans will limit the increase in the mortgagor’s monthly payment except in the circumstances described in this term sheet supplement. As a result, even if the interest rates on the loans are increasing, the monthly payments made by the mortgagors will not change to reflect the higher cost of the increased rate of interest for up to a year after the increase in the interest rate.

●  Payments on the underlying securities will be sensitive to, among other things, the rate and timing of principal payments (including prepayments) on the related underlying mortgage loans, which, except for certain mortgage loans, may generally be prepaid in full or in part at any time without penalty, any losses and shortfalls on the related underlying mortgage loans allocable to the underlying securities and the manner in which principal payments on the related underlying mortgage loans are allocated among the various classes of securities issued by the related underlying trust.

●  Certain of the loans may require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the loan during a stated period, which generally will range from 6 to 60 months after the loan was originated.  A prepayment charge may or may not discourage a mortgagor from prepaying the loan during the applicable period.  In addition, certain of the loans may prohibit any prepayments during a period specified in the mortgage note.  However, such prohibitions may not be enforceable in all jurisdictions.

●  The transferor may be required to purchase loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the loans.

●  Certain classes of certificates or the master servicer, in any case as specified in the related term sheet, may, subject to certain conditions set forth in the pooling and servicing agreement, (1) purchase all of the loans and the other property of the trust fund when the total scheduled principal balance of the loans as of the last day of the related due period is equal to or less than the percentage specified in the related term sheet of the total scheduled principal balance of all of the loans as of the cut-off date and (2) terminate the trust fund, subject to certain conditions set forth in the pooling and servicing agreement.

●  If the rate of default and the amount of losses on the loans is higher than you expect, then your yield may be lower than you expect.

●  Each of the originators may make general, and each of the servicers may make general and targeted, solicitations for refinancings.  Any solicited refinancings may result in a rate of prepayment that is higher than you might otherwise expect.

●  As a result of the absorption of realized losses on the loans by excess interest and overcollateralization, with respect to any overcollateralization series, and amounts received under any interest rate cap agreement or interest rate swap agreement, liquidations of defaulted loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the senior certificates and the subordinate certificates and will influence the yield on such certificates in a manner similar to the manner in which principal prepayments on the loans will influence the yield on the offered certificates.

●  With respect to any overcollateralization series, the overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the senior certificates and the subordinate certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level in order to restore the required level of overcollateralization.

●  “Hybrid loans” are adjustable rate loans, which have fixed interest rates for the initial period after origination specified in the related mortgage note, which then convert to adjustable interest rates.  The prepayment experience on adjustable rate loans may differ from the prepayment experience on fixed rate loans due to a variety of factors, including provisions for conversion to an adjustable mortgage rate, periodic coupon reset caps and a maximum mortgage rate.  In particular, hybrid loans may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate.  As a hybrid loan approaches its initial adjustment date, the mortgagor may become more likely to refinance that loan to avoid an increase in the mortgage rate, even if prevailing fixed rate loans are only available at rates that are slightly lower or higher than the mortgage rate before adjustment.

●  Under the principal payment priorities described in the related term sheet, if prepayments (net of any deferred interest in the case of any negative amortization loans) in one loan group reduce the class principal balances of the related classes of senior certificates to zero, future payments that would otherwise be payable to the subordinate certificates may be used to pay outstanding senior certificates in the other loan group thereby reducing the amount distributable to the subordinate certificates and increasing the amount distributable to the senior certificates.  If you purchase subordinate certificates and this occurs, your yield may be lower than you expect.

●  Prospective purchasers of any class of interest only certificates should carefully consider the risk that a rapid rate of principal payments on the loans could result in the failure of those purchasers to recover their initial investments.

If The Mortgage Pool Contains Any Negative Amortization Loans, Your Yield on the Certificates Will Be Subject to Any Negative Amortization on Such Loans

If the loans included in the trust fund include negative amortization loans, the interest rates on these loans will adjust monthly but their monthly payments and amortization schedules will adjust annually and, under most circumstances, are subject to payment caps. The mortgage rates on negative amortization loans during their introductory periods are lower than the sum of the indices applicable at origination and the related margins. Since the scheduled monthly payments on negative amortization loans for the first year are set at their origination, the scheduled monthly payments are based upon the introductory interest rates. As a result, after the introductory interest rates expire and until the initial annual adjustment to the scheduled monthly payment made by the mortgagor (unless the fully indexed mortgage rate is a rate at or below the introductory mortgage rate), the scheduled monthly payment made by the mortgagor will not be sufficient to pay the amount of interest accruing on the loan. Although negative amortization loans provide for scheduled monthly payments, the amount of interest that accrues and is ultimately due on a negative amortization loan is based on the monthly mortgage rate. If mortgagors only make their scheduled monthly payments, a portion of the accrued interest on negatively amortizing loans will become deferred interest. Deferred interest is the excess, if any, of (x) the amount of interest accrued on such loan from the preceding due date to such due date over (y) the interest portion of the monthly payment due for such due date. Deferred interest is added to the principal balance of the negative amortization loan and bears interest at the applicable mortgage rate for that negative amortization loan. The amount of deferred interest, if any, for a given month will reduce the amount of interest collected on these loans and available to be distributed as a distribution of interest to the certificates.

If the Mortgage Pool Contains Any Negative Amortization Loans, Your Yield on the Certificates Will Also Be Subject to Effects of Adjustments of Scheduled Payments and Principal Balances of Negative Amortization Loans

If the loans included in the trust fund include negative amortization loans and the interest rates on the negative amortization loans in a loan group decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the loan, which may cause the related classes of certificates to amortize more quickly. Conversely, if the mortgage rates on the loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the loan, which may cause the related classes of certificates to amortize more slowly. If the unpaid principal balance of a negative amortization loan exceeds the original balance of the loan by the amount specified in the related mortgage note, the monthly payment due on that negative amortization loan will be recast without regard to the payment cap in order to provide for the outstanding balance of the loan to be paid in full at its maturity. In addition, on the fifth payment adjustment date of a negative amortization loan, and every fifth payment adjustment date thereafter and the last payment adjustment date prior to the loan’s maturity, the monthly payment due on that loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the loan to be paid in full at its maturity by the payment of equal monthly installments. These features may affect the rate at which principal on these loans is paid and may create a greater risk of default if the mortgagors are unable to pay the monthly payments on the related increased principal balances.

If a NIMS Insurer is Appointed, the Rights of the NIMS Insurer May Affect Your Rights

If a NIMS insurer is appointed, pursuant to the terms of the pooling and servicing agreement, unless there exists a NIMS insurer default (which is the continuance of a failure by the NIMS insurer, if any, to make a required payment under the policy insuring the net interest margin securities), such NIMS insurer will be entitled to exercise, among others, the following rights of the holders of the offered certificates, without the consent of such holders, and the holders of the offered certificates may exercise such rights only with the prior written consent of such NIMS insurer: (i) the right to provide notices of master servicer defaults and the right to direct the termination of the rights and obligations of the master servicer under the pooling and servicing agreement in the event of a default by the master servicer; (ii) the right to remove the trust administrator, the trustee or any co-trustee, or custodians pursuant to the pooling and servicing agreement; and (iii) the right to direct the trustee or the trust administrator to make investigations and take actions pursuant to the pooling and servicing agreement.  In addition, unless a NIMS insurer default exists, such NIMS insurer’s consent will be required prior to, among other things, (i) the removal or replacement of the master servicer, any successor master servicer, the trust administrator or the trustee, (ii) the appointment or termination of any servicer, subservicer or co-trustee or (iii) any amendment to the pooling and servicing agreement.

Investors in the offered certificates should note that:

●  any insurance policy issued by the NIMS insurer, if any, will not cover, and will not benefit in any manner whatsoever, the offered certificates;

●  the rights to be granted to the NIMS insurer, if any, are extensive;

●  the interests of the NIMS insurer, if any, may be inconsistent with, and adverse to the interests of the holders of the offered certificates and the NIMS insurer, if any, has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of such NIMS insurer’s rights;

●  such NIMS insurer’s exercise of the rights and consents set forth above may negatively affect the offered certificates and the existence of such NIMS insurer’s rights, whether or not exercised, may adversely affect the liquidity of the offered certificates relative to other asset-backed certificates backed by comparable loans and with comparable payment priorities and ratings; and

●  there may be more than one series of notes insured by the NIMS insurer and the NIMS insurer will have the rights set forth herein so long as any such series of notes remain outstanding.

Potential Inadequacy of Credit Enhancement for the Offered Certificates

Credit enhancement will be provided for the offered certificates, first, by the right of the holders of offered certificates to receive payments before the classes subordinate to them and, second, only with respect to an overcollateralization series, by excess interest and overcollateralization, and third, by the allocation of realized losses on the loans to the subordinated classes in reverse order of their numerical class designations.  Certain classes of certificates may be insured by a certificate insurance policy issued by a financial guaranty insurance company.  If so specified in the related term sheet, a portion of amounts received under an interest rate cap agreement or interest rate swap agreement, if any, may be applied to maintain overcollateralization and to repay losses.

If credit enhancement is provided by subordination, collections on the loans otherwise payable to holders of subordinated classes will be used to pay interest or principal due on more senior classes of the related loan group.  Collections otherwise payable to subordinated classes represent the sole source of funds from which this type of credit enhancement is provided.

With respect to an overcollateralization series, the loans are expected to generate more interest than is needed to distribute interest owed on the offered certificates and to pay certain fees and expenses of the issuing entity.  Any remaining interest generated by the loans will then be used to absorb losses that occur on the loans.  After these financial obligations of the issuing entity are provided for, the available excess interest generated by the loans will be used to create and maintain overcollateralization.  We cannot assure you, however, that enough excess interest will be generated to absorb losses that occur on the loans or create and maintain the required level of overcollateralization.

If credit enhancement is provided by allocation of realized losses, then (with respect to any overcollateralization series only, if realized losses exceed (1) the amount of excess interest available to absorb realized losses and (2) the amount of overcollateralization) realized losses from a loan group are allocated:

·  first, to the subordinate certificates in the reverse order of their priority of payment, beginning with the subordinate certificates with the lowest payment priority, until the class principal balance of each such class has been reduced to zero, and

·  second, to the class or classes of related senior certificates (other than any classes of interest only certificates) until their respective class principal balances are reduced to zero; provided, that realized losses allocated to certain classes of senior certificates may be borne by certain other classes of senior certificates, referred to in this term sheet supplement as senior support certificates, until the total class principal balance of such senior support certificates has been reduced to zero.

Accordingly, if the total principal balance of each subordinated class were to be reduced to zero, delinquencies and defaults on the loans in a loan group would reduce the amount of funds available for monthly payments to holders of the related senior certificates.  In addition, with respect to a multi-group series, higher than expected losses on one group of loans may decrease the amount of credit support provided by the subordinate certificates to the senior certificates with respect to the other group or groups of loans.

To the extent that a portion of amounts received under any interest rate cap agreement and/or any interest  rate swap agreement may be applied to provide credit enhancement, we cannot assure you that such amounts will be sufficient to maintain any required overcollateralization and to repay losses.

We cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to make distributions on your certificates as a result of delinquencies or defaults on the loans.  If delinquencies or defaults occur on the loans, none of any servicer, the master servicer, nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted loans if such advances are not likely to be recovered.  If substantial losses occur as a result of defaults and delinquent payments on the loans, you may suffer losses.

A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the loans to a level that is significantly higher than those experienced currently.  This in turn will reduce the yield on your certificates, particularly if the credit enhancement described in the related term sheet is not enough to protect your certificates from these losses.

Interest Generated by the Loans May Be Insufficient to Maintain Overcollateralization

With respect to any overcollateralization series, the weighted average of the mortgage rates on loans related to certain mortgage pools (net of certain fees and expenses) is expected to be higher than the pass-through rates on the offered certificates.  These loans are expected to generate more interest than is needed to distribute interest owed on the offered certificates and to pay certain fees and expenses of the issuing entity.  Any remaining interest generated by these loans will then be used to absorb losses that occur on such loans. After these financial obligations of the issuing entity are covered, the available excess interest generated by these loans will be used to maintain overcollateralization.  We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization.  The factors described below will affect the amount of excess interest that such loans will generate:

●  Every time a loan in such a mortgage pool is prepaid in full, liquidated or written off, excess interest may be reduced because such loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

●  If the rates of delinquencies, defaults or losses on the loans in such a mortgage pool turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the offered certificates.

●  If prepayments, defaults and liquidations occur more rapidly on the loans in such a mortgage pool with relatively higher mortgage rates than on the loans with relatively lower mortgage rates, the amount of excess interest generated by such loans will be less than would otherwise be the case.

Difference Between Mortgage Rates and Pass-Through Rates May Result in Interest Shortfalls to the Certificates

If specified in the related term sheet, certain classes of certificates may accrue interest at a rate based, among other factors, on the weighted average of the net mortgage rates on certain of the loans, some of which may be adjustable rate loans.  The mortgage rates on any adjustable rate loans will be calculated on the basis of the related index plus the applicable margin.  As a result, declines in the index on which the mortgage rates on the related adjustable rate loans are based, without a corresponding decline in the rates at which interest on the classes of certificates is based, will result, over time, in lower yields on the these certificates.  The yields on these certificates may be particularly sensitive to declines in the index at which the related adjustable rate loans accrue interest because the pass-through rate of these certificates will also be reduced.  Furthermore, any increase in the index in the related loan group on which the mortgage rates of such adjustable rate loans are based may result in prepayments on the loans and payments of principal on the related offered certificates then entitled to principal.  In addition, prepayments on loans with higher interest rates will reduce the weighted average of the mortgage rates on the loans and, consequently, reduce the pass-through rate of these certificates.  We cannot assure you as to the level, rate or timing of changes in any index on any adjustable rate loan.

Risks Associated with the Subordinate Certificates

The weighted average lives of, and the yields to maturity on, the subordinate certificates will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the loans.  If the actual rate and severity of losses on the loans are higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption.  The timing of losses on the loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the loans are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.  Realized losses on the loans (with respect to any overcollateralization series, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related distribution date), will reduce the certificate principal balance of the class of subordinate certificate then outstanding with the highest numerical class designation.  As a result of such reductions, less interest will accrue on such class of subordinate certificates than would otherwise be the case.  Once a realized loss is allocated to a subordinate certificate, no principal or interest will be distributable with respect to such written down amount (except in the case of subsequent recoveries).  However, with respect to any overcollateralization series, the amount of any realized losses allocated to the subordinate certificates may be distributed to the holders of the subordinate certificates according to the priorities set forth under the related term sheet and the related prospectus supplement under “Description of the Certificates—Overcollateralization Provisions.”

Unless the aggregate certificate principal balance of the senior certificates has been reduced to zero, the subordinate certificates will not be entitled to any principal distributions until at least the date as provided in the related term sheet or during any period in which delinquencies or realized losses on the loans exceed certain levels.  As a result, the weighted average lives of the subordinate certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time.  As a result of the longer weighted average lives of the subordinate certificates, the holders of such certificates have a greater risk of suffering a loss on their investments.  Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the loans.

In addition, the multiple class structure of the subordinate certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the loans.  Because distributions of principal will be made to the holders of such certificates according to the priorities described in the related term sheet, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the loans experienced both before and after the commencement of principal distributions on such classes.  The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the loans (and the timing thereof) (with respect to any overcollateralization series, to the extent such losses are not covered by excess interest), other classes of certificates specified in the related term sheet or a class of subordinate certificates with a higher numerical class designation.  Furthermore, as described in this term sheet supplement and the prospectus supplement, the timing of receipt of principal and interest by the subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Prepayment Interest Shortfalls and Servicemembers Civil Relief Act Shortfalls

When a loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month.  This may result in a shortfall in interest collections available for distribution on the next distribution date.  Each servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments on loans serviced by such servicer, but only up to the amount of such servicer’s servicing fee, or portion thereof, for the related calendar month.  Any uncovered prepayment interest shortfall may adversely affect the yield on your investment.  In addition, certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act will not be covered by any servicer or the master servicer.

On any distribution date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act and any prepayment interest shortfalls to the extent not covered by the servicer will be allocated, first, to the interest distribution amount with respect to the Class C Certificates, if any, and thereafter, to the current interest with respect to the offered certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date.  The holders of the offered certificates will not be entitled to reimbursement for any such interest shortfalls.  If these shortfalls are allocated to the offered certificates, the amount of interest distributed to those certificates will be reduced, adversely affecting the yield on your investment.

Any certificate insurance policy, if issued, will not cover prepayment interest shortfalls or shortfalls resulting from the application of the Servicemembers Civil Relief Act allocated to the insured certificates.

Inclusion of Delinquent Loans in the Trust May Increase Risk of Loss

Certain of the loans may be past due in the payment of scheduled principal and interest, as set forth in the collateral materials accompanying the related term sheet.  As a result, the mortgage pool may bear more risk than a mortgage pool without any delinquencies but with otherwise comparable characteristics.  It is possible that a delinquent loan will not ever become current or, if it does become current, that the mortgagor may become delinquent again.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Principal Balance of Loans

Substantial delays could be encountered in connection with the liquidation of delinquent loans.  Further, reimbursement of servicing advances made on a loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds distributable to you.  If a mortgaged property fails to provide adequate security for the loan, liquidation proceeds may be insufficient and you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Combined Loan-to-Value Ratios Increase Risk of Loss

Loans with higher combined loan-to-value ratios may present a greater risk of loss than loans with combined loan-to-value ratios of 80% or below.  Certain of the loans may have combined loan-to-value ratios in excess of approximately 80%, as set forth in the collateral materials accompanying the related term sheet, but no more than approximately 100% at origination.  Additionally, the related originator’s determination of the value of a mortgaged property used in the calculation of the combined loan-to-values ratios of the loans may differ from the appraised value of such mortgaged properties.  See “Underwriting Standards” herein.

Geographic Concentration

The yield to maturity on your certificates may be affected by the geographic concentration of the mortgaged properties securing the related loans.  Any concentration of the mortgaged properties securing the loans related to your certificates in particular geographic regions might magnify the effect on the related loans of adverse economic conditions or of special hazards in these areas, such as earthquakes, hurricanes, windstorms, wildfires or tornadoes, and might increase the rate of delinquencies, defaults and losses on the loans.  Consequently, geographic concentration could result in shortfalls in distributions due on your certificates more than would be the case if the mortgaged properties were more geographically diversified.

The collateral materials accompanying the related term sheet lists the states with the highest concentrations of loans.  A significant concentration of the total principal balance of the loans may be secured by properties in California or other states.  The rate of delinquencies, defaults and losses on the loans may be higher than if fewer of the loans were concentrated in those states because the following conditions in those states will have a disproportionate impact on the loans in general:

●  Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected mortgagors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn.

●  Weak economic conditions, which may or may not affect real property values, may affect the ability of mortgagors to repay their loans on time.

●  Declines in the residential real estate market in those states may reduce the values of properties, which would result in an increase in the loan-to-value ratios.

●  Properties in those states, particularly California, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, and properties in California may be more susceptible to such hazards as wildfires, mudslides and other natural disasters.

Bankruptcy of Mortgagors May Adversely Affect Distributions on Certificates

The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the mortgaged properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans.  As a consequence, mortgagors who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans.  As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

Violation of Various Federal and State Laws May Result in Losses on the Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure and require licensing of the originator.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans.

The loans are also subject to federal laws, including:

●  the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the loans;

●  the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

●  the Fair Credit Reporting Act, which regulates the use and reporting of information related to each borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and in addition could subject the issuing entity to damages and administrative enforcement and could result in the mortgagors rescinding such loans against either the issuing entity or subsequent holders of the loans.

The transferor will represent that as of the closing date, each loan is in compliance with applicable federal and state laws and regulations.  In the event of a breach of such representation, the transferor will be obligated to cure such breach or repurchase or replace the affected loan in the manner described under “The Pooling and Servicing Agreement—Assignment of the Loans” herein.

High Cost Loans

None of the loans are “High Cost Loans” within the meaning of the Homeownership and Equity Protection Act of 1994 (referred to in this term sheet supplement as “HOEPA”) or any state law, ordinance or regulation similar to HOEPA.  See “Certain Legal Aspects of Residential Loans—Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders—Homeownership Act and Similar State Laws” in the prospectus.

In addition to HOEPA, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices.  Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in loans that have mortgage rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of such loans.  In some cases, state law may impose requirements and restrictions greater than those in HOEPA.  A mortgagor’s failure to comply with these laws could subject the issuing entity, and other assignees of the loans, to monetary penalties and could result in the mortgagors rescinding such loans against either the issuing entity or subsequent holders of the loans.  Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law.  Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti-predatory lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related loan.  This test may be highly subjective and open to interpretation.  As a result, a court may determine that a loan does not meet the test even if an originator reasonably believed that the test was satisfied. Any determination by a court that a loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the transferor will be required to purchase such loan from the issuing entity.

See “Certain Legal Aspects of Residential Loans—Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders” in the prospectus.

The Certificates Are Obligations of the Issuing Entity Only

The offered certificates will not represent an interest in or obligation of the depositor, the transferor, any servicer, the master servicer, the trust administrator, the trustee or any of their respective affiliates.  None of the offered certificates (other than any certificates which are insured by a financial guaranty insurance policy) or the loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the transferor, any servicer, the master servicer, the trust administrator, the trustee or any of their respective affiliates.  Proceeds of the assets included in the trust and proceeds from the carryover reserve fund (with respect to the senior certificates and subordinate certificates), from any interest rate cap agreement and from any interest rate cap agreement will be the sole source of distributions on the offered certificates, and there will be no recourse to the depositor, the transferor, any servicer, the master servicer, the trust administrator, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all distributions provided to the offered certificates.

Interest Rate Cap Agreements, Interest Rate Swap Agreements and Insurance Policies, if any, Are Subject to Counterparty Risk

The assets of the issuing entity may include an interest rate cap agreement, interest rate swap agreement or insurance policy, which will require the counterparty thereunder to make certain payments for the benefit of the holders of certain certificates.  To the extent that distributions on those certificates depend in part on payments to be received by the trust administrator under the related interest rate cap agreement, interest rate swap agreement or insurance policy, the ability of the trust administrator to make such distributions on such certificates will be subject to the credit risk of the counterparty to the related interest rate cap agreement, interest rate swap agreement or insurance policy.  Although there will be a mechanism in place to facilitate replacement of any of such interest rate cap agreement or interest rate swap agreement upon the default or credit impairment of the counterparty, there can be no assurance that any such mechanism will result in the ability of the depositor to obtain a suitable replacement interest rate cap agreement or interest rate swap agreement.

Lack of Liquidity

The underwriter intends to make a secondary market in the classes of certificates actually purchased by it, but has no obligation to do so.  There is no assurance that such a secondary market will develop or, if it develops, that it will continue.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Rights of Beneficial Owners May Be Limited by Book Entry System

Ownership of the offered certificates will be registered electronically with The Depository Trust Company.  The lack of physical certificates could:

●  result in distribution delays on the offered certificates because the trust administrator will be sending distributions on the certificates to The Depository Trust Company instead of directly to you;

●  make it difficult to pledge the offered certificates if physical certificates are required by the party demanding the pledge; and

●  hinder the ability to resell the offered certificates because some investors may be unwilling to buy certificates that are not in physical form.

Nature of the Loans

Certain of the loans in the issuing entity may have been originated without regard to whether such loans would be acceptable for purchase by Fannie Mae or Freddie Mac. As a result, delinquencies and liquidation proceedings are more likely with these loans than with loans that are originated in a more traditional manner. As a result of the use of such underwriting standards, in the event the loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

Reduction or Withdrawal of Ratings

Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change.  No person is obligated to maintain the ratings at their initial levels.  If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Suitability of the Offered Certificates as Investments

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly distributions or distribution on any specific date.  The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Loans with Interest Only Payments

If specified in the collateral materials accompanying the related term sheet, some loans may require the mortgagors to make monthly payments of accrued interest, but not principal, for a fixed period of up to ten years following the origination of the related loans.  After the interest only period, each mortgagor’s monthly payment will be recalculated to cover both interest and principal so that the loan will be paid in full by its final payment date.  If the monthly payment increases, the mortgagor may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment.  Because no scheduled principal payments are required to be made on these loans for a period of time, certificateholders will receive smaller principal payments during such period than they would have received if the mortgagors were required to make monthly payments of interest and principal from origination of the loans.  Absent other considerations, this slower rate of principal payments will result in longer, and in some cases substantially longer, weighted average lives of the related certificates and may reduce the return on an investment in a certificate that is purchased at a discount to its principal balance.

If a Pre-Funding Account Exists, Inadequate Amount of Subsequent Loans Will Affect the Timing and Rate of Return on Your Investment

If the term sheet states that the related trust fund provides for a pre-funding account, and if the total principal balance of subsequent loans purchased by the issuing entity is less than the amount of cash deposited in the pre-funding account on the closing date, certificateholders (and in the case of any multi-group series, related to the applicable loan group) will receive a payment, allocable as a principal prepayment, in the amount remaining in the pre-funding account related to that group on the distribution date occurring on the date specified in the related term sheet.  To the extent that there are significant amounts on deposit in the pre-funding account following the expiration of the pre-funding period, the holders of the certificates entitled to payments of principal, particularly the senior certificates, will receive significant prepayments, which may adversely affect their yields.

The Rate of Default on Loans That Are Secured by Investor Properties May Be Higher Than on Other Loans

As of the cut-off date, certain of the loans may be secured by investor properties.  An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor’s primary residence or second home.  Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the related loan than on a comparable loan secured by a primary residence or, to a lesser extent, a second home.  In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources.  Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the related loan.

If the Mortgage Pool Includes Second Lien Loans, You Should Consider Certain Special Default Risks of Such Loans

If stated in the term sheet, the trust fund may include loans that are secured by second liens on the related mortgaged properties.  These second lien loans will be subordinate to the rights of the mortgagee under the related first mortgages.  Generally, the holder of a second lien loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no second liens or encumbrances survive such a foreclosure.  In addition, due to the priority of the first mortgage, the holder of the second lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property.  Furthermore, any liquidation, insurance or condemnation proceeds received on the second lien mortgage will be available to satisfy the outstanding balance of the related loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs.  Accordingly, if liquidation proceeds are insufficient to satisfy the loan secured by the second lien and all prior liens in the aggregate, and if any credit enhancement has been exhausted or is otherwise unavailable to cover the loss, certificateholders will bear the risk of delay in payments while any deficiency judgment against the mortgagor is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

Failure of Master Servicer or Servicers to Perform May Adversely Affect Distributions on Certificates;  Potential Conflict of Interest

The amount and timing of distributions on the certificates generally will be dependent on the servicers performing their respective servicing obligations and the master servicer performing its master servicing obligations in an adequate and timely manner.  See “The Pooling and Servicing Agreement—Collection Account and Distribution Account” in this term sheet supplement.  A potential conflict of interest may exist because Wells Fargo Bank, N.A., which acts as the master servicer and the trust administrator, if so specified in the related term sheet, may act as servicer of certain of the loans.  However, the master servicer is required to act in accordance with the master servicing standard set forth in the pooling and servicing agreement, without regard to the identity of the servicer.  If any servicer fails to perform its servicing obligations, or if the master servicer fails to perform its master servicing obligations, this failure may result in the termination of such servicer or the master servicer, as applicable.  That termination with its corresponding transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the loans.  As a result, shortfalls in the distributions due on your certificates could occur.

If the Mortgage Pool Contains Loans With Respect to Which There Are Simultaneous Second Liens, You Should Consider Certain Risks

As of the cut-off date, if specified in the collateral materials accompanying the related term sheet, at the time of origination of a first lien loan included in the trust fund, an originator may also have originated a second lien loan that will not be included in the trust fund.  With respect to those loans, foreclosure frequency may be increased relative to loans that were originated without a simultaneous second lien because mortgagors have less equity in the mortgaged property.  Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their loan from the related originator or from any other lender.

Delinquencies Due to Transfer of Servicing

The servicing rights with respect to the loans may be owned by a third-party unrelated to the applicable servicer.  The owner of the servicing rights has the right, at its discretion, to transfer servicing responsibilities to another entity that is qualified to service the loans and that satisfies the requirements of the master servicer and the trustee.  It is possible that the servicing responsibilities with respect to some or all of the loans may be transferred from an initial servicer to a third-party in the future, which may or may not occur within a short time following the closing date.  At any time that servicing responsibilities are transferred as described above, the loans may experience an increase in delinquencies and defaults during the transitions of servicing responsibilities.

Credit Scoring Models May Not Provide an Accurate Risk Assessment of Mortgagors

Credit scoring models are intended to provide a means for evaluating information about a prospective borrower.  Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.  A credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization.  Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.  However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender.  A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

In addition, credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan.  Furthermore, credit scores were not developed specifically for use in connection with loans, but for consumer loans in general, and assess only the borrower’s past credit history.  Therefore, a credit score does not take into consideration differences between loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio.  We cannot assure you that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related loans or that any borrower’s credit score would not be lower if obtained as of the date of the related term sheet.

If The Mortgage Pool Contains Forty Year Loans, You Should Consider Risks Associated with such Loans

Certain of the loans may have an original term to maturity of 480 months, as specified in the collateral materials accompanying the related term sheet.  These loans are a relatively new product and there is little statistical information or history with respect to defaults and prepayment experience for loans of this type.  These loans may have a higher risk of default due to the fact that the borrowers of these loans may have significantly higher debt-to-income ratios than borrowers who would qualify for a conventional 360 month mortgage loan.  It may be difficult to judge prospective defaults on these loans based on examination of the credit score used in determining the credit-worthiness of a prospective borrower because the borrower’s credit is subject to a greater possible fluctuation due the extended payment period.

If Exchangeable Certificates are Issued, You Should Consider Risks Related to Such Exchangeable Certificates

If there are any, the characteristics of any exchangeable certificates in any exchangeable combination will reflect the characteristics of the related REMIC certificates in the related REMIC combination.  Investors should also consider a number of factors that will limit a certificateholder’s ability to exchange REMIC certificates for related exchangeable certificates and vice versa:

●  At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in the related term sheet.

●  A certificateholder that does not own the certificates may be unable to obtain the necessary REMIC certificates or exchangeable certificates.

●  The certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

●  Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

●  Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

●  Only the combinations listed on the related term sheet are permitted.

The Return on Your Certificates Could Be Reduced Due to the Application of the Servicemembers Civil Relief Act

In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status.  It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase.  To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, as amended, and any comparable state or local law will apply.  This may result in interest shortfalls on the loans, which in turn will be allocated ratably in reduction of accrued interest on all classes of interest bearing certificates, irrespective of the availability of excess cash flow or other credit enhancement.  None of the depositor, the transferor, the underwriter, the master servicer, the trust administrator, the trustee, the custodian, the servicer or any other party has taken any action to determine whether any of the loans would be affected by such interest rate limitation.  See “Certain Legal Aspects of Residential Loans—Servicemembers Civil Relief Act and the California Military and Veterans Code” in the prospectus.

Information Regarding Historical Performance of Other Mortgage Loans May Not Be Indicative of the Performance of the Loans in the Trust Fund

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time.  In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust fund to differ from the performance of other loans of a similar type.  When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

·  differences in loan type;

·  the relative seasoning of the pools;

·  differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

·  the extent to which the loans in a pool have prepayment penalties;

·  whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

·  whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust fund, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home vales.

FORWARD LOOKING STATEMENTS

We use certain forward looking statements herein.  These forward looking statements are found in the material set forth under “Risk Factors”.  Forward looking statements are also found elsewhere herein and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words.  These statements are intended to convey our projections or expectations as of the date hereof.  These statements are inherently subject to a variety of risks and uncertainties.  Actual results could differ materially from those we anticipate due to changes in, among other things:

(1)  economic conditions and industry competition;

(2)  political and/or social conditions; and

(3)  the law and government regulatory initiatives.

We will not update or revise any forward looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

DEFINED TERMS

We define and use capitalized terms herein to assist you in understanding the terms of the offered certificates and this offering.  We define the capitalized terms we use herein under the caption “Glossary of Terms” herein.

DESCRIPTION OF THE MORTGAGE ASSETS

General

The Mortgage Assets for a series may consist of either Loans and certain underlying mortgage securities (“Underlying Securities”).

Statistical information regarding the Loans and related Mortgaged Properties as of the Cut-off Date is presented in the collateral materials accompanying the related term sheet.

Information regarding the Loans set forth therein is based on servicing records and representations about the Loans that were made by the related Originator at the time it sold the Loans.

To the extent that the Mortgage Assets of a series consist of Underlying Securities, information regarding such underlying securities is presented in the collateral materials accompanying the related term sheet.

Information regarding the Underlying Securities set forth therein is based on distribution reports prepared by the related underlying trustee and is presented in the collateral materials accompanying the related term sheet

Prior to the issuance of the certificates, Mortgage Assets may be removed from the related mortgage pool as a result of incomplete documentation or otherwise if the depositor deems such removal necessary or desirable, and may be prepaid at any time.  A limited number of other Mortgage Assets may be included in the related mortgage pool prior to the issuance of the certificates unless including such Mortgage Assets would materially alter the characteristics of the Mortgage Assets as described in the collateral materials accompanying the related term sheet.  The depositor believes that the information set forth in the collateral materials accompanying the related term sheet with respect to the Mortgage Assets will be representative of the characteristics of the related mortgage pool as it will be constituted at the time the certificates are issued, although the maturities and certain other characteristics of the Mortgage Assets may vary.

Unless otherwise noted, all statistical percentages or weighted averages set forth in the collateral materials accompanying the related term sheet are measured as a percentage of the aggregate Cut-off Date Principal Balance.

STATIC POOL INFORMATION

The depositor will make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations on a website on the world wide web.  The static pool information material to the related offering of certificates is located at http://www.ubs.com/regulationab.

The static pool information is not deemed to be a part of this term sheet supplement, the prospectus or the registration statement of which this term sheet supplement and the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

THE ORIGINATORS

The originators of the Group I Loans (as defined in the term sheet) are American Home Mortgage Corp. (“American Home”) with respect to approximately 78.27% of the Cut-Off Date Principal Balance of the Group I Loans, IndyMac Bank, F.S.B. (“IndyMac Bank”) with respect to 16.16% of the Cut-Off Date Principal Balance of the Group I Loans  and other unaffiliated originators, each of which represents less than 10% of the Cut-Off Date Principal Balance of the Group I Loans.  The only originator of the Group II Loans (as defined in the term sheet) is IndyMac Bank, F.S.B. (“IndyMac Bank”).  For information about each originator that represents 20% or more of the Cut-Off Date Principal Balance of the Group I Loans and  each originator that represents 20% or more of the Cut-Off Date Principal Balance of the Group II Loans, see this section and “Underwriting Standards” below.

American Home Mortgage Corp.

American Home Mortgage Corp. (“American Home“) is a New York corporation.  American Home conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by American Home’s call center.  American Home operates more than 600 retail and wholesale loan production offices located in 45 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia.  American Home has been originating mortgage loans since its incorporation in 1988, and has been originating adjustable-rate mortgage (“ARM”) loans since such date. The principal executive offices of American Home are located at 538 Broadhollow Road, Melville, New York 11747.

The following table reflects American Home’s originations of short-reset ARM loans for the past three years and for the nine months ended September 30, 2006:

Short-Reset ARM Loans	Year Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2005	Nine Months Ended September 30, 2006
Number of Loans	9,652	21,858	28,177	40,112
Principal Balance	$2,019,187,747	$5,258,161,603	$9,538,959,441	$15,245,457,303

With respect to the table above, a short-reset ARM is any ARM loan without an initial fixed-rate period or with an initial fixed-rate period of three years or less.

American Home is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the certificates.

IndyMac Bank, F.S.B.

The principal executive offices of IndyMac Bank, F.S.B. (“IndyMac Bank”) are located at 888 East Walnut Street, Pasadena, California 91101-7211, Pasadena, California 91101.  IndyMac Bank is a federal savings bank and a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc.  The business now operated by IndyMac Bank began in 1993 and became a federal savings bank in 2000.  During calendar years 2003, 2004 and 2005, IndyMac Bank’s conventional mortgage loan production was approximately, $29.2 billion, $37.9 billion and $60.8 billion respectively.

Origination Process

IndyMac Bank acquires mortgage loans principally through four channels:  mortgage professionals, consumer direct, correspondent and conduit.  IndyMac Bank also acquires a relatively small number of mortgage loans through other channels.

Mortgage professionals:  Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

Consumer direct:  Mortgage loans initiated through direct contact with the borrower.  This contact may arise from internet advertising and IndyMac Bank website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

Correspondent:  Mortgage brokers, mortgage bankers, financial institutions and homebuilders who sell previously funded mortgage loans to IndyMac Bank.

Conduit:  IndyMac Bank acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans.

IndyMac Bank approves each mortgage loan seller prior to the initial transaction on the basis of the seller’s financial and management strength, reputation and prior experience.  Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac Bank will cease doing business with them.

UNDERWRITING STANDARDS

General

The Loans  have either been purchased by the sponsor from an originator or an entity which purchased the Loans from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that originator) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described in this section “—General,” or the following sections pertaining to American Home Mortgage Corp. and IndyMac Bank F.S.B. and their related Loans.

The Loans may or may not be “conventional non-conforming loans” (i.e., loans which are not insured by the Federal Housing Authority or partially guaranteed by the Department of Veteran Affairs or which do not qualify for sale to Fannie Mae or Freddie Mac and are secured by first liens on one- to four-family residential properties).

If the Loans are “conventional non-conforming loans”, the underwriting standards applicable to the Loans typically differ from, and are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the Loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower.

Generally, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the borrower. As part of the description of the borrower’s financial condition, the borrower will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of investment properties and two  to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources. With respect to mortgaged properties consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the borrower’s monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a Loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective borrower’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the loan-to-value ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the borrower after origination.

Certain of the Loans have been originated under alternative documentation, streamlined documentation, reduced documentation, “lite” documentation, stated income, low/limited or “Express” documentation, no stated income, no ratio, “NIV” or no documentation programs, which require less documentation and verification than do traditional full documentation programs. Generally, under an alternative documentation program, the borrower provides alternate forms of documentation to verify employment, income and assets. Under a streamlined documentation program, a borrower’s income and assets that have been previously documented are re verified, and any additional documentation and verification is limited. Under a reduced documentation program, verification of either a borrower’s stated income or stated assets, but not both, is undertaken by the originator. Under a “lite” documentation, “stated income” or “NIV” program, a borrower is required to state both their income and assets, but the originator only undertakes to verify such borrower’s assets. Under low/limited or “Express” documentation program, the amount of documentation required to document a borrower’s income and assets is limited. Under a no stated income program or a no ratio program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower’s income will be undertaken. Under a no documentation program, the borrower is not required to state either their income or assets, and accordingly no verification of such borrower’s income or assets is undertaken by the originator. The underwriting for such Loans may be based primarily or entirely on other factors, such as an appraisal of the mortgaged property, the loan-to-value ratio at origination and the borrower’s credit score and previous mortgage payment history.

The adequacy of the mortgaged property as security for repayment of the related Loan will generally have been determined by an appraisal in accordance with pre established appraisal procedure standards for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre established appraisal procedure standards established by the originator. The appraisal procedure standards generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on the current cost of constructing or purchasing a similar property.

Certain of the Loans were purchased from various originators pursuant to the transferor’s conduit loan origination program (the “UBS Conduit”). Pursuant to the program, the transferor purchases loans originated by the participating originators if the loans satisfy the underwriting guidelines of the program, which underwriting guidelines are substantially similar to the guidelines described above.

American Home Mortgage Corp.

Underwriting Criteria

The following information generally describes American Home’s underwriting guidelines with respect to mortgage loans originated pursuant to its “conforming” or “prime” underwriting guidelines and its Alt-A underwriting guidelines.

The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the U.S. Department of Veterans Affairs (VA), the U.S. Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by American Home. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

American Home’s non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac, but these loans are “non-conforming” in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the U.S. Department of Veterans Affairs.

American Home’s underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. These standards are applied in accordance with applicable federal and state laws and regulations.  Exceptions to the underwriting standards may be permitted where compensating factors are present.  In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.  With respect to second homes and vacation properties, no income derived from the property will have been considered for underwriting purposes.  Because each loan is different, American Home expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

American Home underwrites a borrower’s creditworthiness based solely on information that American Home believes is indicative of the applicant’s willingness and ability to pay the debt they would be incurring.

Non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac, in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products, the borrower may not be required to verify employment income, assets required to close or both.  For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both.  Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

American Home obtains a credit report for each borrower that summarizes each borrower’s credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant’s credit report.  A borrower’s credit score represents a comprehensive view of the borrower’s credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower’s incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower’s existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by American Home non-conforming loan guidelines for these loans is 620 and the average is typically over 700.  For American Home Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last twelve months.

In addition to reviewing the borrower’s credit history and credit score, American Home underwriters closely review the borrower’s housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent twelve months. In general, for Alt-A loans, the borrower may have no more than one payment that was made over 30 days after the due date for the most recent twelve months.

In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae’s Desktop Underwriter, Freddie Mac’s Loan Prospector automated underwriting systems, a customized form of Fannie Mae’s Desktop Underwriter called Custom Desktop Underwriter, or they have been manually underwritten by American Home’s underwriters. American Home’s Alt-A loan products generally have been approved manually by contract underwriters provided by certain mortgage insurance companies or by American Home’s senior underwriters. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower’s income will support the total housing expense on an ongoing basis.  Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense, the underwriter must evaluate the borrower’s ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower’s monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower’s ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

Every mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on-site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser’s professional conclusion based on market data of sales of comparable properties and a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser’s judgment. In addition, each appraisal is reviewed for accuracy and consistency by American Home’s vendor management company or an underwriter of American Home or a mortgage insurance company contract underwriter.

The appraiser’s value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value. American Home sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, American Home requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction, loans on second homes or loans on investment properties. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all loans in which the loan-to-value ratio exceeds 80%, American Home requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels.  For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

American Home realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting.  Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation.  Therefore, each case is weighed individually on its own merits and exceptions to American Home’s underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

American Home is an affiliate of American Home Mortgage Servicing, Inc., one of the Servicers.

IndyMac Bank F.S.B.

Underwriting Process

Mortgage loans that are acquired by IndyMac Bank are underwritten by IndyMac Bank according to IndyMac Bank’s underwriting guidelines, which also accept mortgage loans meeting Fannie Mae or Freddie Mac guidelines regardless of whether such mortgage loans would otherwise meet IndyMac Bank’s guidelines, or pursuant to an exception to those guidelines based on IndyMac Bank’s procedures for approving such exceptions.  Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA.  Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify.  Non-conforming mortgage loans originated or purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types.  To the extent that these programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

IndyMac Bank has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers:  traditional underwriting and e-MITS (Electronic Mortgage Information and Transaction System) underwriting.  E-MITS is an automated, internet-based underwriting and risk-based pricing system.  IndyMac Bank believes that e-MITS generally enables it to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting and also provides consistent underwriting decisions.  IndyMac Bank has procedures to override an e-MITS decision to allow for compensating factors.

IndyMac Bank’s underwriting criteria for traditionally underwritten mortgage loans includes an analysis of the borrower’s credit history, ability to repay the mortgage loan and the adequacy of the mortgaged property as collateral.  Traditional underwriting decisions are made by individuals authorized to consider compensating factors that would allow mortgage loans not otherwise meeting IndyMac Bank’s guidelines.

In determining a borrower’s FICO credit score, IndyMac Bank generally selects the middle credit score of the scores provided by each of the three major U.S. credit repositories (Equifax, TransUnion and Experian) for each borrower, and then selects the lowest of these scores.  In some instances, IndyMac Bank selects the middle score of the borrower with the largest amount of qualifying income among all of the borrowers on the mortgage loan.  A FICO credit score might not be available for a borrower due to insufficient credit information on file with the credit repositories.  In these situations, IndyMac Bank will establish a borrower’s credit history through documentation of alternative sources of credit such as utility payments, auto insurance payments and rent payments.  In addition to the FICO credit score, other information regarding a borrower’s credit quality is considered in the loan approval process, such as the number and degree of any late mortgage or rent payments within the preceding 12-month period, the age of any foreclosure action against any property owned by the borrower, the age of any bankruptcy action, the number of seasoned tradelines reflected on the credit report and any outstanding judgments, liens, charge-offs or collections.

For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac Bank will usually require a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac.  After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae’s or Freddie Mac’s standards or are acceptable to the Rating Agencies.  In some circumstances, however, IndyMac Bank does not require primary mortgage guaranty insurance on mortgage loans with Loan-to-Value Ratios greater than 80%.

IndyMac Bank originates and purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Bank Statement, Stated Income, No Income/No Asset, No Ratio and No Doc.

Under the Full/Alternate Documentation Program, the prospective borrower’s employment, income and assets are verified through written or telephonic communications.  All loans may be submitted under the Full/Alternate Documentation Program.  The Full/Alternate Documentation Program also provides for alternative methods of employment verification generally using W-2 forms or pay stubs.  Borrowers applying under the Full/Alternate Documentation Program may, based on certain credit and loan characteristics, qualify for IndyMac Bank’s FastForward program and be entitled to income and asset documentation relief.  Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets; IndyMac Bank does not require any verification of income or assets under this program.

The Bank Statement Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers generally must document income and employment for six months (rather than two, as required by the Full/Alternate Documentation Program).  Borrowers under the Bank Statement Documentation Program may use bank statements to verify their income and employment.  If applicable, written verification of a borrower’s assets is required under this program.

Under the Stated Income Documentation Program and the No Ratio Program, more emphasis is placed on the prospective borrower’s credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower than on income underwriting.  The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income.  Information regarding assets is verified through written communications.  Information regarding income is not verified.  The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications.  The No Ratio Program does not require prospective borrowers to provide information regarding their income.  Employment is orally verified under both programs.

Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower.  Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

IndyMac Bank generally will re-verify income, assets, and employment for mortgage loans it acquires through the wholesale channel, but not for mortgage loans acquired through other channels.

Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type, FICO credit score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions.  Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied.  Other factors may be considered in determining loan eligibility such as a borrower’s residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower’s monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the Uniform Standards of Profession Appraisal Practice.  The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form.  In some cases, an automated valuation model (AVM) may be used in lieu of an appraisal.  AVMs are computer programs that use real estate information, such as demographics, property characteristics, sales prices, and price trends to calculate a value for the specific property.  The value of the property, as indicated by the appraisal or AVM, must support the loan amount.

Underwriting procedures vary by channel of origination.  Generally, mortgage loans originated through the mortgage professional channel will be submitted to e-MITS for assessment and subjected to a full credit review and analysis.  Mortgage loans that do not meet IndyMac Bank’s guidelines may be manually re-underwritten and approved under an exception to those underwriting guidelines.  Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

IndyMac Bank currently operates two mortgage loan purchase programs as part of its correspondent channel:

1.  Prior Approval Program.  Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel.  Only after IndyMac Bank issues an approval notice to a “third party loan originator” is a mortgage loan eligible for purchase pursuant to this program.

2.  Preferred Delegated Underwriting Program.  Under this program, third party loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac Bank to verify mortgagor information.  The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the third party loan originators with more stringent requirements imposed on third party loan originators with a lower net worth.  Third party loan originators are required to submit a variety of information to IndyMac Bank for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters’ resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies.  Third party loan originators are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions.  IndyMac Bank requires each third party loan originator to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred Delegated Underwriting Program.

Under the Preferred Delegated Underwriting Program, each eligible third party loan originator is required to underwrite mortgage loans in compliance with IndyMac Bank’s underwriting guidelines usually by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting.  A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

Mortgage loans originated through the conduit channel are generally initially underwritten by a “third party seller” to the third party seller’s underwriting guidelines.  IndyMac Bank reviews each third party seller’s guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie Mac and IndyMac Bank.  Each mortgage loan is re-underwritten by IndyMac Bank for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO credit score, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used.  In addition, a portion of the mortgage loans acquired from a third party seller are subjected to a full re-underwriting.

Exceptions to underwriting standards are permitted in situations in which compensating factors exist.  Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower’s monthly payment and long-term employment with the same employer.

THE SPONSOR

General

UBS Real Estate Securities, Inc. (“UBSRES”) is a Delaware corporation that is engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization or portfolio.  The sponsor maintains its principal office at 1285 Avenue of the Americas, New York, New York.  Its telephone number is (212) 713-2000.

Securitization Program

UBSRES has been engaged in the securitization of a variety of assets since 1983.  During the 2003, 2004, 2005 and 2006 fiscal years, UBSRES securitized approximately $26,600,168,862, $26,029,756,136, $18,131,621,825 and $13,716,452,650 of financial assets.

The following table describes size, composition and growth of UBSRES’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
ARM	7,347	$ 2,804,749,182	27,798	$ 9,800,077,756
Fixed	59,669	18,910,832,530	43,945	10,314,509,248
Seasoned	1,174	556,872,228	1,724	726,285,591
Subprime	27,530	4,327,714,922	29,023	4,975,779,334
Scratch&Dent	0	$0.00	1,292	213,104,207
Seconds	0	$0.00	0	$0.00
Total	95,720	$26,600,168,862	103,782	$26,029,756,136

	December 31, 2005		September 30, 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
ARM	14,321	$ 4,137,616,918	4,849	$ 1,867,575,014
Fixed	19,812	4,156,214,018	9,567	2,701,048,640
Seasoned	2,444	744,454,682	0	0
Subprime	44,595	8,492,495,247	43,954	8,303,762,612
Scratch&Dent	2,549	353,753,809	2,854	514,011,907
Seconds	4,788	247,087,151	5,753	323,054,477
Total	88,509	$18,131,621,825	66,977	$13,709,452,650

Through the use of subservicers, UBSRES may contract for the servicing of loans.  The trust fund may include loans subserviced on behalf of UBSRES as owner of the related servicing rights.

UBSRES typically acquires loans from third party originators.  Employees of UBSRES or its affiliates will structure securitization transactions in which loans are sold to the depositor.  In consideration for the sale of loans, the depositor will cause the issuance of the certificates that are entitled to the cashflows from such loans and enter into an arrangement with one or more underwriters for the purchase of such certificates.

Pursuant to the agreement conveying assets from UBSRES to the depositor, UBSRES may make representations and warranties relating to certain characteristics of such assets.  Breaches of such representations and warranties that materially affect the value of the related loan or the interests of the related securityholders in such loan will result in an obligation on the part of UBSRES to cure, repurchase or substitute for such loan.  In certain situations, rather than making such representations and warranties itself, UBSRES may assign its interest under the related purchase agreement pursuant to which it acquired the loans from the related originator.

THE DEPOSITOR

Mortgage Asset Securitization Transactions, Inc., the depositor, is a Delaware corporation organized on April 23, 1987, as a wholly owned limited purpose finance subsidiary of UBS Americas Inc.  The depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York.  Its telephone number is (212) 713-2000.

The depositor has been engaged in the securitization of loans since its incorporation in 1987.  The depositor is generally engaged in the business of acting as a depositor of one or more trust funds that may issue or cause to be issued, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by, or represent an interest in loans.  The depositor typically acquires loans and other assets for inclusion in securitizations from the sponsor.

The certificate of incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series of securities and to act as depositor of trusts that may issue and sell securities.

After the issuance of the certificates, the depositor will have limited or no obligations with respect to the certificates and the issuing entity.  Those obligations may include cure, repurchase or substitution obligations relating to breaches of representations and warranties, if any, that the depositor makes with respect to the assets, certain actions with respect to the creation of a security interest in the assets, to arrange for derivative instruments or replacement instruments to be included in a trust, to appoint replacements to certain transaction participants, to prepare and file and required reports under the Exchange Act, to provide notices to certain parties under the operative agreements or to provide requested information to the various transaction participants.

The depositor does not have, nor is it expected in the future to have, any significant assets.  We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans, mortgage securities and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

Since the depositor’s main securitization experience is in connection with securitization of assets sold by the sponsor to the depositor, the depositor’s portfolio of assets securitized are similar to the securitization experience described above under “The Sponsor”.

THE MASTER SERVICER AND THE SERVICERS

General

Wells Fargo Bank, N.A. (“Wells Fargo Bank”), will act as the master servicer of the Loans pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date (the “Pooling and Servicing Agreement”), among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor, Wells Fargo Bank, as master servicer, trust administrator and custodian, and the trustee.

The Master Servicer

Wells Fargo will act as master servicer, trust administrator and custodian under the Pooling and Servicing Agreement.  Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and customer finance services throughout the United States and internationally.  Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The depositor, the sponsor, the sellers and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates.  Wells Fargo’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

As master servicer, Wells Fargo is responsible for the aggregation of monthly servicer reports and remittances and for oversight of the performance of the servicers under the terms of their respective Servicing Agreements.  In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers.  The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement.  In addition, upon the occurrence of certain servicer events of default under the terms of any Servicing Agreement, the master servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting servicer.  Wells Fargo has been engaged in the business of master servicing since June 30, 1995.  As of June 30, 2006, Wells Fargo was acting as master servicer for approximately 1253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

Wells Fargo serves or has served within the past two years as warehouse master servicer for various loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those loans may be included in the trust.  The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo also is responsible for trust administration, which includes pool performance calculations, distribution calculations and the preparation and filing of monthly distribution reports.  As trust administrator, Wells Fargo is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, annual reports on Form 10-K  and certain current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the trust.  Wells Fargo has been engaged in the business of trust administration since June 30, 1995.  As of June 30, 2006, Wells Fargo was acting as trust administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.

Wells Fargo also will act as custodian of the Loan files pursuant to the Pooling and Servicing Agreement.  In such capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the Loan files on behalf of the trustee and the certificateholders.  Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah.  As of June 30, 2006 Wells Fargo maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Wells Fargo serves or has served within the past two years as loan file custodian for various loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those loans may be included in the trust.  The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The Servicers

Primary servicing of the Group I Loans will be provided for by American Home Mortgage Servicing, Inc. (“American Home Servicing”) with respect to approximately 78.27% of the Cut-Off Date Principal Balance of the Group I Loans, IndyMac Bank, F.S.B. (“IndyMac Bank”), with respect to approximately 16.16% of the Cut-Off Date Principal Balance of the Group I Loans, and certain other servicers, each of which will service less than 10% of the Cut-off Date Principal Balance of the Group I Loans, in accordance with the applicable Servicing Agreement.  Primary servicing of all of the Group II Loans will be provided for by IndyMac Bank, F.S.B. (“IndyMac Bank”), in accordance with the applicable Servicing Agreement.  Each servicer will be responsible for the servicing of the related Loans subject to the related Servicing Agreement, and the master servicer will be required to supervise, monitor and oversee the performance of each servicer. In the event of a default by a servicer under the related Servicing Agreement, the master servicer will be required to enforce any remedies against the servicer, and will either find a successor servicer or will assume the primary servicing obligations for the related Loans.  For information about each servicer that represents 20% or more of the Cut-off Date Principal Balance of the Group I Loans and each servicer that represents 20% or more of the Cut-off Date Principal Balance of the Group II Loans, see this section.

American Home Mortgage Servicing, Inc.

American Home Mortgage Servicing, Inc. (“American Home Servicing”) is a Maryland corporation.  American Home Servicing is engaged in the business of servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.  American Home Servicing has been servicing mortgage loans since its incorporation in 1972.  American Home Servicing may use subservicers with respect to all or a portion of the mortgage loans, although American Home Servicing is not using any subservicers as of the Cut-off Date.

American Home Servicing will send statements to borrowers and process the payments as received by depositing them within two business days into a custodial account.  If the borrower is delinquent, American Home Servicing will attempt to contact the borrower in an effort to make the borrower current.  If the borrower is delinquent for 90 days or more, American Home Servicing will begin the foreclosure process with respect to the borrower.  As part of the foreclosure process, a sale of the property may occur in which American Home Servicing may take possession of the property as “real estate owned” property, commonly known as an REO property.  American Home Servicing will manage any REO property in an attempt to maximize the proceeds from the sale to a third party.

The following table shows the size, composition, and growth of American Home Servicing’s portfolio of short-reset adjustable-rate mortgage (“ARM”) loans as of the dates indicated:

Short-Reset ARM Loans	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of September 30, 2006
Number of Loans	6,328	20,751	36,698	61,473
Principal Balance	$1,103,705,297	$4,762,653,643	$11,109,065,096	$21,516,450,581

With respect to the table above, a short-reset ARM is any ARM loan without an initial fixed-rate period or with an initial fixed-rate period of three years or less.

American Home Servicing is not aware that any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer, or a sub-servicer.  American Home Servicing is not aware of any material noncompliance with any applicable servicing criteria as to any other securitizations.  American Home Servicing outsources to various third-parties some of its obligations, including tracking of taxes and insurance and the management and sale of REO property.  However, all servicing decisions are made by American Home Servicing.

American Home Servicing is an affiliate of American Home Mortgage Investment Corp., also referred to in this section as AHMIC, a publicly-traded mortgage real estate investment trust that trades on the New York Stock Exchange under the symbol “AHM”.  American Home Servicing is a “taxable REIT subsidiary” of AHMIC.

Collections on the related mortgage loans will be maintained in a payment clearing account for two business days before being deposited into a specifically designated custodial account, segregated from the other assets of the securitization.

Because the mortgage loans are hybrid mortgage loans, American Home Servicing will be required to change the calculation of the monthly payment on each mortgage loan after the initial fixed-rate period.  American Home Servicing has procedures in place to change the amount of the monthly payment as reflected on the payment statements of the borrower.

American Home Servicing will generally only have the ability to modify Mortgage Loans in the case the related borrower is in default.  If American Home Servicing reduces the borrower’s monthly payment, the amount payable to the Trust may be reduced.

American Home Servicing does not have any custodial responsibility for the assets.  The Custodian has sole responsibility pursuant to the custodial agreement.

American Home Servicing is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities.

American Home Servicing is an affiliate of American Home Mortgage Corp., one of the Originators.

IndyMac Bank, F.S.B.

IndyMac Bank will act as servicer under the pooling and servicing agreement. The principal executive offices of IndyMac Bank are located at 888 East Walnut Street, Pasadena, California  91101-7211. IndyMac Bank has been master servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998.  As of the date of this term sheet supplement, IndyMac Bank is rated (x) by Fitch, “RPS2+” as a servicer of alt/A, prime and sub-prime mortgage loans, (y) by Moody’s, “SQ2-” as a primary servicer of sub-prime mortgage loans, SQ2 as a primary servicer of prime mortgage loans and “SQ2-” as a special servicer and (z) by S&P, “above average” as a primary servicer and “average” as a servicer and special servicer.

IndyMac Bank will be responsible for servicing the mortgage loans in accordance with the terms set forth in the pooling and servicing agreement employing the same degree of skill and care which it employs in servicing the mortgage loans comparable to the mortgage loans serviced by IndyMac Bank for itself or others.

IndyMac Bank will not have any custodial responsibilities for the mortgage loans.

As of December 31, 2003, December 31, 2004 and December 31, 2005, IndyMac Bank provided servicing for approximately $30.77 billion, $50.22 billion and $84.50 billion, respectively, in conventional mortgage loans owned by others.  As of the date of this term sheet supplement, no servicing related performance trigger has occurred as to any other securitization due to any act or failure to act on the part of IndyMac Bank nor has there been any material non-compliance by IndyMac Bank with applicable servicing criteria as to any other securitization as to which IndyMac Bank is a party.

IndyMac Bank handles foreclosures and delinquencies generally in accordance with industry practices, adopting such means and practices as are consistent with the obligations of the applicable servicing agreement and with the aim of maximizing proceeds to the owner of the Mortgage Loan.

IndyMac Bank intends to relocate certain default management, collections, and loss mitigation functions from California to Texas in 2007.  Fewer than 70 of the IndyMac Bank’s employees will be affected by this relocation.  Although certain of these employees will be offered the opportunity to relocate, IndyMac Bank expects that a substantial number of these employees may elect not to do so.

If a substantial number of employees in default management services resign prior to the relocation or elect not to relocate, the IndyMac Bank’s collection and default management processes may be disrupted which may result in an increase in delinquencies and defaults.  Although any increase in delinquencies and defaults is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in the collection and default management processes or as to the resulting effects on the yield of the certificates.  In an attempt to mitigate any disruptions in these processes, the IndyMac Bank will continue to provide default management services from its current offices in Pasadena, California and Kalamazoo, Michigan until the relocation of those services to Texas has been completed and the default management, collections, and loss mitigation functions in Texas are fully operational.

Certain static pool data and delinquency, cumulative loss and prepayment data for IndyMac Bank is available on the internet at http://regab.indymacbank.com/. On this website, you can view summary pool information as of the applicable cut-off date for securitizations previously sponsored by IndyMac and delinquency, cumulative loss and prepayment information as of each distribution date by securitization for the past five years or, since the applicable closing date for each securitization if the applicable closing date occurred less than five years from the date hereof. Each of these securitizations is unique, and the characteristics of each securitized mortgage pool vary from each other as well as from the mortgage loans to be included in the issuing entity described herein. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond IndyMac Bank’s control, such as housing prices and market interest rates.  The performance of these prior securitizations is likely not indicative of the future performance of the mortgage loans.

This static pool data is not deemed a part hereof, the prospectus or the registration statement, of which the prospectus is a part, to the extent that the static pool data relates to:

·  Prior securitized pools of IndyMac Bank that do not include the mortgage loans and that were established before January 1, 2006; or

·  In the case of information regarding the mortgage loans, information about the mortgage loans for periods before January 1, 2006.

AFFILIATES AND RELATED TRANSACTIONS

The sponsor and the depositor are affiliated entities and wholly owned subsidiaries of UBS Americas Inc.  There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the sponsor or the depositor that was entered into outside the ordinary course of business of each such party or in terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

Wells Fargo is the master servicer, trust administrator and the custodian, and if so specified on the related term sheet, may be a servicer, with respect to the related Loans.  See “Risk Factors –Failure of Master Servicer or Servicers to Perform May Adversely Affect Distributions on Certificates; Potential Conflict of Interest” in this term sheet supplement.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued pursuant to the Pooling and Servicing Agreement.  Set forth below is a description of the material terms and provisions pursuant to which the offered certificates will be issued.  The following description is subject to, and is qualified in its entirety by reference to, the actual provisions of the Pooling and Servicing Agreement.  When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the provisions or terms are as specified in the Pooling and Servicing Agreement.

The issuing entity will issue various classes of certificates. Only the certificates with an investment grade rating are offered pursuant to the registration statement.  The trust fund may also issue other classes of certificates which are not offered pursuant to the registration statement.

The offered certificates, other than certain classes of certificates specified in the related term sheet, will be issued in book-entry form as described below.  The offered certificates will be issued in the minimum dollar denominations set forth in the related term sheet.

Distributions on the offered certificates are required to be made by the trust administrator on the Distribution Date, to the persons in whose names the certificates are registered at the close of business on the related Record Date.

The classes of offered certificates will have the respective initial class principal balance or class notional balance set forth in the related term sheet.  The initial class principal balance and class notional balance of the certificates may vary in the aggregate by plus or minus the percentage specified in the related term sheet.

Possible Interest Types

As described in this term sheet supplement, certificates may be issued with the following interest payment characteristics:

Interest Types	Definition
Fixed Rate:	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate:	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.
Inverse Floating Rate:	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.
Variable Rate:

A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying loans).

Interest Only:

A class that receives some or all of the interest payments made on the underlying Loans or other assets of the trust fund and little or no principal.  Interest only classes have either a nominal principal balance or a notional amount.  A nominal principal balance represents actual principal that will be paid on the class.  It is referred to as nominal since it is extremely small compared to other classes.  A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only:	A class that does not bear interest and is entitled to receive only distributions of principal.
Partial Accrual:

A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class.  The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual:

A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date.  The accretion may continue until some specified event has occurred or until the accrual class is retired.

Possible Principal Types

As described in this term sheet supplement, certificates may be issued with the following principal payment characteristics:

Principal Type	Definition
Accretion Directed:

A class that receives principal payments from the accreted interest from specified accrual classes.  An accretion directed class also may receive principal payments from principal paid on the underlying Loans or other assets of the issuing entity.

Companion Class:

A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned amortization classes, targeted amortization classes or scheduled principal classes.

Component Certificates:

A class consisting of “components.” The components of a class of component certificates may have different principal and interest payment characteristics but together constitute a single class.  Each component of a class of component certificates may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS:

A class that, for the period of time specified in the related term sheet, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying Loans that are allocated disproportionately to the senior certificates because of the shifting interest structure of the certificates in the trust and/or (2) scheduled principal payments on the underlying Loans. During the lock-out period, the portion of the principal distributions on the underlying Loans that the NAS class is locked out of will be distributed to the other classes of senior certificates entitled to such amounts.

Notional Amount Certificates:	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.
Planned Amortization Class or PACs:

A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Loans.  These two rates are the endpoints for the “structuring range” for the planned amortization class.  The planned amortization classes in any series of certificates may be subdivided into different categories (e.g., primary planned amortization classes, secondary planned amortization classes and so forth) having different effective structuring ranges and different principal payment priorities.  The structuring range for the secondary planned amortization class of a series of certificates will be narrower than that for the primary planned amortization class of the series.

Principal Type	Definition
Scheduled Principal Class:

A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned amortization class or targeted amortization class.  In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Loans.  These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Sequential Pay:

Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired.  A single class that receives principal payments before or after all other classes in the same series of certificates may be identified as a sequential pay class.

Strip:	A class that receives a constant proportion, or “strip,” of the principal payments on the underlying Loans or other assets of the trust fund.
Super Senior:

A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class certificate balance of the support class is reduced to zero.

Support Class:

A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior class after the related classes of subordinated certificates are no longer outstanding.

Targeted Amortization Class or TACs:	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Loans.

Exchangeable Certificates

The holder of certain specified classes of certificates (the “REMIC Certificates”) in any combination identified in the related term sheet (a “REMIC Combination”), if any, may exchange all or part of each class of such REMIC Certificates for a proportionate interest in certain other certificates (the “Exchange Certificates”) in the related combination (an “Exchangeable Combination”) shown in the related term sheet.  The holder of each class of Exchange Certificates in an Exchangeable Combination may also exchange all or part of each such class of Exchange Certificates for a proportionate interest in each class of REMIC Certificates in the related REMIC Combination.  This process may occur repeatedly.

The classes of REMIC Certificates and Exchange Certificates that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related distributions of principal as well as any exchanges that occur.  REMIC Certificates in REMIC Combinations may be exchanged for Exchange Certificates in Exchangeable Combinations, and vice versa, only in the proportion that the original principal balances and notional amounts of such certificates bear to one another.

Holders of Exchange Certificates in any Exchangeable Combination will be the beneficial owners of an interest in the REMIC Certificates in the related REMIC Combination and will receive a proportionate share, in the aggregate, of the distributions on those certificates.  With respect to any Distribution Date, the aggregate amount of principal and interest distributable to all of the classes of  Exchange Certificates in any Exchangeable Combination on such Distribution Date will be identical to the aggregate amount of principal and interest distributable to all of the REMIC Certificates in the related REMIC Combination on such Distribution Date.

If a certificateholder wishes to exchange certificates, the certificateholder must notify the trust administrator by e-mail no later than two business days before the proposed exchange date.  The exchange date can only be a business day from and including the 25th day of the month to and including the business day prior to the last business day of the month, subject to the trust administrator’s approval.  The notice must be on the certificateholder’s letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each certificate to be exchanged and each certificate to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the certificates to be exchanged, the certificateholder’s DTC participant number and the proposed exchange date.  The certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the certificates.  A notice becomes irrevocable on the second business day before the proposed exchange date.  A $5,000 fee is payable to the trust administrator in connection with each exchange.

The trust administrator will make the first distribution on a REMIC Certificate or an Exchange Certificate received in an exchange transaction on the distribution date in the month following the month of the exchange to the certificateholder of record as of the close of business on the last day of the month of the exchange.

The characteristics of the Exchange Certificates in any Exchangeable Combination will reflect the characteristics of the related REMIC Certificates in the related REMIC Combination.  Investors should also consider a number of factors that will limit a certificateholder’s ability to exchange REMIC Certificates for Exchange Certificates and vice versa:

●  At the time of a proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange.

●  A certificateholder may be unable to obtain the REMIC Certificates or Exchange Certificates necessary to make a desired exchange.

●  A holder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

●  Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

●  Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

●  Only exchanges of REMIC Certificates and Exchange Certificates in the combinations listed in the related term sheet are permitted.

Book-Entry Certificates

The offered certificates, other than certain classes of certificates, will be book-entry certificates.  Persons acquiring beneficial ownership interests in the offered certificates will hold certificates through The Depository Trust Company (“DTC”), or indirectly through organizations which are participants in that system.  The book-entry certificates of each class will be issued in one or more certificates which equal the aggregate Certificate Principal Balance or Notional Amount of that class and will initially be registered in the name of Cede & Co., the nominee of DTC.  Except as described in the prospectus under “Description of the Securities—Book-Entry Registration of Securities,” no person acquiring a book-entry certificate will be entitled to receive a physical certificate.  Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC.  Beneficial owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement.  Beneficial owners are only permitted to exercise their rights indirectly through DTC and participants of DTC.  For a discussion of DTC, see “Description of the Securities—Book-Entry Registration of Securities” in the prospectus.  For information with respect to tax documentation procedures relating to the certificates, see “Federal Income Tax Consequences—REMICs—Taxation of Certain Foreign Investors—Regular Securities” and “—REMICs—Backup Withholding” in the prospectus.

Physical Certificates

Certain classes of certificates will be issued in fully registered, certificated form.  Such certificates will be transferable and exchangeable at the office of the trust administrator.  Under the Pooling and Servicing Agreement, the trust administrator will initially be appointed as the certificate registrar.  No service charge will be made for any registration of transfer or exchange of such certificates but payment of a sum sufficient to cover any tax or other governmental charge may be required by the trust administrator.  Such certificates will be subject to certain restrictions on transfer.

Distributions of principal and interest, if any, on each Distribution Date on such certificates will be made to the persons in whose names such certificates are registered at the close of business on the Record Date.  Distributions will be made by check or money order mailed to the person entitled to them at the address appearing in the certificate register or, to the extent permitted in the Pooling and Servicing Agreement, upon written request by the certificateholder to the trust administrator, by wire transfer to a United States depository institution designated by such certificateholder and acceptable to the trust administrator or by such other means of payment as such certificateholder and the trust administrator may agree; provided, however, that the final distribution in retirement of such certificates will be made only upon presentation and surrender of such certificates at the office or agency of the trust administrator specified in the notice to the holders thereof of such final distribution.

Allocation of Available Funds

Non-Overcollateralization Series

The following applies only to a Non-Overcollateralization Series.

Distributions to holders of each class of senior certificates in each certificate group will be made on each Distribution Date from Available Funds related to that loan group and, to the extent of cross collateralization payments described under “—Subordination—Cross Collateralization” below, from Available Funds for each other loan group remaining after payment of the senior certificates related to such other loan group.  Distributions to holders of the Class PO certificates will be made on each Distribution Date from Available Funds related to any loan group contributing to the Class PO certificates.  Distributions to holders of the Class A-X certificates will be made on each Distribution Date from Available Funds related to any loan group contributing to the Class A-X Certificates. Distributions to holders of the subordinate certificates will be made on each Distribution Date from Available Funds related to each of the related loan groups in the aggregate remaining after distribution of amounts due to all related senior certificates.

On each Distribution Date, the Available Funds for each loan group will be distributed in the order of priority set forth below among the certificates to the extent available:

first, concurrently, from the Available Funds for each loan group, to the senior certificates related to such loan group, pro rata, the applicable Accrued Certificate Interest for that Distribution Date;

second, concurrently, from the Available Funds for each loan group, to the senior certificates (including any related principal only certificates) related to such loan group, concurrently, as follows:

(1)  to the senior certificates related to such loan group, the Senior Optimal Principal Amount for that loan group for that Distribution Date in the order specified in the related term sheet; and

(2)  to the Class PO certificates, the PO Principal Distribution Amount for such loan group, if applicable, for that Distribution Date, until its certificate principal balance is reduced to zero;

third, on any Distribution Date on or prior to the Cross-Over Date, (i) first, from any PO Recoveries for that Distribution Date related to any loan group, to the related Class of Class PO certificates, if any, up to the aggregate of the PO Deferred Amount for any such loan group for that Distribution Date and (ii) second, from the remaining Available Funds for any loan group, to the related Class of Class PO certificates, up to the aggregate of the remaining PO Deferred Amount for such loan group for that Distribution Date; provided that, (1) on any Distribution Date, the aggregate of the distributions pursuant to clause (ii) of this priority third of the PO Deferred Amount for the loan groups contributing to the Class PO certificates will not exceed the Subordinate Principal Distribution Amount related to such loan groups for that Distribution Date, (2) such distributions will not reduce the certificate principal balance of the Class PO certificates and (3) no distribution will be made in respect of any such PO Deferred Amount on or after the Cross-Over Date;

fourth, from the remaining Available Funds for each loan group, sequentially, to each class of subordinate certificates related to such loan group or loan groups, in ascending numerical order:  (1) the Accrued Certificate Interest on that class for that Distribution Date and (2) that class of certificates’ Allocable Share for that Distribution Date; and

fifth, to the residual certificates, as applicable, any remaining portion (which is expected to be zero) of the Available Funds for that Distribution Date.

Overcollateralization Series

The following applies only to an Overcollateralization Series.

On each Distribution Date, the aggregate Available Funds for all loan groups will be distributed in the following amounts and order of priority:

first, to each class of interest only certificates, the Current Interest and the Interest Carry Forward Amount for such class and such Distribution Date;

second, concurrently, to the classes of senior certificates (other than the interest only certificates), pro rata, the Current Interest and the Interest Carry Forward Amount for each such class and such Distribution Date;

third, sequentially, to the subordinate certificates in ascending numerical order, the Current Interest for each such class and such Distribution Date;

fourth,  (A) for each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, in an amount up to the Principal Distribution Amount for that Distribution Date, to the senior certificates, in the order of priority specified in the related term sheet;

(B) on each Distribution Date on or after the Stepdown Date so long as a Trigger Event is not in  effect:

(i)  in an amount up to the Senior Principal Distribution Amount for that Distribution Date, to the senior certificates, in the order of priority specified in the related term sheet;

(ii)  second, sequentially, to the subordinate certificates in ascending numerical order, in an amount up to the Mezzanine Principal Distribution Amount for each such class, until their respective Class Principal Balances are reduced to zero;

fifth, sequentially, to the subordinate certificates in ascending numerical order, the Interest Carry Forward Amount for each such class and such Distribution Date;

sixth, concurrently, pro rata based on the aggregate Unpaid Realized Loss Amount for the senior certificates (other than the interest only certificates) related to each loan group;

seventh, sequentially, to the subordinate certificates in ascending numerical order, in an amount up to the Unpaid Realized Loss Amount for each such class;

eighth, to certain other classes of certificates, in an amount up to the amount of Net Rate Carryover for such class;

ninth, concurrently, to the classes of senior certificates (other than the interest only certificates), pro rata based on the amount of Net Rate Carryover with respect to such class of certificates, in an amount up to the amount of Net Rate Carryover for each such class;

tenth, sequentially, to the subordinate certificates in ascending numerical order, in an amount up to the amount of Net Rate Carryover for each such class; and

eleventh, to certain other classes of certificates, in each case in the amounts specified in the Pooling and Servicing Agreement;

provided that any distributions pursuant to priorities sixth through tenth above will be made prior to any distributions from the Carryover Reserve Fund and the interest rate cap account or interest rate swap account, if any.

Any Interest Carry Forward Amounts, Unpaid Realized Loss Amounts or Net Rate Carryovers that remain after the class principal balance of the related class of certificates is reduced to zero will be extinguished.

Interest

Interest will accrue on the certificates (other than the principal only certificates) on their respective  certificate principal balances or notional amounts, as applicable, at the applicable Pass-Through Rate during each Interest Accrual Period.

“Pass-Through Rate” means the pass-through rates of the certificates (other than any class of principal only certificates) for any Distribution Date that will be calculated as described in the related term sheet.

Non-Overcollateralization Series

The following applies only to a Non-Overcollateralization Series.

The “Accrued Certificate Interest” for each class of certificates (other than the principal only certificates) for each Distribution Date will be an amount equal to (1) the interest accrued at such class’ Pass-Through Rate during the related Interest Accrual Period on the certificate principal balance or the notional amount, as applicable, of such class of certificates, minus each class’ pro rata share of any related Net Interest Shortfalls, the interest portion of any Excess Losses through the related Cross-Over Date to the extent allocated to such class and, after the related Cross-Over Date, the interest portion of Realized Losses, including Excess Losses to the extent allocated to such class plus (2) any Accrued Certificate Interest for that class remaining undistributed from previous Distribution Dates.

The principal only certificates are principal only certificates and will not accrue interest.

With respect to any Distribution Date, the “Net Interest Shortfall” for any loan group will equal the sum of:

·  the aggregate amount of interest that would otherwise have been received for each Loan in that loan group that was the subject of a Relief Act Reduction (such amount, the “Interest Shortfall”); and

·  any related Net Prepayment Interest Shortfall.

With respect to any Distribution Date, the “Net Prepayment Interest Shortfall” for any loan group will equal the aggregate Prepayment Interest Shortfalls with respect to that Distribution Date less any Compensating Interest for that loan group.

With respect to each loan group, any Net Interest Shortfall and the interest portion of any Excess Losses through the related Cross-Over Date and, after the related Cross-Over Date, the interest portion of any Realized Losses will, on each Distribution Date, be allocated among all the outstanding certificates entitled to distributions of interest in proportion to the amount of Accrued Certificate Interest that would have been allocated to the applicable certificate in the absence of the shortfall and losses.  The amount of Accrued Certificate Interest that would have been allocated to the certificates will be as set forth in the related term sheet.

The interest portion of any Realized Losses (other than Excess Losses) occurring prior to the related Cross-Over Date will not be allocated among any certificates, but will reduce the amount of Available Funds for the related loan group on the related Distribution Date.  As a result of the subordination of the subordinate certificates, such losses will be borne first by the outstanding subordinate certificates related to such loan group in inverse order of priority.

If Available Funds and available credit enhancement for any loan group are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the classes of senior certificates (other than the principal only certificates) related to such loan group, any shortfall in available amounts will be allocated among those classes, in proportion to the amounts of Accrued Certificate Interest otherwise distributable to those classes.  The amount of any such undistributed Accrued Certificate Interest will be added to the amount of interest to be distributed on those certificates entitled to distributions of interest on subsequent Distribution Dates in accordance with the definition of Accrued Certificate Interest.  No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous Distribution Dates.

Overcollateralization Series

The following applies only to an Overcollateralization Series.

The “Interest Remittance Amount” for any Distribution Date and loan group is equal to:

(a)  the sum, without duplication, of:

(1)  all scheduled interest on the Loans in that loan group due on the related Due Date that are received on or prior to the related Determination Date, less the related Servicing Fees and payments made in respect of premiums on lender paid insurance loans, if any,

(2)  all interest on prepayments on the Loans in that loan group, other than Prepayment Interest Excess,

(3)  all Advances relating to interest in respect of the Loans in that loan group,

(4)  amounts paid by any servicer or the master servicer in respect of Compensating Interest for that loan group, and

(5)  liquidation proceeds on the Loans in that loan group received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

minus

(b)  all non-recoverable Advances in respect of the Loans in that loan group relating to interest and certain expenses reimbursed since the prior Due Date.

“Current Interest,” with respect to each class of offered certificates and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Interest Accrual Period on the class principal balance or notional amount, as applicable, of such class immediately prior to such Distribution Date.

“Interest Carry Forward Amount,” with respect to each class of offered certificates and each Distribution Date, is the excess of:

(a)  Current Interest for such class with respect to prior Distribution Dates, over

(b)  the amount actually distributed to such class with respect to interest on prior Distribution Dates.

Calculation of One-Month LIBOR

If the Pass-Through Rate for any class of certificates is based on One-Month LIBOR, on the second LIBOR business day preceding the commencement of each Interest Accrual Period with respect to the offered certificates, the trust administrator will determine One-Month LIBOR.  One-Month LIBOR is the London interbank offered rate for one-month United States dollar deposits as this rate appears on the Telerate Page 3750, as of 11:00 a.m. London time on the LIBOR Determination Date.  “LIBOR business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; “Telerate Page 3750” means the display page currently so designated on the Telerate Service or other page as may replace that page on that service for the purpose of displaying comparable rates or prices.  If that rate does not appear on that page, the trust administrator will determine One-Month LIBOR, in the manner set forth in the Pooling and Servicing Agreement, on the basis of the rates at which one-month United States dollar deposits are offered by three major banks in the London interbank market as of 11:00 a.m. London time on the interest determination date.

The establishment of One-Month LIBOR on each interest determination date by the trust administrator and the trust administrator’s calculation of the rate of interest applicable to the LIBOR Certificates for the related Accrual Period will, absent manifest error, be final and binding.

Calculation of One-Year MTA

If the Pass-Through Rate for any class of certificates is based on One-Year MTA, on each interest determination date, MTA will be equal to a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)”, determined by averaging the monthly yields for the most recent twelve months.  The MTA used for each Interest Accrual Period will be the most recent MTA figure available as of fifteen days prior to the commencement of that Interest Accrual Period.

If MTA is no longer available, the trust administrator will choose a new index for the MTA certificates that is based on comparable information.  When the trust administrator chooses a new index for the MTA certificates, it will increase or decrease the related margin by the difference between MTA for the final three years it was in effect and the average of the most recent three years for the replacement index.  The related margin will be increased by that difference if the average MTA is greater than the average replacement index and the related margin will be decreased by that difference if the replacement index is greater than the average MTA.  The trust administrator will have no liability for the selection of such alternative index (and will be entitled to rely on such advice, if any, as it may deem appropriate in such selection), except that the trust administrator will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the trust fund’s expense) that the selection of such index will not cause any REMIC to lose its classification as a REMIC for federal income tax purposes.

The establishment of MTA on each interest determination date by the trust administrator and the trust administrator’s calculation of the rate of interest applicable to the MTA Certificates for the related Accrual Period will, absent manifest error, be final and binding.

Carryover Reserve Fund

With respect to any Overcollateralization Series, for certain classes of certificates and any Distribution Date, the “Net Rate Carryover” for such class will equal the sum of:

(a)  the excess, if any, of:

(i)  the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Interest Accrual Period not been calculated based on the related net rate cap or had the related net rate cap been equal to the related Pass-Through Rate, over

(ii)  the amount of interest such class accrued on such Distribution Date based on the related net rate cap, and

(b)  the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the related net rate cap).

Any financial guaranty insurance policy, if issued, will not cover Net Rate Carryover or shortfalls in interest collections on the Loans that are attributable to Prepayment Interest Shortfalls, net Deferred Interest or the application of the Relief Act.

Pursuant to the terms of the Pooling and Servicing Agreement, the trust administrator will establish an account (the “Carryover Reserve Fund”), which will be held in trust by the trust administrator on behalf of the holders of the certificates that are entitled to reimbursements for Net Rate Carryover.  The Carryover Reserve Fund will not be an asset of any REMIC.  The Carryover Reserve Fund will be the sole source of payments to the holders of such certificates with respect to any Net Rate Carryover on such certificates.

On the Closing Date, the depositor may deposit a certain amount in the Carryover Reserve Fund, as specified in the related term sheet.  Such deposit by the depositor may be expected to be sufficient to cover any Net Rate Carryover on the offered certificates with respect to the first Distribution Date. On the first Distribution Date, such amount will be distributed as set forth in the related term sheet and any amount that remains after payment of any Net Rate Carryover to the certificates on the first Distribution Date will be distributed to the entity specified in the related term sheet and will not be available to cover any Net Rate Carryover on subsequent Distribution Dates.

Overcollateralization Provisions

With respect to any Overcollateralization Series, the net weighted average coupon for the Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the classes of certificates.  As a result, interest collections on the Loans net of Deferred Interest are expected to be generated in excess of the amount of interest payable to the holders of the related certificates and the related fees and expenses payable by the issuing entity.  The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the related classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

Deferred Interest

With respect to each Loan and each related Due Date, “Deferred Interest” will be the excess, if any, of the amount of interest accrued on such Loan from the preceding Due Date to such Due Date over the monthly payment due for such Due Date. Such excess may occur because the Mortgage Rates of the Loans adjust monthly, while the monthly payment generally adjusts annually, or as a result of the application of the payment caps, in either case, resulting in negative amortization.

Ratio Stripping

With respect to a Non-Overcollateralization Series, the Loans in each loan group may be divided into one or more segregated Collateral Groups in a process known as “ratio-stripping”.  The scheduled Principal Balance of each Loan will be allocated, based on such Loan’s Net Mortgage Rate, either (i) to one of such Collateral Groups only or (ii) between both of such Collateral Groups, based on two fixed fractions that differ among Loans (in each case, the “Applicable Fractions”).  Each Collateral Group will represent a total dollar amount of principal of Loans consisting of differing percentages of the interest on, and principal of, particular Loans, calculated so that the principal and interest due on each Loan is treated as if that Loan were two Loans bearing interest at two different effective Net Mortgage Rates (each such rate, an “Effective Net Mortgage Rate”), one higher than and one lower than the original Net Mortgage Rate of such Loan. The “Net Mortgage Rate” of each Loan will equal its mortgage interest rate minus the Servicing Fee Rate and lender paid mortgage insurance rate, if applicable, for such Loan. This allocation enables each loan group to be treated as if such loan group were made up of two Collateral Groups bearing interest at various fixed rates.  This allocation will affect the rate of repayment of your certificates because principal payments collected on each Loan in any loan group will be allocated to one of the related Collateral Groups, or to both of the related Collateral Groups, and used to repay one or more classes of certificates related to those Collateral Groups.

Principal

Distributions in reduction of the certificate principal balance of each certificate entitled to principal distributions will be made on each Distribution Date.  The interest only certificates do not have a certificate principal balance and will not be entitled to distributions of principal.

Non-Overcollateralization Series

The following applies only to a Non-Overcollateralization Series.

Distributions in reduction of the certificate principal balance of each class of senior certificates of a group entitled to principal distributions will be made on each Distribution Date as described in the second paragraph under “—Allocation of Available Funds” above in accordance with priority second.  The Available Funds related to such group remaining after the distribution of interest will be allocated to the senior certificates of such group (other than the interest only certificates) in an aggregate amount not to exceed the sum of the Senior Optimal Principal Amount for such group and the PO Principal Distribution Amount for such group, if any, for the respective Distribution Date.

Distributions in reduction of the certificate principal balances of the subordinate certificates will be made on each Distribution Date as described in the second paragraph under “—Allocation of Available Funds” above in accordance with priority fourth, as adjusted for cross collateralization as described under “—Subordination—Cross Collateralization” below.

If the Class Prepayment Distribution Trigger is not satisfied for a class of outstanding subordinate certificates on any Distribution Date, this may have the effect of accelerating the amortization of more senior ranking classes of the subordinate certificates because the amount of partial or full principal prepayments, net liquidation proceeds and net insurance proceeds otherwise distributable to such class will be distributable among the outstanding subordinate certificates as to which the Class Prepayment Distribution Trigger has been satisfied, on a pro rata basis.  On any Distribution Date, any reduction in funds available for distribution to the classes of subordinate certificates resulting from a distribution of any PO Deferred Amounts to the Class PO certificates, or to cover any shortfalls in distributions of principal to the senior certificates of any group due to a shortfall in Available Funds for such group, will be allocated to the classes of subordinate certificates, in inverse order of priority.

As of any Distribution Date, principal on the senior certificates in a group will generally be paid from collections or Advances allocated to the related loan group.

As described in greater detail below, amounts distributable to the senior certificates and subordinate certificates in respect of a loan group will additionally be allocated between such senior and subordinate certificates on the basis of the Senior Optimal Principal Amount for that loan group and the Subordinate Optimal Principal Amount for such loan group.  Such allocation, in particular, will for specified periods result in a disproportionate distribution of prepayments between such senior and subordinate certificates.

Overcollateralization Series

The following applies only to an Overcollateralization Series.

The “Principal Remittance Amount,” for any Distribution Date and loan group is equal to:

(a)  the sum, without duplication, of:

(i)  the scheduled principal collected or advanced on the Loans in that loan group with respect to the related Due Date,

(ii)  prepayments on the Loans in that loan group collected in the related Prepayment Period,

(iii)  the Stated Principal Balance of each Loan in that loan group that was repurchased by a seller or purchased by the master servicer with respect to that Distribution Date,

(iv)  any Substitution Adjustment Amounts in respect of Loans in that loan group, and

(v)  all liquidation proceeds in respect of Loans in that loan group (to the extent such liquidation proceeds relate to principal) and all Subsequent Recoveries in respect of Loans in that loan group received during the related Prepayment Period, minus

(b)  all non-recoverable Advances relating to principal on the Loans in that loan group and certain expenses reimbursed since the prior Due Date.

The “Class Principal Balance” of any class of offered certificates (other than the interest only certificates) as of any Distribution Date is the initial class principal balance of the class reduced by the sum of:

(i)  all amounts previously distributed to holders of certificates of the class as scheduled and unscheduled payments of principal; and

(ii)  the Applied Realized Loss Amounts allocated to the class;

provided, however, that the Class Principal Balance of the classes to which Applied Realized Loss Amounts have been allocated will be increased sequentially in the order of payment priority from highest to lowest, by the amount of Subsequent Recoveries on the Loans in the related loan group distributed as principal to any class of related certificates, but not by more than the amount of Applied Realized Loss Amounts previously allocated to reduce the Class Principal Balance of that class of certificates.  See “The Pooling and Servicing Agreement—Realization Upon Defaulted Loans” in the prospectus.

Although Subsequent Recoveries, if any, will be allocated to increase the Class Principal Balance of a class of certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount for the applicable loan group and will be distributed in the priority set forth below under “—Principal,” and therefore such Subsequent Recoveries may not to be used to make any principal payments on the class or classes of certificates for which the Class Principal Balance has been increased by allocation of Subsequent Recoveries as described above.  Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Principal Balance for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

If the overcollateralization amount is zero and there is a Realized Loss on a Loan, the Class Principal Balance of the class of subordinate certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate of the Class Principal Balances of all the classes of certificates in the related certificate group, following all distributions on any Distribution Date, exceeds the aggregate Stated Principal Balance of the Loans as of the Due Date occurring in the month of the Distribution Date (after giving effect to unscheduled receipts of principal in the Prepayment Period related to that Due Date).

The “Principal Distribution Amount,” with respect to each Distribution Date, is the excess, if any, of:

(a)  the aggregate Class Principal Balance of the certificates (other than the interest only certificates) immediately prior to such Distribution Date, over

(b)  the excess, if any, of (a) the aggregate Stated Principal Balance of the Loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period), over (b) the Overcollateralization Target Amount for such Distribution Date.

The Principal Distribution Amount with respect to a loan group or the “Group Principal Distribution Amount” will be equal to the product of (i) the Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for that loan group for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all loan groups for that Distribution Date.

“Senior Principal Distribution Amount” for any Distribution Date, will equal the excess of:

(a)  the aggregate Class Principal Balance of the senior certificates (other than the interest only certificates) immediately prior to such Distribution Date, over

(b)  the lesser of (A) the product of (i) (x) the percentage specified in the related term sheet on any Distribution Date on or after the Stepdown Date and prior to the Distribution Date specified in the related term sheet or (y) the percentage specified in the related term sheet on any Distribution Date on or after the Stepdown Date and on or after the Distribution Date specified in the related term sheet and (ii) the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor.

The Senior Principal Distribution Amount with respect to each Distribution Date and a loan group is equal to the product of (i) the Senior Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for that loan group for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all of the loan groups for that Distribution Date.

“Subordinate Principal Distribution Amount” for any class of subordinate certificates and Distribution Date will equal the excess of:

(1)  the sum of:

(a)  the aggregate Class Principal Balance of the senior certificates (other than the interest only certificates) (after taking into account the distribution of the Senior Principal Distribution Amount for such Distribution Date),

(b)  the aggregate Class Principal Balance of any class(es) of subordinate certificates that are senior to the subject class (in each case, after taking into account the distribution of the applicable Subordinate Principal Distribution Amount(s) for such more senior class(es) of certificates for such Distribution Date), and

(c)  the Class Principal Balance of such class of subordinate certificates immediately prior to such Distribution Date, over

(2)  the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of subordinate certificates for that Distribution Date and (y) the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor;

provided, however, that if the Class Principal Balance of each class of senior certificates (other than the interest only certificates) has been reduced to zero, and such class of subordinate certificates is the only class of subordinate certificates outstanding on such Distribution Date, that class of subordinate certificates will be entitled to receive the entire remaining Principal Distribution Amount until its Class Principal Balance is reduced to zero.

The “Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” with respect to each class of subordinate certificates will equal the respective percentages specified in the related term sheet.

“OC Floor” means an amount equal to the percentage specified in the related term sheet of the aggregate Stated Principal Balance of the Loans as of the Cut-off Date.

“Overcollateralization Target Amount” means with respect to any Distribution Date, an amount specified in the related term sheet.

“Stepdown Date” is the date specified in the related term sheet.

A “Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

A “Delinquency Trigger Event” is in effect with respect to a Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate for the outstanding Loans equals or exceeds the percentage specified in the related term sheet.

The “Senior Enhancement Percentage” with respect to any Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

(1)  the numerator of which is the excess of:

(a)  the aggregate Stated Principal Balance of the Loans for the preceding Distribution Date over

(b)  (i) before the aggregate Class Principal Balance of the senior certificates (other than the interest only certificates) has been reduced to zero, the aggregate Class Principal Balance of the senior certificates (other than the interest only certificates), or (y) after such time, the Class Principal Balance of the most senior class of subordinate certificates outstanding, as of the Business Day immediately preceding the Distribution Date in the calendar month prior to the month of such Distribution Date, and

(2)  the denominator of which is the aggregate Stated Principal Balance of the Loans for the preceding Distribution Date.

A “Cumulative Loss Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Loans from (and including) the Cut-off Date for each such Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Loans, as specified in the related term sheet.

“Unpaid Realized Loss Amount” means for any class of certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Principal Balance of that class due to the allocation of Subsequent Recoveries to the Class Principal Balance of that class.

The “Rolling Sixty-Day Delinquency Rate,” with respect to any Distribution Date on or after the Stepdown Date is the average of the Sixty-Day Delinquency Rates for the two immediately preceding Distribution Dates.

The “Sixty-Day Delinquency Rate,” with respect to any Distribution Date on or after the Stepdown Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all Loans that were 60 or more days Delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Loans as of the related Due Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

A “Realized Loss” with respect to any Distribution Date and any defaulted Loan, is the excess of the Stated Principal Balance of such defaulted Loan over the liquidation proceeds allocated to principal that have been received with respect to such Loan on or at any time prior to the Due Date after such Loan has been liquidated.

“Subsequent Recoveries” are unexpected recoveries received after the determination by the related servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the related servicer in connection with the liquidation of any Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Recoveries

With respect to a Non-Overcollateralization Series, prior to the Cross-Over Date, Non-PO Recoveries received during a Prepayment Period with respect to a loss on a Loan in a loan group  will be treated as a principal prepayment and will result in a payment of principal to one or more corresponding classes of related certificates on the related Distribution Date.  It is possible that such payment will not be made to the class that originally bore the loss.  Further, even though a class may have previously had its certificate principal balance reduced as a result of a loss for which there is later a Non-PO Recovery, that class will not be entitled to any interest on the amount of such reduction.  Because such Non-PO Recoveries result in a payment of principal to certain classes without a corresponding decrease in the aggregate Principal Balance of the Loans, the certificate principal balance of one or more classes of certificates that have been allocated Realized Losses, will be increased, as follows:

first, up to the amount of the Non-PO Recoveries with respect to any loan group, the certificate principal balance of each class of senior certificates (other than the Class PO certificates and the interest only certificates) of the certificate group corresponding to that loan group will be increased, pro rata on the basis of the amount of unrecovered Realized Losses previously allocated to such class, up to the amount of unrecovered Realized Losses previously allocated to such class, if any; and

second, up to the amount of the Non-PO Recoveries with respect to any loan group remaining after allocation pursuant to clause first,  the Certificate Principal Balance of each class of subordinate certificates, in order of seniority, will be increased by the amount of unrecovered Realized Losses previously allocated to such class, if any.

Commencing on the Cross-Over Date, the amount of any Recovery on a Loan received during a Prepayment Period will be distributed to the related senior certificates, without a corresponding reduction in their certificate principal balances, as follows:  (i) the PO Percentage of the Recovery will be distributable to the related Class PO certificates, and (ii) the amount of the Recovery remaining after distribution pursuant to the preceding clause (i) will be distributable to the classes of senior certificates (other than the related Class PO certificates and related interest only certificates) of the certificate group corresponding to that loan group, pro rata on the basis of the amount of unrecovered Realized Losses previously allocated to such class.

Allocation of Losses

Non-Overcollateralization Series

The following applies only to a Non-Overcollateralization Series.

On each Distribution Date, the applicable PO Percentage of the principal portion of any Realized Loss (including any Excess Loss) on any Discount Loan contributing to a loan group will be allocated to the related Class of Class PO certificates, if any, until the Certificate Principal Balance of such certificates is reduced to zero.

On each Distribution Date prior to the Cross-Over Date, distributions in respect of the PO Deferred Amount for a loan group will be made on the related Class PO certificates in accordance with priority third of the second paragraph under “—Allocation of Available Funds” above to the extent of any PO Recoveries and any other Available Funds remaining after distributions in accordance with priority second of that paragraph.  Any distribution of such PO Recoveries and any other Available Funds in respect of the applicable PO Deferred Amount will not reduce the certificate principal balance of the Class PO certificates.  No interest will accrue on any PO Deferred Amount.  On each Distribution Date prior to the Cross-Over Date, the certificate principal balance of the most subordinate class of the subordinate certificates then outstanding will be reduced by the amount of any distributions made on the Distribution Date to the Class PO certificates in respect of any PO Deferred Amounts through the operation of the Class PO Deferred Payment Writedown Amount.  After the Cross-Over Date, no distributions will be made in respect of any PO Deferred Amount and Realized Losses will be allocated to the Class PO certificates without a right of reimbursement from any other class of certificates.

Prior to the Cross-Over Date, the applicable Non-PO Percentage of the principal portion of any Non-Excess Realized Loss in a loan group will be allocated among the outstanding classes of related subordinate certificates, in inverse order of priority of payment, until the certificate principal balance of each class has been reduced to zero.

Commencing on the Cross-Over Date, the applicable Non-PO Percentage of the principal portion of any Realized Loss in a loan group will be allocated among the outstanding classes of the senior certificates (other than the Class PO certificates and the interest only certificates) of the certificate group related to the Loan that incurred the Realized Loss, pro rata, based on their outstanding certificate principal balances; provided however that after the date on which the aggregate principal balance of the subordinate certificates has been reduced to zero, other than certain excess loses, losses allocated to the super senior certificates will be borne by the senior support certificates (in addition to other losses allocated to such class) so long as the principal balance of the senior support certificates, is greater than zero.

With respect to any loan group, the applicable Non-PO Percentage of the principal portion of any Excess Loss in such loan group for any Distribution Date will be allocated pro rata among all outstanding classes of senior certificates entitled to principal distributions of the related certificate group (other than the Class PO Only certificates) and all the outstanding subordinate certificates, in each case, based on their then outstanding certificate principal balances (except, with respect to such subordinate certificates, based on its pro rata share of the related Subordinate Amount).

On each Distribution Date, a subordinate certificate writedown amount, if any, will be deemed a Realized Loss, and will be allocated to the most subordinate class of subordinate certificates then outstanding.

A Deficient Valuation may result from the personal bankruptcy of a borrower if the bankruptcy court establishes the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Loan secured by such Mortgaged Property and reduces the secured debt to such value.  In such case, the trust, as the holder of such Loan, would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such Loan and such reduced secured debt.

All allocations of Realized Losses to a class of certificates will be accomplished on a Distribution Date by reducing the certificate principal balance of the class by the appropriate share of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on the certificates commencing on the following Distribution Date.

The interest portion of all Realized Losses will be allocated among the applicable outstanding classes of certificates of the related loan group entitled to distributions of interest as described under “―Interest” above.

No reduction of the certificate principal balance of any class of senior certificates (other than the interest only certificates and principal only certificates) will be made on any Distribution Date on account of any Realized Loss to the extent that the reduction would have the effect of reducing the aggregate certificate principal balance of all of the senior certificates and subordinate certificates as of that Distribution Date to an amount less than the aggregate Principal Balance for each loan group as of the following Distribution Date minus (i) any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero and minus (ii) the PO Percentage of any related Discount Loans.

Debt Service Reductions are not Realized Losses, and the principal portion of Debt Service Reductions will not be allocated in reduction of the certificate principal balance of any certificate.  However, after the Bankruptcy Loss Coverage Amount has been reduced to zero, the portion of the Senior Optimal Principal Amount relating to a Group, any applicable PO Principal Distribution Amount and Subordinate Optimal Principal Amount relating to a Group representing scheduled principal payments will be reduced by the amount of the principal portion of any Debt Service Reductions  related to that loan group.  Regardless of when they occur, Debt Service Reductions related to a loan group may reduce the amount of Available Funds of that loan group otherwise available for distribution on a Distribution Date.  As a result of the subordination of the subordinate certificates, the reduction in Available Funds of any loan group resulting from any Debt Service Reductions will be borne by the subordinate certificates (to the extent then outstanding) in inverse order of priority.

Overcollateralization Series

The following applies only to an Overcollateralization Series.

After the credit enhancement provided by excess cashflow, funds in the interest rate cap account or interest rate swap account, if any, and overcollateralization (if any) has been exhausted, collections otherwise payable to the subordinate certificates will comprise the sole source of finds from which credit enhancement is provided to the related senior certificates.

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Principal Balance of the certificates (other than the interest only certificates) exceeds the aggregate Stated Principal Balance of the Loans, the amount of such excess will be applied, first, to reduce the Class Principal Balances of the subordinate certificates, in descending numerical order, in each case until their respective Class Principal Balances are reduced to zero and, second, pro rata, to the senior certificates related to each loan group (other than the interest only certificates) to reduce the Class Principal Balances of the senior certificates until their respective Class Principal Balance is reduced to zero.  Any such reduction described in this paragraph is an “Applied Realized Loss Amount.”

Interest on any class of certificates, the Class Principal Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above, will accrue for the related class of certificates on the Class Principal Balance as so reduced unless the Class Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Principal Balance of such class as described in the definition of Class Principal Balance above.

Subordination for Non-Overcollateralization Series

The following applies only to a Non-Overcollateralization Series.

Priority of Senior Certificates

The rights of the holders of the subordinate certificates to receive distributions with respect to the Loans will be subordinate to such rights of the holders of the related senior certificates, to the extent described above.  The subordination of the subordinate certificates is intended:

(1)  to enhance the likelihood of timely receipt by the holders of the related senior certificates (to the extent of the subordination of the subordinate certificates) of the full amount of the scheduled monthly distributions of principal and interest allocable to the related senior certificates; and

(2)  to afford the holders of the related senior certificates (to the extent of the subordination of the subordinate certificates) protection against Realized Losses, to the extent described above.

If Realized Losses in any loan group exceed the credit support provided to the related senior certificates, or if Excess Losses in any of such loan groups occur, all or a portion of such losses will be borne by those senior certificates.

The protection afforded to the holders of the senior certificates by means of the subordination feature will be accomplished by:

(1)  the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the subordinate certificates, in accordance with the paydown rules specified under “—Allocation of Available Funds” above, the amounts due to the holders of such senior certificates on each Distribution Date out of the related Available Funds on that Distribution Date and, if necessary, by the right of holders to receive future distributions on the Loans that would otherwise have been payable to the holders of the subordinate certificates;

(2)  the allocation to the subordinate certificates of the applicable Non-PO Percentage of the principal portion of any related Non-Excess Realized Loss to the extent set forth in this term sheet supplement; and

(3)  the allocation to the subordinate certificates of the applicable PO Percentage of the principal portion of any Non-Excess Realized Loss on a related Discount Loan to the extent set forth in this term sheet supplement through the operation of any Class PO Deferred Payment Writedown Amount.

The allocation of the principal portion of Realized Losses described in this term sheet supplement to the subordinate certificates on any Distribution Date will decrease the protection provided to the related senior certificates then outstanding on future Distribution Dates by reducing the aggregate Certificate Principal Balance of those subordinate certificates then outstanding.

In addition, in order to extend the period during which the subordinate certificates remain available as credit enhancement for the senior certificates, the entire amount of the applicable Non-PO Percentage of any prepayment of principal with respect to a Loan will be allocated to the senior certificates of the related certificate group then entitled to principal distributions (other than the related Class PO certificates) during at least the first five years after the date of initial issuance of the certificates, with such allocation being subject to reduction thereafter as described in this term sheet supplement.  This allocation has the effect of accelerating the amortization of the related senior certificates as a group (other than the related Class PO certificates) while, in the absence of losses in respect of the Loans, increasing the percentage interest in the principal balance of the Loans evidenced by the related subordinate certificates.

After the payment of amounts distributable in respect of the senior certificates on each Distribution Date, the subordinate certificates will be entitled to the remaining portion, if any, of the aggregate Available Funds related to each loan group, in an amount equal to the Accrued Certificate Interest on the related subordinate certificates for that Distribution Date (which includes any remaining undistributed Accrued Certificate Interest from previous Distribution Dates) and the sum of the Allocable Shares of those classes of related subordinate certificates.  These amounts distributed to the holders of the subordinate certificates will not be available to cover any shortfalls in distributions or any Realized Losses on subsequent Distribution Dates.

Priority Among Subordinate Certificates

On each Distribution Date, the holders of any particular class of subordinate certificates will have a preferential right to receive the amounts due to them on such Distribution Date out of Available Funds for each loan group in the aggregate prior to any distribution being made on such date on each class of subordinate certificates ranking subordinate to such class.

In addition, with respect to any loan group, the applicable Non-PO Percentage of the principal portion of any Non-Excess Realized Loss and any Class PO Deferred Payment Writedown Amount will be allocated, to the extent set forth in this term sheet supplement, in reduction of the certificate principal balances of the related subordinate certificates in inverse order of priority of such certificates.  The effect of the allocation of such Realized Losses and of any Class PO Deferred Payment Writedown Amount to a class of subordinate certificates will be to reduce future distributions allocable to such class and increase the relative portion of distributions allocable to more senior classes of subordinate certificates and the senior certificates of the related loan group.

In order to maintain the relative levels of subordination among the subordinate certificates, the applicable Non-PO Percentage of prepayments and certain other unscheduled recoveries of principal in respect of the Loans (which in certain cases may not be distributable to those certificates for at least the first five years after the date of initial issuance of the certificates) will not be distributable to the holders of any class of subordinate certificates on any Distribution Date for which the related Class Prepayment Distribution Trigger is not satisfied.  See “—Principal” above.  If the Class Prepayment Distribution Trigger is not satisfied with respect to any class of subordinate certificates (other than the Class B-1 certificates), the amortization of more senior ranking classes of subordinate certificates may occur more rapidly than would otherwise have been the case.

As a result of the subordination of the subordinate certificates, these certificates in decreasing order of priority of payment will be more sensitive than more senior ranking classes of related certificates to the rate of delinquencies and defaults on the Loans, and under certain circumstances investors in such certificates may not recover their initial investment.

Cross-Collateralization

On each related Distribution Date, funds available from the specified loan groups and otherwise payable to the subordinate certificates are required to be applied to payment of the senior certificates as follows: (i) first, to cover any Accrued Certificate Interest on such senior certificates (other than the principal only certificates) remaining unpaid, (ii) second, prior to the Cross-Over Date, in respect of PO Deferred Amounts for the Class PO certificates then payable but not paid from Available Funds for the related loan group, (iii) third, to pay principal of the senior certificates of an Undercollateralized Group, and (iv) fourth, to maintain subordination levels under limited circumstances where the senior certificates (other than the Class PO certificates and interest only certificates) of one or more certificate groups have been paid in full as described below.

To the extent any Accrued Certificate Interest with respect to any class of senior certificates of any certificate group, remains unpaid, Available Funds remaining from the other loan groups after payments on senior certificates related to such loan group, will be applied to cover such unpaid Accrued Certificate Interest, and, to the extent payable to more than one class within a certificate group, will be applied pro rata based on the amounts of such unpaid Accrued Certificate Interest to the extent there are insufficient funds to pay such amounts in full.

Prior to the Cross-Over Date, to the extent any PO Deferred Amount then payable has not been paid from PO Recoveries and any other Available Funds for the related loan group then, following any payments to the related senior certificates pursuant to the preceding paragraphs, amounts that would otherwise constitute the Subordinate Principal Distribution Amount for the related subordinate certificates will be applied to pay any such unpaid PO Deferred Amounts.

If on any Distribution Date a certificate group is an Undercollateralized Group, then all amounts otherwise distributable as principal on the subordinate certificates as the Subordinate Principal Distribution Amount (other than amounts needed to pay any amounts as described above) will be paid to the senior certificates (other than the related interest only certificates and Class PO certificates) related to such Undercollateralized Group as principal in accordance with the priorities set forth above under “—Allocation of Available Funds” until the aggregate Certificate Principal Balance of the senior certificates (other than the related interest only certificates and Class PO certificates) related to such Undercollateralized Group equals the aggregate Principal Balance of the Loans in the related loan group (with respect to any applicable loan group, net of the PO Percentage of the Discount Loans in such loan group).  Amounts allocated to a certificate group pursuant to this provision will be paid to the senior certificates of that loan group (other than the related interest only certificates and Class PO certificates) in accordance with the priority of payment set forth above under “—Allocation of Available Funds.”

On or after the date on which the certificate principal balances of all of the classes of the senior certificates in any certificate group have been reduced to zero, amounts otherwise distributable as principal on the related subordinate certificates, up to the applicable Apportioned Subordinate Principal Distribution Amount (representing generally the portion of the Subordinate Principal Distribution Amount attributable to Loans contributing to the loan group with respect to which the related senior certificates have been paid in full), will be allocated to the other certificate group or Groups and paid to such senior certificates in accordance with the priorities set forth above for the applicable Group under “—Allocation of Available Funds,” provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for such Distribution Date is less than twice the initial Aggregate Subordinate Percentage or (b) the average outstanding principal balance of Loans in any loan group delinquent 60 days or more over the last six months (including for this purpose any of such Loans in bankruptcy or foreclosure and such Loans with respect to which the related Mortgaged Property has been acquired by the trust) as a percentage of the related Group Subordinate Amount is greater than or equal to 50%.

Any application of the Subordinate Principal Distribution Amount pursuant to the preceding four paragraphs will reduce distributions of such amount in reverse order of priority pursuant to priorities set forth above in “—Allocation of Available Funds.”

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the trust fund, the master servicer, the servicers and the trust administrator will receive from the assets of the trust fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Paid:
Master Servicer	monthly	Investment earnings on amounts on deposit in the Collection Account.	Deducted by the master servicer from the Collection Account before remittance to the Distribution Account for payment of any amounts to Certificateholders.
Servicer	monthly

A monthly fee paid to each servicer out of interest collections received from the related Loan calculated on the outstanding principal balance of each Loan at a rate equal to approximately 0.25% per annum divided by 12.

Deducted by the applicable servicer from interest collections in respect of each Loan serviced by that servicer, before remittance to the master servicer.
Trust Administrator	monthly	Investment earnings on amounts on deposit in the Distribution Account	Deducted by the trust administrator before payment of any amounts to Certificateholders.

The trustee and the custodian will be compensated separately by the trust administrator out of the trust administrator’s compensation.

None of the fees set forth in the table above may be changed without amendment of the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Amendment”.

Expenses of the master servicer, each servicer, the custodian, the trustee and the trust administrator will be reimbursed before payments are made on the Certificates.

Example of Distributions

The following sets forth an example of collection of payments from borrowers on the Loans, transfer of amounts among the Trust Accounts, and distributions on the Certificates for the Distribution Date in November of a given year:

November 1 through November 30	Collection Period and Prepayment Period for prepayments received from Loans:

Principal payments received by each servicer during the related Collection Period (November 1 through November 30) and principal prepayments received by each servicer during the related Prepayment Period (November 1 through November 30) will be deposited into each servicer’s Collection Account for remittance to the master servicer on the Servicer Remittance Date.

December 18	Servicer Remittance Date:	The servicer will remit collections, advances and recoveries in respect of the Loans to the master servicer for deposit into the Collection Account as specified in the related servicing agreement.
November 30 or December 22	Record Date:

Distributions will be made to Certificateholders of record for all applicable classes as of the last day of the preceding calendar month, or the business day immediately before the related Distribution Date, as applicable.

December 26	Distribution Date:

On the 25th day of each month (or if the 25th day is not a business day, the next business day), the trust administrator will make distributions to Certificateholders from amounts on deposit in the Distribution Account.

Succeeding months follow the same pattern.

THE POOLING AND SERVICING AGREEMENT

General

The certificates will be issued pursuant to the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement requires the master servicer to enforce the servicers’ obligations to service the Loans pursuant to the related Servicing Agreements.  The trust created under the Pooling and Servicing Agreement will consist of (i) all of the depositor’s right, title and interest in the Loans, the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the trustee and the trust administrator under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement, (v) the rights of the depositor under the Servicing Agreements, (vi) the Net WAC Rate Carryover Reserve Account and the trust administrator’s rights under the interest rate cap agreement, interest rate swap agreement, if any, and policy, if any, and (vii) the rights of the depositor under the Mortgage Loan Purchase Agreement.  With respect to any Series for which there is an interest rate cap agreement or an interest rate swap agreement, a supplemental interest trust will be formed that will hold certain accounts related to such interest rate cap agreement or interest rate swap agreement.

The NIMS insurer, if any, will be a third party beneficiary of the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement.  In addition, the NIMS insurer, if any, will have several rights under the Pooling and Servicing Agreement including, but not limited to, the rights set forth under “Risk Factors—Rights of the NIMS Insurer” in this term sheet supplement.

The certificates will be transferable and exchangeable at the corporate trust office of the trust administrator.

Assignment of the Loans

Unless the term sheet specifies that a certain amount of loans will be “pre-funded”, on the Closing Date, the depositor will transfer to the issuing entity all of its right, title and interest in and to each Loan, the related mortgage note, Mortgage, assignment of mortgage in recordable form in blank or to the trustee and other related documents, including all scheduled payments with respect to each such Loan due after the Cut-off Date.  The trust administrator, concurrently with such transfer, will deliver the certificates to the depositor.  Each Loan transferred to the issuing entity will be identified on a Loan schedule delivered to the trustee pursuant to the Pooling and Servicing Agreement.  The Loan schedule will include information such as the Cut-off Date Principal Balance of each Loan, its Mortgage Rate as well as other information with respect to each Loan.  If the term sheet specifies that certain loans will be “pre-funded”, see “—Pre-Funding and Conveyance of Subsequent Loans” in this term sheet supplement.

The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or a custodian, as the trustee’s agent for such purpose) the mortgage notes endorsed to the trustee on behalf of the certificateholders and the other related documents.  In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the originator.

Assignments of the Loans to the trustee (or its nominee) will be recorded by the applicable servicer in the appropriate public office for real property records, except (i) in states where, in the opinion of counsel addressed to the trustee, such recording is not required to protect the trustee’s interests in the Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the transferor, (ii) in states where recordation is not required by any Rating Agency to obtain the initial ratings on the certificates described in the related term sheet or (iii) with respect to any mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered.  Instead, pursuant to each Servicing Agreement the applicable servicer will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.  It is not expected that the assignments of mortgages will be required to be recorded in any jurisdiction.

Within 45 days of the Closing Date, the trustee, or a custodian on its behalf, will review the Loans and the other related documents pursuant to the Pooling and Servicing Agreement and if any Loan or other related document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the transferor, by the trustee, or a custodian on its behalf, the transferor will be obligated to either (i) substitute for such Loan a Qualified Substitute Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs created thereunder as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Loan at the Purchase Price.  The Purchase Price will be required to be remitted for deposit in the Distribution Account on or prior to the next succeeding Determination Date as set forth in the related Servicing Agreement after such obligation arises.  The obligation of the transferor to repurchase or substitute for a Deleted Loan is the sole remedy regarding any defects in the Loans and other related documents available to the trustee or the certificateholders.

Pursuant to the Pooling and Servicing Agreement, the transferor will make, among others, the following representations and warranties with respect to each Loan as of the Closing Date:

(i)  The information set forth in the Loan schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Loan schedule;

(ii)  Immediately prior to the transfer and assignment contemplated herein, the transferor was the sole owner and holder of the Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

(iii)  The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the trustee or to the master servicer with, any mortgage establishes in the transferor a valid and subsisting first lien on the property described therein and the transferor has full right to sell and assign the same to the trustee;

(iv)  Neither the transferor nor any prior holder of the mortgage or the related mortgage note has modified the mortgage or the related mortgage note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the trustee or the master servicer;

(v)  All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item that remains unpaid; and the transferor has not advanced funds, or received any advance of funds by a party other than the mortgagor, directly or indirectly for the payment of any amount required by the mortgage, except for interest accruing from the date of the mortgage note or date of disbursement of the Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related mortgage note;

(vi)  The Mortgaged Property is undamaged by water, fire, earthquake or other earth movement, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the transferor makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Loan or the use for which the premises were intended and to the best of the transferor’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

(vii)  The Mortgaged Property is free and clear of all mechanics’ and materialmen’s liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the trustee by the transferor;

(viii)  Except for Loans secured by co-op shares and Loans secured by residential long term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the transferor’s knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(ix)  The Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Loan is not usurious;

(x)  To the best of the transferor’s knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(xi)  Payments required to be made up to but not including the Due Date immediately preceding the Cut-Off Date for such Loan under the terms of the related mortgage note have been made, unless otherwise specified in the related term sheet;

(xii)  The mortgage note, the related mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the transferor’s knowledge, all parties to the mortgage note and the mortgage had legal capacity to execute the mortgage note and the mortgage and each mortgage note and mortgage has been duly and properly executed by the mortgagor;

(xiii)  All Loans were originated in compliance with all applicable laws, including, but not limited to, all applicable anti-predatory lending laws;

(xiv)  No Loan is a High Cost Loan or Covered Loan, as applicable, and no Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.  No Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Loan is in violation of any comparable state or local law;

(xv)  No Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.6 Revised, Appendix E);

(xvi)  The proceeds of the Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on site or off site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Loan have been paid, except recording fees with respect to mortgages not recorded as of the Closing Date;

(xvii)  The Loan (except any Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the transferor is the sole insured of such mortgagee title insurance policy, the assignment to the trustee of the transferor’s interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related mortgage, including the transferor, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

(xviii)  The Mortgaged Property securing each Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding Principal Balance of the Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding Principal Balance of the Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the mortgagor thereunder to maintain all such insurance at the mortgagor’s cost and expense;

(xix)  To the best of the transferor’s knowledge, no foreclosure action is currently threatened or has been commenced with respect to the Loan and the transferor has not waived any default, breach, violation or event of acceleration;

(xx)  No mortgage note or mortgage is subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the mortgage note or Mortgage, or the exercise of any right thereunder, render the mortgage note or mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set off, counterclaim or defense, including the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto;

(xxi)  Each mortgage note is payable in monthly payments;

(xxii)  Each mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

(xxiii)  To the best of the transferor’s knowledge, no mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

(xxiv)  Each Mortgaged Property consists of a one to four unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned-unit development or, in the case of Loans secured by co op shares, leases or occupancy agreements;

(xxv)  The Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

(xxvi)  With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

(xxvii)  In the event that the mortgagor is an inter vivos “living” trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated;

(xxviii)  If the Loan is secured by a long term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default or (b) allow the termination of the lease in the event of damage or destruction as long as the mortgage is in existence; (4) the term of such lease does not terminate earlier than five years after the maturity date of the mortgage note; and (5) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

(xxix)  The Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, as amended, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

(xxx)  The Loan was underwritten in accordance with the underwriting guidelines of the related Originator in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

(xxxi)  The Originator used no adverse selection procedures in selecting the Loan from among the outstanding first-lien, residential loans owned by it which were available for sale to the transferor;

(xxxii)  With respect to each Loan, the transferor is in possession of a complete mortgage file except for the documents which have been delivered to the trustee or which have been submitted for recording and not yet returned;

(xxxiii)  As of the Cut-off Date, the range of original loan-to-value ratios of the Loans is within the range specified in the Pooling and Servicing Agreement, and a certain number of Loans specified in the collateral materials accompanying the related term sheet, representing a certain specified percentage of the Cut-off Date Pool Balance, had Loan-to-Value Ratios at origination in excess of 80.00%.  A certain number of Loan may be subject to a primary insurance policy, as specified in the related term sheet;

(xxxiv)  With respect to each Loan, the related Servicing Agreement requires the related servicer to deposit into the related Protected Account an amount equal to all payments of principal and interest on such Loan that are delinquent at the close of business on the related Determination Date and not previously advanced by such servicer.  The obligation of such servicer to advance such payments as to such Loan will continue through the final disposition or liquidation of the Mortgaged Property, unless such Servicer deems such advance to be nonrecoverable from liquidation proceeds, REO disposition proceeds, condemnation proceeds or Insurance Proceeds with respect to such Loan;

(xxxv)  With respect to each Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and, at the time such Loan was originated, each prepayment penalty complied with applicable federal, state and local law, subject to federal preemption where applicable;

(xxxvi)  No mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, property, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, property, accident, unemployment, mortgage or health insurance) in connection with the origination of the Loan.  No proceeds from any Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Loan;

(xxxvii)  No subprime Loan originated on or after October 1, 2002 will impose a prepayment premium for a term in excess of three years.  Any Loans originated prior to such date, and any non-subprime loans, will not impose prepayment penalties in excess of five years;

(xxxviii)  The servicer for each Loan has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit filed to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

(xxxix)  No Loan originated on or after August 1, 2004 requires the mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Loan transaction.

Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Loan and related loan documents, the transferor will have a period of 90 days after the earlier of discovery or notice of the breach to effect a cure.  If the breach cannot be cured within the 90-day period (subject to certain time extensions), the transferor will be obligated to purchase the Loan at the Purchase Price or substitute an eligible substitute loan or loans for the affected Loan.  The Purchase Price will be required to be deposited in the Collection Account on or prior to the date the master servicer is required to remit amounts on deposit in the Collection Account to the trust administrator for deposit into the Distribution Account in the month after the purchase obligation arises.  The obligation of the transferor to purchase or substitute for a defective Loan is the sole remedy regarding breaches of representations and warranties relating to the Loans available to the trustee or the certificateholders.

In connection with the substitution of a Loan, the transferor will be required to remit any Substitution Adjustment Amount, if applicable.

Collection and Other Servicing Procedures

Each servicer will act in accordance with the servicing standard set forth in the applicable Servicing Agreement to ensure that all payments required under the terms and provisions of the Loans that it is servicing are collected, and will be required to follow collection procedures comparable to the collection procedures of mortgage lenders servicing Loans for its own account, to the extent such procedures are consistent with the applicable Servicing Agreement and any primary mortgage insurance policy.  Consistent with the foregoing, each servicer may in its discretion waive, modify, or vary or permit to be waived, modified or varied, any term of any Loan that it is servicing, subject to the restrictions set forth in the applicable Servicing Agreement.  If a credit risk manager has been appointed for the related series, under a separate credit risk management agreement between the credit risk manager and each servicer, the credit risk manager will provide certain monitoring and advisory services with respect to delinquent Loans.

If a Mortgaged Property has been or is about to be conveyed by the mortgagor and the applicable servicer has knowledge thereof, that servicer will be required to accelerate the maturity of the Loan, to the extent permitted by the terms of the related mortgage note and applicable law.  If it reasonably believes that the due on sale clause cannot be enforced under applicable law, the applicable servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon.  Generally, the servicers will retain any fee collected for entering into an assumption agreement, as additional servicing compensation.  In regard to circumstances in which the servicers may be unable to enforce due on sale clauses, see “Certain Legal Aspects of Residential Loans—Enforceability of Certain Provisions” in the prospectus.

As provided in the Servicing Agreements, the servicers will be required to establish and maintain one or more accounts (each, a “Servicing Account”) into which the servicers will deposit and retain all collections from the mortgagor for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagor as provided in the Servicing Agreements.  Each Servicing Account and the investment of deposits in those accounts must comply with the requirements of the Servicing Agreements and must meet the requirements of the Rating Agencies.  Withdrawals of such amounts from the Servicing Accounts may be made only to remit funds to the master servicer on the applicable Servicer Remittance Date, to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the master servicer or servicer for any advances made with respect to such items, to refund to any mortgagor any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the Servicing Accounts, to pay earnings not required to be paid to mortgagors to the servicers, or to clear and terminate the Servicing Accounts at, or at any time after, the termination of the applicable Servicing Agreements.

The servicers will be required to maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

Hazard Insurance

Each servicer will be required to maintain and keep, or cause to be maintained and kept, with respect to each Loan that it is servicing, other than a Loan secured by a condominium unit, in full force and effect for each Mortgaged Property a hazard insurance policy equal to at least the lesser of the unpaid Principal Balance of the Loan or the maximum insurable value of the improvements securing such Loan and containing a standard mortgagee clause; provided, however, that the amount of the hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy.  Any amounts collected by the servicers under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the borrower in accordance with normal servicing procedures) shall be deposited in a Protected Account (as defined below).  Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the Loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the Loan so permit.  Such costs shall be recoverable by the related servicer out of related late payments by the borrower or out of Insurance Proceeds or liquidation proceeds or any other amounts in the related Protected Account.  The right of the servicer to reimbursement for such costs incurred will be prior to the right of the master servicer to receive any related Insurance Proceeds or liquidation proceeds or any other amounts in the related Protected Account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy.  Although the policies relating to the Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law.  Such policies typically do not cover any physical damage resulting from the following:  war, revolution, governmental actions, floods and other water related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief.  The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the Mortgaged Properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, such clause typically provides that the insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the Loans may decline as the Principal Balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

If the Mortgaged Property securing a Loan is located at the time of origination in a federally designated flood area, the applicable servicer generally will be required to cause to be maintained with respect to such Loan flood insurance to the extent available and in accordance with industry practices.  Such flood insurance generally will be in an amount equal to the lesser of (i) the unpaid Principal Balance of the related Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program).

The servicers, on behalf of the trustee, the certificate insurer, if any, and certificateholders, will be required to present claims to the insurer under any applicable hazard or flood insurance policy.  As set forth above, all collections under such policies that are not applied to the restoration or repair of the related Mortgaged Property or released to the borrower in accordance with normal servicing procedures are to be deposited in a Protected Account.  The servicers are required to deposit in a Protected Account the amount of any deductible under a blanket hazard insurance policy.

Realization upon Defaulted Loans

Each servicer will be required to take such action as it deems to be in the best interest of the issuing entity with respect to defaulted Loans that it is servicing and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted Loans as to which no satisfactory collection arrangements can be made.  To the extent set forth in the related Servicing Agreement or any primary mortgage insurance policy, each servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure and liquidation of the related Mortgaged Property in accordance with procedures that the servicer employs and exercises in servicing and administering loans for its own account and which are in accordance with mortgage servicing practices of mortgage lenders servicing loans of the same type as the applicable Loans.

Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the Principal Balance of the defaulted Loan together with accrued interest thereon at its Mortgage Rate.

Servicing and Master Servicing Compensation and Payment of Expenses

The master servicer will be entitled to compensation for its activities under the Pooling and Servicing Agreement as set forth therein.  Such compensation will be paid prior to distributions on the certificates.  Each of the servicers will be entitled to receive a fee (the “Servicing Fee”) as compensation for its activities under the related Servicing Agreement equal to the Servicing Fee Rate multiplied by the scheduled Principal Balance of each Loan it services as of the Due Date in the month preceding the month in which the related Distribution Date occurs.  However, Prepayment Interest Shortfalls on the Loans in any Prepayment Period will be required to be offset by the related servicer (or the master servicer to the extent the related servicer fails to offset) on the related Distribution Date to the extent of Compensating Interest payments required to be made as described in the related term sheet.

In addition to the primary compensation described above, the applicable servicer generally will retain all assumption fees, tax service fees, fees for statement of account payoff and late payment charges, all to the extent collected from borrowers.  Generally, prepayment premiums, penalties and charges, if any, will be distributed to the holders of the Class P certificates, or will be retained by the applicable servicer.

The applicable servicer will be required to pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the related term sheet).

Protected Accounts

Each servicer will be required to establish and maintain one or more accounts (the “Protected Accounts”) into which it will deposit daily all collections of principal and interest on any Loans that it is servicing, including principal prepayments, Insurance Proceeds, liquidation proceeds, the Purchase Price for any Loans repurchased, and advances made from the servicer’s own funds (less the applicable Servicing Fee).  All Protected Accounts and amounts at any time credited to them must comply with the requirements of the applicable Servicing Agreements and must meet the requirements of the Rating Agencies.

Collection Account and Distribution Account

The master servicer will be required to establish and maintain an account (the “Collection Account”) into which it will deposit amounts received from each servicer and advances (to the extent required to make advances) made from the master servicer’s own funds.  The Collection Account may be deemed to be a subaccount of the Distribution Account, and both the Collection Account and amounts at any time credited to it must comply with the requirements of the Pooling and Servicing Agreement and must meet the requirements of the Rating Agencies.  The master servicer will be required to deposit in the Collection Account at the close of business on the related Servicer Remittance Date, as received, the following amounts:

(1)  With respect to the Loans, all amounts received from the servicers as of the close of business on the related Servicer Remittance Date including:

(a)  all payments on account of principal of the Loans, including unscheduled principal prepayments on the Loans;

(b)  all payments on account of interest on the Loans adjusted to the Net Mortgage Rate;

(c)  all net Insurance Proceeds and net proceeds from the liquidation of Loans, including condemnation proceeds, to the extent those proceeds are not to be applied to the restoration or repair of the related Mortgaged Property or released to the related mortgagor in accordance with the applicable servicer’s normal servicing procedures;

(d)  any amounts deposited in the Collection Account by the master servicer in connection with any losses on the investments permitted by the Pooling and Servicing Agreement;

(e)  any amounts deposited in the Collection Account by the master servicer in connection with a deductible clause in any blanket hazard insurance policy;

(f)  all proceeds of a primary mortgage guaranty insurance policy, if any; and

(g)  the net monthly rental income from the REO Properties;

(2)  Advance amounts;

(3)  any amounts payable in connection with the purchase of any Loan and any Substitution Adjustment Amounts; and

(4)  Compensating Interest payments.

On the business day prior to each Distribution Date, the master servicer will withdraw or cause to be withdrawn from the Collection Account and will be required to remit to the trust administrator for deposit in the Distribution Account the Available Funds for such Distribution Date.

As compensation for its master servicing obligations, the master servicer will be entitled to receive all investment earnings on amounts in the Collection Account and may receive a monthly fee.

The trust administrator will be required to establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account (the “Distribution Account”), into which will be deposited on the day prior to each Distribution Date, amounts withdrawn from the Collection Account for distribution to certificateholders on each Distribution Date, any amounts the master servicer must deposit in connection with any losses on the investments permitted by the Pooling and Servicing Agreement and any other amounts required to be deposited under the Pooling and Servicing Agreement.  The Distribution Account will be an account meeting the eligibility requirements of the Pooling and Servicing Agreement.  Amounts on deposit in the Distribution Account may be invested for the benefit of the trust administrator in the investments permitted by the Pooling and Servicing Agreement maturing on or before the business day prior to the related Distribution Date unless the investments are invested in obligations of, or obligations managed by, the institution that maintains the Distribution Account, in which case the investments may mature on the related Distribution Date.

As compensation for its trust administrator obligations, the trust administrator will be entitled to receive all investment earnings on amounts in the Distribution Account.

Statements to Holders of Certificates

On each Distribution Date, the trust administrator will forward or cause to be forwarded to each holder of the certificates and to the depositor a statement which may include the following information:

(1)  the applicable Record Dates, accrual periods, determination dates for calculating distributions and actual Distribution Dates;

(2)  the total cash flows received and the general sources thereof;

(3)  the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees and other customary information as the master servicer or the trustee deems necessary or desirable to enable holders of the certificates to prepare their tax returns or which a holder of certificates reasonably requests for this purpose;

(4)  the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

(5)  the amount, if any, of the distribution allocable to principal (by class);

(6)  the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry forwards);

(7)  with respect to any overcollateralization series, the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

(8)  interest rates, as applicable, of the mortgage loans and the certificates;

(9)  the beginning and ending balance of the Carryover Reserve Fund or similar account, if any, together with any material account activity;

(10)  the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

(11)  as to any senior/subordinate series, information as to the remaining amount of protection against losses afforded to the holders of senior certificates by the subordination provisions and information regarding any shortfalls in payments to the holder of senior certificates which remain outstanding;

(12)  the outstanding Principal Balance or notional amount of each class after giving effect to the distribution of principal on the Distribution Date;

(13)  the number and balance of mortgage loans, together with updated mortgage pool composition information;

(14)  the aggregate amount of any Advances included in the distributions on the Distribution Date (including the general purpose of such Advances), the aggregate amount of unreimbursed Advances at the close of business on the Distribution Date, and the general source of funds for reimbursements;

(15)  if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

(16)  material breaches of mortgage loan representation or warranties or transaction covenants;

(17)  information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers and whether the trigger was met;

(18)  information regarding any new issuance of securities backed by the same mortgage pool, any mortgage pool changes, such as additions or removals in connection with a prefunding and mortgage pool substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding accounts, if applicable;

(19)  any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or mortgage loan selection criteria or procedures, as applicable, used to originate, acquire or select new mortgage loans;

(20)  the number and aggregate Principal Balance of any Loan in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

(21)  the book value of any Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the Distribution Date;

(22)  as to any series including one or more classes of accrual securities, the interest accrued on each class with respect to the related Distribution Date and added to the principal balance of the certificates;

(23)  the principal balance of the certificates of a minimum denomination certificate, and the aggregate principal balance of all the certificates of that series, after giving effect to the amounts distributed on the Distribution Date;

(24)  the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable Distribution Date and a description of any change in the calculation of these amounts; and

(25)  additional information as required under the Pooling and Servicing Agreement and specified in the related term sheet and the related prospectus supplement.

Information furnished pursuant to clauses (3), (5) and (6) above may be expressed as a dollar amount per minimum denomination certificate.

Within a reasonable period of time after the end of each calendar year, the trust administrator will furnish or cause to be furnished a report to every person who was a holder of record of a certificate at any time during the calendar year.  This report will set forth the aggregate of amounts reported pursuant to clauses (3), (5) and (6) of the immediately preceding paragraph for the related calendar year or if the person was a holder of record during a portion of the calendar year, for the applicable portion of that year.  Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of certificates contemporaneously with the distribution on that particular class.  In addition, the monthly reports will be posted on the website of the Securities and Exchange Commission at http://www.sec.gov.

In addition, the trust administrator will file with the Internal Revenue Service and furnish to certificateholders the statements or information as may be required by the Code or applicable procedures of the Internal Revenue Service.

Evidence as to Compliance

The Pooling and Servicing Agreement will provide that on or before a specified date in each year, each party participating in the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”).  The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Pooling and Servicing Agreement and Servicing Agreements will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement or Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the master servicer or trustee.  These items will be filed with the issuer’s annual report on Form 10-K, to the extent required under Regulation AB.

Credit Risk Manager

If a credit risk manager has been appointed for the related series, the credit risk manager will monitor and make recommendations to the servicer or servicers, as applicable, regarding certain delinquent and defaulted Loans.  The credit risk manager will rely on Loan data that is provided to it by the servicers and the master servicer in performing its advisory and monitoring functions.

The credit risk manager will be paid a monthly fee from amounts on deposit in the Distribution Account and is calculated at the credit risk manager fee rate specified in the related term sheet.

Certain Matters Regarding the Master Servicer

The Pooling and Servicing Agreement will generally provide that the master servicer may resign from its obligations and duties thereunder upon appointment of a successor and receipt by the trustee of confirmation from each Rating Agency that such resignation and appointment will not result in a downgrade of the ratings of any of the certificates or upon determination, evidenced by an opinion of counsel to such effect, that the performance of such duties is no longer permissible under applicable law.  No such resignation will become effective until the trustee or a successor master servicer has assumed the obligations and duties of the master servicer to the extent required under the Pooling and Servicing Agreement.  The master servicer also has the right to assign, sell or transfer its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that the purchaser or transferee accepting such assignment, sale, transfer or delegation is qualified to service Loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the Pooling and Servicing Agreement with respect to the qualifications of such purchaser or transferee.  If the trust administrator and the master servicer are the same entity, then at any time such trust administrator resigns or is removed as trust administrator, the master servicer shall likewise be removed as master servicer.

The Pooling and Servicing Agreement will generally provide that neither the master servicer nor any of its directors, officers, employees and agents shall be under any liability to the trust for taking any action or for refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment made in good faith; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranties or representations made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the master servicer’s duties or by reason of reckless disregard of the master servicer’s obligations and duties thereunder.  In addition, the Pooling and Servicing Agreement will provide that the master servicer is under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties and which in its opinion may involve it in any expense or liability.  The master servicer may, however, undertake any such action which it may deem necessary or desirable in respect of the Pooling and Servicing Agreement and the rights and duties of the parties to it.  In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and the master servicer will be entitled to be reimbursed therefor from the trust.

The Servicing Agreements generally provide similar protections to the servicers as are provided to the master servicer under the Pooling and Servicing Agreement described above.

Any corporation into which the master servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the master servicer is a party, or any corporation succeeding to the business of the master servicer will be the successor of the master servicer under the Pooling and Servicing Agreement, provided that any such successor to the master servicer shall be qualified to service loans on behalf of Fannie Mae or Freddie Mac.

The Pooling and Servicing Agreement will provide that the master servicer, the trust administrator, the depositor, the transferor, the custodians and any director, officer, employee or agent of the master servicer, the trust administrator, the depositor, the custodians or the transferor will be indemnified by the trust and will be held harmless against any loss, liability or expense (i) that is incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority, (ii) that is incurred in connection with the performance of their respective duties and obligations and the exercise of or the failure to exercise their rights under the Pooling and Servicing Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of such duties or incurred by reason of reckless disregard of their duties and obligations under the Pooling and Servicing Agreement, or (iii) that is incurred in connection with any legal action relating to the Pooling and Servicing Agreement, the Loans or the certificates.  The trust shall fulfill such obligation from amounts on deposit in the Collection Account.

Events of Servicing Termination

An “Event of Servicing Termination” with respect to the master servicer under the Pooling and Servicing Agreement will consist of, among other things, (i) failure by the master servicer to cause to be deposited in the Distribution Account amounts required to be deposited by the master servicer pursuant to the Pooling and Servicing Agreement, and such failure continues unremedied for one business day, (ii) failure by the master servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Pooling and Servicing Agreement to be performed by it that materially affects the rights of certificateholders, and such failure continues unremedied for 60 days after the date on which written notice of such failure has been given to the master servicer, (iii) the entry against the master servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, (iv) consent by the master servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the master servicer or substantially all of its property, (v) admission by the master servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations, or (vi) the assignment or delegation by the master servicer of its duties or rights under the Pooling and Servicing Agreement in contravention of the provisions in the Pooling and Servicing Agreement permitting such assignment or delegation.

In each and every such case, so long as such Event of Servicing Termination with respect to the master servicer shall not have been remedied, the trustee may (i) at the written direction of the holders of certificates aggregating ownership of not less than 25% of the voting rights described below under “—Voting Rights,” or (ii) if such Event of Servicing Termination is related to a failure by the master servicer to make any Advance required to be made by it pursuant to the terms of the Pooling and Servicing Agreement, the trustee shall, in each case by notice in writing to the master servicer, with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the master servicer under the Pooling and Servicing Agreement and in and to the Loans master serviced by the master servicer and the proceeds thereof.  Upon the receipt by the master servicer of such written notice, all authority and power of the master servicer under the Pooling and Servicing Agreement, whether with respect to the certificates, the Loans, the Servicing Agreements, or under any other related agreements (but only to the extent that such other agreements relate to the Loans) shall, subject to the provisions of the Pooling and Servicing Agreement and to bankruptcy, insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the trustee.

Upon receipt by the master servicer of a notice of termination or delivery of an opinion of counsel to the trustee to the effect that the master servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the trustee shall automatically become the successor in all respects to the master servicer in its capacity under the Pooling and Servicing Agreement and the transactions set forth or provided for in the Pooling and Servicing Agreement and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities placed on the master servicer by the terms and provisions of the Pooling and Servicing Agreement; provided, however, that the trustee (i) will be under no obligation to repurchase any Loan; and (ii) will have no obligation whatsoever with respect to any liability incurred by the prior master servicer.  As compensation therefor, the trustee shall be entitled to all funds relating to the Loans and all other compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred.  Notwithstanding the above, the trustee may, if it is unwilling so to act, or shall, if it is legally unable so to act or is requested in writing to do so by holders of certificates aggregating not less than 25% of the voting rights, appoint, or petition a court of competent jurisdiction to appoint, any established Loan servicing institution and is a Fannie Mae or Freddie Mac approved seller/servicer (and which meets certain other requirements provided in the Pooling and Servicing Agreement) as the successor to the master servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the Pooling and Servicing Agreement.  Pending appointment of a successor to the master servicer under the Pooling and Servicing Agreement, the trustee shall act in such capacity as provided under the Pooling and Servicing Agreement.  In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor as it and such successor shall agree; provided, however, that such compensation may not be in excess of the compensation permitted the master servicer as provided above, and that such successor will be required to undertake and assume the obligations of the master servicer to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Pooling and Servicing Agreement.  Notwithstanding the foregoing, in the case of such appointment and assumption, the trustee will be entitled to reimbursement from the master servicer or the trust (provided that the trust will be entitled to reimbursement from the master servicer) for any costs and expenses incurred in connection with the appointment of such successor master servicer.

Under each Servicing Agreement, an event of default by a servicer will generally occur if:  (a) the servicer fails to remit to the master servicer or the trust administrator, as applicable, any payment required to be made under the related Servicing Agreement which continues unremedied for the period specified in the related Servicing Agreement, (b) the servicer fails to duly observe or perform in any material respect any other of the covenants or agreements of the servicer set forth in the related Servicing Agreement which continues unremedied for the period set forth in the related Servicing Agreement, (c) certain insolvency events occur with respect to the servicer, or (d) if the servicer ceases to be approved as a servicer by Fannie Mae or Freddie Mac.

In the event of a default by a servicer under the related Servicing Agreement, the master servicer will be required under the Pooling and Servicing Agreement to enforce any remedies against the servicer, and will be required under the Pooling and Servicing Agreement to either find a successor servicer or assume the primary servicing obligations for the related Loans itself as set forth in the applicable Servicing Agreement.

Advances

If the scheduled payment on a Loan which was due on a related Due Date is delinquent (other than as a result of application of the Relief Act), the applicable servicer will be required to remit to the master servicer on its Servicer Remittance Date, an amount equal to such delinquency, net of the Servicing Fee except to the extent the servicer determines any such Advance to be nonrecoverable from liquidation proceeds, Insurance Proceeds or from future payments on the Loan for which such Advance was made.  Subject to the foregoing, such Advances will be made by the servicers through liquidation of the related Mortgaged Property.  If the applicable servicer fails to remit any required Advance, the master servicer will be required, subject to a recoverability determination, to deposit such Advance in the Distribution Account not later than one business day prior to the related Distribution Date to the same extent the related servicer is required to make such Advance pursuant to the related Servicing Agreement.  Any failure of the master servicer to make such advances would constitute an Event of Servicing Termination as discussed under “—Events of Servicing Termination” above.  The trustee, as successor master servicer, will be required to make any advance which the master servicer was required to make but failed to so make.

Modifications

In instances in which a Loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the certificateholders, the master servicer or servicer may permit servicing modifications of the Loan rather than proceeding with foreclosure.  However, the master servicer’s and the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following:  (i) Advances and other amounts may be added to the outstanding Principal Balance of a Loan only once during the life of a Loan, (ii) any amounts added to the Principal Balance of the Loan, or capitalized amounts added to the Loan, will be required to be fully amortized over the remaining term of the Loan, (iii) all capitalizations are to be implemented in accordance with the sponsor’s standards and may be implemented only by servicers that have been approved by the master servicer for that purpose, (iv) the final maturity of any Loan shall not be extended beyond the assumed final Distribution Date, (v) no servicing modification with respect to a Loan will have the effect of reducing the Mortgage Rate below one half of the Mortgage Rate as in effect on the Cut-off Date, but not less than the Servicing Fee Rate, and (vi) the aggregate current Principal Balance of all Loans subject to modifications can be no more than five percent (5%) of the aggregate Principal Balance of the Loans as of the Cut-Off Date, but this limit may increase from time to time with the consent of the Rating Agencies.

Any Advances made on any Loan will be reduced to reflect any related servicing modifications previously made.  The Mortgage Rate and Net Mortgage Rate as to any Loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the term sheet) payable on the offered certificates will not be affected by the servicing modification.

The Trustee

An entity will be appointed to serve as trustee of the loans for the trust fund (referred to as the “trustee”).  The trustee will be entitled to the compensation set forth in the related term sheet.  The trustee will also be entitled to be reimbursed by the trust fund for certain expenses and indemnified for certain costs and liabilities in connection with the performance of its duties under the Pooling and Servicing Agreement.

In the event the master servicer defaults in the performance of its obligations pursuant to the terms of the Pooling and Servicing Agreement prior to the appointment of a successor, the trustee is obligated to perform such obligations until a successor master servicer is appointed.

The principal compensation to be paid to the trustee in respect of its obligations under the Pooling and Servicing Agreement will be set forth in a separate agreement between the trustee and the master servicer and such fee is required to be paid by the master servicer from its own compensation.

The Pooling and Servicing Agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust and will be held harmless against any loss, liability or expense (not including expenses and disbursements incurred or made by the trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the trustee’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the trustee, arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the trustee under the Pooling and Servicing Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee’s duties under the Pooling and Servicing Agreement or as a result of a breach, or by reason of reckless disregard, of the trustee’s obligations and duties under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that amounts owing from the trust to the trustee in respect of the foregoing indemnification may be withdrawn and paid to the trustee, prior to the making of distributions to certificateholders.

The Trust Administrator

Wells Fargo Bank, N.A., a national banking association, will act as trust administrator pursuant to the Pooling and Servicing Agreement.  The trust administrator’s offices for purposes of presentment of certificates for registration of transfer, exchange or final payment is Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:  Corporate Trust Services – MARM 2007-1, and for all other purposes is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:  Corporate Trust Services.  The trust administrator will be entitled to compensation for its activities under the Pooling and Servicing Agreement equal to the investment earnings on all amounts on deposit in the Distribution Account.  The Pooling and Servicing Agreement will provide that the trust administrator and any director, officer, employee or agent of the trust administrator will be indemnified by the trust and will be held harmless against any loss, liability or expense:  (i) that is incurred by the trust administrator arising out of or in connection with any legal action relating to the Pooling and Servicing Agreement, the Loans or the certificates; (ii) that is incurred by the trust administrator arising out of or in connection with the performance of its obligations and duties under the Pooling and Servicing Agreement; or  (iii) that is incurred by reason of any action or inaction of the trust administrator taken at the direction of the holders of the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trust administrator’s duties under the Pooling and Servicing Agreement or that does not constitute an “unanticipated expense” within the meaning of the REMIC provisions of the Code.  The trust shall fulfill such obligation from amounts on deposit in the Distribution Account.

In the event the trust administrator is terminated or resigns pursuant to the Pooling and Servicing Agreement, the trustee or another successor trust administrator will be appointed to perform the obligations of the trust administrator.  The trustee or successor trust administrator will be entitled to be reimbursed by the master servicer for all reasonable costs and expenses associated with the transfer of the duties of the trust administrator and will be entitled to compensation equal to the compensation received by the trust administrator.  If the master servicer and the trust administrator are the same entity, then at any time the master servicer is terminated or resigns as master servicer, the trust administrator shall likewise be removed as trust administrator.

Pre-Funding and Conveyance of Subsequent Loans

If specified in the related term sheet, an amount may be deposited in a pre-funding account (the “pre-funding amount”) established and maintained by the trust administrator or the trustee, as applicable, on behalf of the certificateholders.  Any investment income earned from amounts in the pre-funding account will be paid to the transferor, and will not be available for distributions on the certificates or for acquisition of subsequent loans.  During the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the pre-funding account is less than the amount specified in the related term sheet or (ii) the date specified in the related term sheet (the “pre-funding period”), the depositor is expected to purchase loans (each, a “subsequent loan”) from the transferor and sell such loans to the issuing entity.  The maximum aggregate principal balance of subsequent loans to be transferred to the issuing entity, including the maximum balances with respect to each loan group, for a multi-group series, will be specified in the related term sheet.  The purchase price for each subsequent loan will be equal to its principal balance and will be paid from the pre-funding amount, allocated in the case of any multi-group series to the related loan group.  Accordingly, the purchase of subsequent loans will decrease the pre-funding amount and increase the aggregate Stated Principal Balance of the Loans.  The characteristics of the loans held by the issuing entity will vary upon the acquisition of subsequent loans.

The obligation of the issuing entity to purchase subsequent loans during the pre-funding period will be subject to the requirements specified in the related term sheet.  There will be no independent verification of whether the transferor has selected the subsequent loans pursuant to the subsequent loan criteria.

The addition of any subsequent loans to the related trust fund as described above will be disclosed in the issuing entity’s periodic distribution reports on Form 10-D, which are prepared and filed by the trust administrator.  In the event that at the end of the pre-funding period there are any remaining amounts on deposit in the pre-funding account with respect to a loan group, the remaining pre-funding amount will be added to available funds for the related Distribution Date and certificateholders will receive such remaining pre-funding amount as a principal prepayment.  In the case of any multi-group series, the amount distributed from the pre-funding account for the related loan group will be distributed to the certificates for the related group.  Although there can be no assurance, the depositor anticipates that there should be no material principal prepayment to the holders of the offered certificates due to a lack of subsequent loans.

Following the purchase of subsequent loans by the issuing entity, the mortgage pool (and each loan group, if a multi-group series) will be expected to have the approximate characteristics specified in the related term sheet and the collateral materials accompanying the related term sheet.

If specified in the related term sheet, the trust administrator or the trustee, as applicable, on behalf of the certificateholders, may establish the capitalized interest account, which will be funded on the Closing Date by the transferor.  Amounts in the capitalized interest account will be applied by the trust administrator or the trustee, as applicable, to pay interest on that portion of the certificates supported by the pre-funding amount.  On the Distribution Date after the end of the pre-funding period, any remaining funds in the capitalized interest account will be distributed to the transferor and the account will be terminated.

The pre-funding account and the capitalized interest account will each be an eligible account.  Amounts on deposit in the pre-funding account will be invested in eligible investments at the direction of the transferor, as described in the Pooling and Servicing Agreement; such eligible investments are required to mature no later than the business day before a subsequent transfer date and, in any case no later than the end of the pre-funding period.  Amounts on deposit in the capitalized interest account will be invested in eligible investments at the direction of the transferor, as described in the Pooling and Servicing Agreement; such eligible investments are required to mature no later than one business day prior to (or, in respect of an eligible investment that is an obligation of the trustee or the trust administrator, as applicable, on) the related Distribution Date.  All interest and any other investment earnings on amounts on deposit in the pre-funding account and the capitalized interest account will be paid to the transferor on the Distribution Date after the end of the pre-funding period.

Voting Rights

Voting rights will be allocated as specified in the Pooling and Servicing Agreement.

The voting rights, if any, allocated to a class of certificates will be allocated among all holders of that class, pro rata, based on a fraction the numerator of which is the certificate principal balance of each certificate of that class and the denominator of which is the class principal balance of that class.  However, any certificate registered in the name of any servicer, the master servicer, the trust administrator, the trustee or any of their respective affiliates will not be included in the calculation of voting rights as long as other certificates registered in the names of other entities remain outstanding.

If a Policy has been issued with respect to any insured certificates, for so long as there does not exist a failure by the certificate insurer to make a required payment under the Policy (such event, a “certificate insurer default”), the certificate insurer will have the right to exercise all rights, including voting rights, of the holders of the insured certificates under the Pooling and Servicing Agreement without any consent of such holders, and such holders may exercise such rights only with the prior written consent of the certificate insurer except as provided in the Pooling and Servicing Agreement.  In addition, to the extent of unreimbursed payments under the Policy, the certificate insurer will be subrogated to the rights of the holders of the insured certificates to which such insured amounts were paid.  In connection with each insured amount paid on an insured certificate, the trust administrator or the trustee as attorney-in-fact for the holder thereof will be required to assign to the certificate insurer the rights of such holder with respect to the insured certificates to the extent of such insured amount.

Amendment

The Pooling and Servicing Agreement may be amended under the circumstances set forth under “Description of the Securities—Amendment” in the prospectus but only with the consent of the NIMS insurer, if any.

Termination

Certain classes of certificates specified in the related term sheet or the master servicer will have the right to purchase all of the Loans and REO Properties and thereby effect the early retirement of the certificates, on any Distribution Date on which the aggregate Principal Balance of the Loans and REO Properties as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received, and unscheduled collections of principal received during the related Prepayment Period) is equal to or less than the percentage specified in the related term sheet of the aggregate Principal Balance of the Loans as of the Cut-off Date. The first Distribution Date on which such option could be exercised is referred to herein as the Optional Termination Date.  In the event that the option is exercised, the repurchase will be made at a price generally equal to the greater of (i) the Principal Balance of the Loans and the appraised value of any REO Properties and (ii) the fair market value of the Loans and REO Properties, in each case plus accrued and unpaid interest for each Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed servicing Advances, any unpaid Servicing Fees allocable to such Loans and REO Properties, and any accrued and unpaid Net Rate Carryover.

Interest Rate Cap Agreements and Interest Rate Swap Agreements

Interest Rate Cap Agreements

If so specified in the related term sheet, from and to the Distribution Dates specified in the related term sheet, one or more classes of the offered certificates will have the benefit of an interest rate cap agreement to pay certain amounts which may include Unrealized Loss Amounts, Net Rate Carryovers, amounts necessary to maintain the applicable Overcollateralization Target Amount and Allocated Realized Loss Amounts (collectively, for purposes of this section, the “Covered Amounts”) on such certificates.

The terms of an ISDA Master Agreement will be incorporated into the confirmation of the interest rate cap agreement, as if such an ISDA Master Agreement had been executed by the trust administrator and the interest rate cap provider on the date the interest rate cap agreement was executed.  The interest rate cap agreement will also be subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

On or prior to the termination date of the interest rate cap agreement, the amount payable by the interest rate cap provider under the interest rate cap agreement will equal the product of:

(i)  the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the interest rate cap provider) and (B) the related ceiling rate under the interest rate cap agreement for such Distribution Date over (y) the related strike rate under the interest rate cap agreement for such Distribution Date,

(ii)  the applicable notional balance under the interest rate cap agreement for such Distribution Date, and

(iii)  (x) the number of days in the related Interest Accrual Period divided by (y) 360.

On or prior to the termination date of the interest rate cap agreement, amounts (if any) received under the interest rate cap agreement by the trust administrator, as trustee of the supplemental interest trust, will be used to cover certain amounts which may include the Covered Amounts.  Amounts received by the trust administrator, as trustee of the supplemental interest trust, in excess of the amount necessary to cover certain amounts which may include the Covered Amounts on any Distribution Date will not be available to cover those amounts on future Distribution Dates but will instead be distributed to certain classes of certificates.

The interest rate cap agreement will be subject to early termination only in limited circumstances.  These circumstances generally include certain insolvency or bankruptcy events in relation to the interest rate cap provider or the issuing entity, the failure by the interest rate cap provider (within one business day after notice of the failure is received by the interest rate cap provider) to make a payment due under the interest rate cap agreement and the interest rate cap agreement becoming illegal or subject to certain kinds of taxation.

If the interest rate cap agreement is terminated early, the interest rate cap provider may owe a termination payment, payable in a lump sum.  Any termination payment received from the interest rate cap provider will be paid to the trust administrator, as trustee of the supplemental interest trust, and will be deposited by the trust administrator in the interest rate cap account and applied on future Distribution Dates to pay certain amounts which may include the Covered Amounts on the offered certificates, until the termination date of the interest rate cap agreement.  However, if a termination occurs, there can be no assurance that a termination payment will be paid to the trust administrator, as trustee of the supplemental interest trust.

Interest Rate Swap Agreements

If so specified in the related term sheet, on or before the Closing Date, the trust administrator as trustee under the supplemental interest trust will enter into an interest rate swap agreement with the interest rate swap provider.  On each Distribution Date, the trust administrator, as swap administrator pursuant to an interest rate swap agreement (as further described below), will deposit into the swap account certain amounts, if any, received from the interest rate swap provider from which distributions in respect of certain amounts which may include the Covered Amounts will be made.  The interest rate swap account will be an asset of the supplemental interest trust but not of any REMIC.

Under the interest rate swap agreement, on the business day prior to each Distribution Date, (i) the supplemental interest trust will be obligated to pay to the interest rate swap provider  from amounts available therefor pursuant to the Pooling and Servicing Agreement, a fixed payment equal to the product of a fixed percentage, the notional amount under the interest rate swap agreement and a fraction, the numerator of which is 30 and the denominator of which is 360 and (ii) the interest rate swap provider will be obligated to pay to the trust administrator a floating payment equal to the product of one-month LIBOR (as determined pursuant to the interest rate swap agreement), (y) the notional amount under the interest rate swap agreement and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.  A net payment will be required to be made on the business day prior to each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the supplemental interest trust, to the interest rate swap provider, to the extent that the fixed payment exceeds the corresponding floating payment, or (b) by the interest rate swap provider to the supplemental interest trust to the extent that the floating payment exceeds the corresponding fixed payment.

The respective obligations of the interest rate swap provider and the trust administrator to pay specified amounts due under the interest rate swap agreement will be subject to the following conditions precedent: (1) no swap default or event that with the giving of notice or lapse of time or both would become a swap default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the interest rate swap agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the interest rate swap agreement.

Upon the occurrence of any swap default under the interest rate swap agreement, the non-defaulting party will have the right to designate an early termination date.  With respect to termination events (including additional termination events), an early termination date may be designated by one of the parties (as specified in the interest rate swap agreement) and will occur only after notice has been given of the termination event, all as set forth in the interest rate swap agreement.

Upon any swap early termination, the supplemental interest trust or the interest rate swap provider may be liable to make a swap termination payment to the other (regardless, if applicable, of which of the parties has caused the termination).  The swap termination payment will be based on the value of the interest rate swap agreement computed in accordance with the procedures set forth in the interest rate swap agreement taking into account the present value of the unpaid amounts that would have been owed to and by the interest rate swap provider under the remaining scheduled term of the interest rate swap agreement.  In the event that the supplemental interest trust is required to make a swap termination payment, that payment will be paid from the supplemental interest trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders.

Upon a swap early termination, the trust administrator, at the direction of the depositor and with the consent of the NIMS insurer, if any, will seek a replacement interest rate swap provider to enter into a replacement interest rate swap agreement or similar agreement.  To the extent the trust receives a swap termination payment from the interest rate swap provider, the supplemental interest trust will apply, as set forth in the interest rate swap agreement, all or such portion of such swap termination payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement.  Furthermore, to the extent the supplemental interest trust is required to pay a swap termination payment to the interest rate swap provider, the supplemental interest trust will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the swap termination payment amount owing to the interest rate swap provider.

Upon the occurrence of a downgrade provision, the interest rate swap provider will be required to (1) post collateral securing its obligations under the interest rate swap agreement or (2) obtain a substitute interest rate swap  provider acceptable to the Rating Agencies and the NIMS insurer, if any (such consent by the NIMS insurer not to be unreasonably withheld), that will assume the obligations of the interest rate swap provider under the interest rate swap agreement.

The interest rate swap agreement will be administered by the trust administrator as swap administrator pursuant to the swap administration agreement.  Any Net Swap Payments made by the interest rate swap provider will be distributed in accordance with the swap administration agreement.  The swap administrator will be required to deposit into the interest rate swap account an amount equal to certain amounts which may include the Covered Amounts on the senior certificates and subordinate certificates, up to the Net Swap Payment received by the swap administrator from the interest rate swap provider.  Any excess amounts received by the swap administrator will be paid to the transferor or its designee.

Net Swap Payments and swap termination payments (other than any swap termination payment resulting from a swap provider trigger event) payable by the supplemental interest trust will be deducted from Available Funds before distributions to certificateholders and will first be deposited into the interest rate swap account before payment to the interest rate swap provider.

On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow and withdrawals from the Net Rate Carryover Fund, the trust administrator will withdraw from amounts in the interest rate swap account to distribute to the interest rate swap provider and to the senior certificates and subordinate certificates in the order of priority specified in the related term sheet.

REPORTS TO CERTIFICATEHOLDERS

The master servicer or another designated person will be required to provide periodic unaudited reports concerning the issuing entity to all registered holders of the certificates with respect to the issuing entity as are required under the Exchange Act and the Securities and Exchange Commission’s related rules and regulations, and under the terms of the applicable agreements.

So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under “Additional Information” in the prospectus.

If the issuer is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the sponsor’s website referenced above under “Additional Information” in the prospectus as soon as practicable.  Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the certificates upon request free of charge.  See “The Pooling and Servicing Agreement — Evidence as to Compliance” and “The Pooling and Servicing Agreement —  Statements to Holders of Certificates” herein.

FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the certificates, tax counsel will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, each of the REMICs formed pursuant to the pooling agreement will qualify as a REMIC within the meaning of Section 860D of the Code.

Certain classes of certificates may be issued with original issue discount (“OID”).  A beneficial owner of a certificate must include any OID in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID.  See “Material Federal Income Tax Considerations—REMIC Certificates—C. Regular Certificates—Original Issue Discount and Premium” in the prospectus.  In addition, certain classes of certificates may represent ownership of regular interests in a REMIC coupled with contractual rights and obligations.

For additional information, see “Federal Income Tax Consequences” in the prospectus.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities.  Accounting standards, and the application and interpretation of such standards, are subject to change from time to time.  Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the offered certificates.

ERISA CONSIDERATIONS

General

Any plan fiduciary that proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel about the potential consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or the Code, of the Plan’s acquisition and ownership of those certificates.  See “ERISA Considerations” in the base prospectus.  Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest with respect to a Plan engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes various excise taxes on prohibited transactions involving Plans.  ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described herein and in the base prospectus, subject to the provisions of other applicable federal and state law.  However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the Loans.

Application of the Underwriter’s Exemption

Any person purchasing an offered certificate otherwise eligible for purchase by Plans under the Underwriter’s Exemption, which certificate entitles the holder to receive certain payments under a swap contract or certain cap contracts from a supplemental interest trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such offered certificate without the right to receive payments from such supplemental interest trust, together with the right to receive such payments.

The U.S. Department of Labor has granted individual administrative exemptions to UBS Securities LLC (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by asset backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  Assuming that the general conditions of the Exemption are met, the Exemption applies to loans like the Loans, and to certificates that qualify for the Exemption and represent fractional undivided interests in a trust consisting of loans like the Loans.

For a general description of the Exemption as amended and restated by PTE 2002-41, and the conditions that must be satisfied for the Exemption to apply and the limitations on the exemptive relief provided by the Exemption, see “ERISA Considerations” in the prospectus.  It is expected that the Exemption will apply to the acquisition and holding by Plans of those classes of offered certificates designated as ERISA Eligible Certificates (the “ERISA Eligible Certificates”) (excluding the right to receive payments from a supplemental interest trust), and that all conditions of the Exemption other than those within the control of the investors will be met, although each fiduciary of a Plan should satisfy itself that the conditions of the Exemption have been satisfied with respect to such Plan.  In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the loans included in the trust by aggregate unamortized principal balance of the assets of the trust.  The offered certificates (other than the ERISA Eligible Certificates) are not eligible to be purchased under the exemption but may be purchased by Plans that are certain insurance company general accounts as discussed below.

The rating of a security may change.  If a class of ERISA Eligible Certificates is no longer rated at least the minimum rating required under the Exemption as specified in the related prospectus supplement (the “Minimum Specified Rating”), ERISA Eligible Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased that certificate when it had the Minimum Specified Rating would not be required by the Exemption to dispose of it).  Consequently, transfers of any ERISA Eligible Certificates rated below the Minimum Specified Rating or any other offered certificates (collectively, “ERISA Restricted Offered Certificates”) will not be registered by the trust administrator unless the trust administrator receives the following:

·  a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the trust administrator, to the effect that such transferee is not a Plan, nor a person acting on behalf of a Plan or using the assets of a Plan to effect the transfer;

·  if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95-60, and that the purchase and holding of the ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

·  an opinion of counsel satisfactory to the trust administrator that the purchase or holding of the ERISA Restricted Offered Certificates by a Plan, any person acting on behalf of a Plan or using a Plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the trustee, the trust administrator, the depositor, the transferor or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the requisite opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

ERISA Considerations with respect to a Swap Contract and Certain Cap Contracts

The Underwriter’s Exemption may not apply to the acquisition, holding or resale of the right to receive certain payments from a supplemental interest trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Provider or in certain circumstances specified in the related prospectus supplement, the Cap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold certain ERISA Eligible Certificates specified in the prospectus supplement (“Specified ERISA Eligible Certificates”) before the termination of a swap contract or in certain cases specified in the related prospectus supplement a cap contract, unless such acquisition or holding is eligible for the exemptive relief available under the statutory exemption for nonfiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”) or some other applicable exemption.  Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of a Specified ERISA Eligible Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under the statutory exemption or one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with a swap contract or cap contract, any Specified ERISA Eligible Certificate whose rating has fallen to below the Minimum Specified Rating could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the swap contract or cap contract.

If any Specified ERISA Eligible Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of a Specified ERISA Eligible Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the transferor, the trustee, the trust administrator, the master servicer and the servicers from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Other Fiduciary Considerations

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the trust being deemed “plan assets,” the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

RATINGS

It is a condition to the original issuance of the offered certificates that each class of offered certificates will have received the ratings set forth in the related term sheet.

The ratings will be the views only of the Rating Agencies. We cannot assure that any ratings will continue for any period of time or that the ratings will not be revised or withdrawn. Any revision or withdrawal of the ratings may have an adverse effect on the market price of the offered certificates.

A securities rating addresses the likelihood of the receipt by the certificateholders of distributions on the offered certificates. The ratings on the offered certificates do not constitute statements regarding the possibility that the certificateholders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

The ratings assigned by the Rating Agencies to mortgage pass through certificates address the likelihood of the receipt of all distributions on loans by certificateholders under the agreements pursuant to which the certificates are issued. The ratings of the Rating Agencies take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The ratings assigned by the Rating Agencies do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Loans, the collection of prepayment premiums, penalties or charges on the Loans, or the possibility that a holder of an offered certificate might realize a lower than anticipated yield.

The depositor has not requested a rating of the offered certificates by any rating agency other than those specified in the related term sheet. There can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the Rating Agencies.

The Rating Agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each Rating Agency rating each class of offered certificates in accordance with the Rating Agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A Rating Agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The depositor will not request that any Rating Agency not monitor their ratings of the offered certificates, and the depositor will not request that any Rating Agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

The senior certificates and any subordinate certificates that are rated in one of the top two rating categories of either Rating Agency are expected to constitute “mortgage related securities” for purposes of SMMEA.  The remaining Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of offered certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.  See “Legal Investment” in the prospectus.

GLOSSARY OF TERMS

“Advance” means any of the advances required to be made by the related servicer or the master servicer, as applicable, for any Distribution Date in an amount equal to the aggregate of all payments or principal and interest on the Loans, net of the Servicing Fee, that were due on the related Due Date, and that were not received by the related Determination Date as set forth in the applicable Servicing Agreement.

“Aggregate Subordinate Percentage”  mean for any distribution date, the percentage equivalent of a fraction the numerator of which is the aggregate class principal balance of the subordinate certificates immediately prior to that date and the denominator of which is the Pool Balance.

“Allocable Share” means, with respect to any Distribution Date and any class of subordinate certificates, the portion of the Subordinate Optimal Principal Amount allocable to such class, equal to the product of the Subordinate Optimal Principal Amount for each loan group in the aggregate on such Distribution Date and a fraction, the numerator of which is the related certificate principal balance of that class and the denominator of which is the aggregate of the certificate principal balances of the subordinate certificates; provided, that no class of subordinate certificates (other than the most senior) will be entitled on any Distribution Date to receive distributions pursuant to clauses (5), (6), and (7) of the definition of Subordinate Optimal Principal Amount with respect to any Group unless the Class Prepayment Distribution Trigger for that class is satisfied for that Distribution Date; if the Class Prepayment Distribution Trigger is not satisfied for an outstanding class of subordinate certificates, those amounts will be distributable to the remaining classes of subordinate certificates for which the Class Prepayment Distribution Trigger is satisfied, pro rata, according to certificate principal balance.

“Applied Realized Loss Amount”  means with respect only to any Overcollateralization Series, for any Distribution Date and any class of offered certificates, an amount equal to the sum of any realized losses allocated to that class of certificates on the Distribution Date and any Applied Realized Loss Amounts for that class remaining unpaid from the previous Distribution Date minus any Subsequent Recoveries applied to that Applied Realized Loss Amount.

“Apportioned Principal Balance”  means with respect only to any Non-Overcollateralization Series, for any Distribution Date, any loan group and for any class of subordinate certificates, an amount equal to the class principal balance of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the related Subordinate Component for that date and the denominator of which is the sum of the Subordinate Components (in the aggregate) for that date.

“Available Funds” means for any Distribution Date and any loan group, the sum of the Interest Rate Remittance Amount for that loan group and Distribution Date and the Principal Remittance Amount for that loan group and Distribution Date, less the amount of fees and expenses owed to the master servicer and trust administrator.

“Bankruptcy Loss Coverage Amount” means, with respect to each loan group, an amount determined by the Rating Agencies, minus the aggregate amount of previous Deficient Valuations and Debt Service Reductions.  As of any Distribution Date on or after the Cross-Over Date, the Bankruptcy Loss Coverage Amount will be zero.  The Bankruptcy Loss Coverage Amount may be reduced or modified upon written confirmation from the Rating Agencies that the reduction or modification will not adversely affect the then current ratings of the senior certificates by the Rating Agencies.  Such reduction may adversely affect the coverage provided by subordination with respect to Deficient Valuations and Debt Service Reductions.

“Class PO Deferred Payment Writedown Amount” means, with respect to any Distribution Date, the amount, if any, distributed on that Distribution Date in respect of any PO Deferred Amounts pursuant to priority third of the second paragraph under “Description of the Certificates—Allocation of Available Funds” in this term sheet supplement.

“Class Prepayment Distribution Trigger” is satisfied, with respect to a class of subordinate certificates and any Distribution Date, if either (i) the Fractional Interest for such class for such date equals or exceeds the Fractional Interest for such class calculated as of the date of issuance of the certificates, or (ii) that class of subordinate certificates is the only class of subordinate certificates then outstanding.

“Closing Date” means the date on which the related series of certificates is issued by the issuing entity, as specified in the related term sheet.

“Code” means the Internal Revenue Code of 1986, as amended.

“Compensating Interest” means for any Distribution Date and any servicer is an amount required to be paid by such servicer under the related Servicing Agreement in connection with Prepayment Interest Shortfalls that occur on Loans serviced by such servicer for the related Distribution Date.  The amount of such Compensating Interest payments is generally limited to the aggregate servicing fees (or a portion thereof) due to the applicable servicer for such Distribution Date.

“Cross-Over Date” means, with respect to the subordinate certificates related to a loan group, the Distribution Date on which the certificate principal balances of such subordinate certificates have been reduced to zero.

“Current Interest” means with respect to each class of offered certificates and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the certificate principal balance or notional amount, as applicable, of such class immediately prior to such Distribution Date.

“Cut-off Date” means the date after which the issuing entity will be entitled to receive all collections on and proceeds of the Loans, as specified in the related term sheet.

“Cut-off Date Principal Balance” is the aggregate Principal Balance of the Loans as of the Cut-off Date.

“Debt Service Reduction” means a reduction in the amount of the monthly payment due on a Loan as established by a bankruptcy court in a bankruptcy of the related mortgagor, other than a Deficient Valuation.

“Deficient Valuation” means the difference between the outstanding principal balance of a Loan and a reduced secured debt as a result of a bankruptcy court establishing the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Loan in connection with a bankruptcy of the related mortgagor.

“Deleted Loan” is a Loan replaced or to be replaced by a Qualified Substitute Loan.

“Determination Date” means for any Distribution Date and each Loan, the date set forth in a Servicing Agreement on which the related servicer determines the amount to be remitted to the master servicer.

“Discount Loan” means any Loan contributing to or in a loan group with a Net Mortgage Rate as of the Cut-Off Date less than the Required Coupon for such loan group.

“Distribution Date” means the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing on the date specified in the related term sheet.

“Due Date” with respect to each Loan is the date on which the scheduled payment is due each month.

“Due Period” with respect to any Distribution Date is the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“Excess Loss” means, as to any Loan, a Deficient Valuation, Fraud Loss or Special Hazard Loss or any part thereof, occurring after the Bankruptcy Loss Coverage Amount, Fraud Loss Coverage Amount or Special Hazard Loss Coverage Amount, respectively, has been reduced to zero.

“Fractional Interest” means, with respect to any Distribution Date and each class of subordinate certificates, a fraction (expressed as a percentage), the numerator of which is the aggregate certificate principal balance of such class and each class of subordinate certificates subordinate to such class, if any, and the denominator of which is the aggregate scheduled Principal Balance of the Loans.

“Fraud Loss” means any Realized Loss attributable to fraud in the origination of the related Loan, as reported by the applicable servicer to the master servicer.

“Fraud Loss Coverage Amount” means, with respect to the Loans, the approximate amount determined by the Rating Agencies.

“Homeownership Act” means the federal Truth-in-Lending Act as amended by the Home Ownership and Equity Protection Act of 1994.

“Insurance Proceeds” means the proceeds of any title policy, hazard policy or other insurance policy covering a Loan to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that the servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related mortgage note and mortgage.

The interest accrual period for each class of certificates will be either the calendar month preceding the month of that distribution date or the period beginning with the prior distribution date (or the closing date, in the case of the first distribution date) and ending on the day immediately preceding such distribution date.  Interest will accrue during the interest accrual period for each distribution date and each class of certificates either on the basis of an assumed 360-day year consisting of twelve 30-day months or on the basis of an assumed 360-day year and the actual number of days elapsed in the related interest accrual period.  Any class of principal only certificates will not accrue interest.

“Interest Remittance Amount” means with respect to any Overcollateralization Series, for any Distribution Date and any loan group:

(a)  the sum, without duplication, of:

(1)  all scheduled interest on the Loans in that loan group due on the related Due Date that are received on or prior to the related Determination Date, less the related Servicing Fees and payments made in respect of premiums on lender paid insurance loans, if any,

(2)  all interest on prepayments on the Loans in that loan group, other than prepayment interest excess,

(3)  all Advances relating to interest in respect of the Loans in that loan group,

(4)  amounts paid by any servicer or the master servicer in respect of Compensating Interest for that loan group, and

(5)  liquidation proceeds on the Loans in that loan group received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

minus

(b)  all non-recoverable Advances in respect of the Loans in that loan group relating to interest and certain expenses reimbursed since the prior Due Date.

“Liquidated Loan” means any defaulted Loan as to which the master servicer has determined that all amounts which it expects to recover from or on account of such Loan have been recovered.

“Loans” are the loans included in the related mortgage pool, having the characteristics set forth in the collateral materials accompanying the related term sheet.

“Mortgage Loan Purchase Agreement” means the Mortgage Loan Purchase Agreement, dated as of the Cut-off Date, between the transferor and the depositor.

“Mortgage Rate” is, with respect to each Loan, the per annum interest rate at which the Loan accrues interest.

“Mortgaged Property” is the property securing a Loan having the characteristics set forth in the collateral materials accompanying the related term sheet.

“Net Monthly Excess Cashflow” means only with respect to any Overcollateralization Series, as specified in the related term sheet.

“Net Mortgage Rate” means with respect to any Distribution Date and each Loan, the Mortgage Rate thereof as of the Due Date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the prepayment period related to that prior Due Date) less the related Servicing Fee rate and lender paid mortgage insurance premiums, if any, for such Loan (expressed as a per annum percentage of its Stated Principal Balance).

“Non-Excess Realized Loss” means any Realized Loss other than an Excess Loss.

“Non-Overcollateralization Series” means any series of mortgage-pass through certificates issued by the issuing entity that is not an Overcollateralization Series.

“Non-PO Percentage” means, with respect to any loan group and:

(1)  any Discount Loan in that loan group, the fraction, expressed as a percentage, equal to the Net Mortgage Rate divided by the Required Coupon for such loan group; and

(2)  any Non-Discount Loan in that loan group, 100%.

“Originator” means with respect to the Group I Loans, American Home Mortgage Corp. and IndyMac Bank F.S.B. and certain originators under the transferor’s conduit origination program as described under “Underwriting Standards” in this prospectus supplement and certain other Originators, each of which represents less than 10% of the Cut-Off Date Pool Balance of the Group I Loans.  With respect to the Group II Loans “Originator” means IndyMac Bank F.S.B.  See “The Originators” and “Underwriting Standards” in this term sheet supplement.

“Overcollateralization Release Amount” means with respect only to any Overcollateralization Series, with respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such distribution date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

“Overcollateralization Target Amount” means with respect only to any Overcollateralization Series, as specified in the related term sheet.

“Overcollateralized Amount” means with respect only to any Overcollateralization Series, for any Distribution Date, an amount equal to (i) the aggregate Stated Principal Balance of the Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the sum of the aggregate certificate principal balance of the offered certificates and such other certificates specified in the related term sheet as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

“Overcollateralization Series” means any series of mortgage-pass through certificates issued by the issuing entity, with respect to which, as of the Closing Date, (i) the aggregate Principal Balance of the Loans as of the Cut-off Date will exceed the aggregate class principal balance of the certificates and (ii) the Loans are expected to bear interest each month that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the certificates and to pay certain fees and expenses of the trust fund.

“Plan” means any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code.

“PO Deferred Amount” means, with respect to the Loans and any Distribution Date on or prior to the Cross-Over Date, the sum of (1) the applicable PO Percentage of the principal portion for each Discount Loan of the Non-Excess Realized Losses on such Discount Loan allocated to the related Class PO certificates on such Distribution Date and (2) all amounts previously allocated to the related Class PO certificates in respect of those losses and not distributed to the related Class PO certificates on prior Distribution Dates.

“PO Percentage” means, with respect to:

(1)  any Discount Loan, 100% minus the Non-PO Percentage for that Discount Loan; and

(2)  any Non-Discount Loan.

“PO Principal Distribution Amount” means, for  any Distribution Date, the sum of:

(1)  the applicable PO Percentage of all scheduled monthly payments of principal due on each Loan contributing to such loan group on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the related Bankruptcy Loss Coverage Amount to zero;

(2)  the applicable PO Percentage of the principal portion of the Scheduled Principal Balance of each Loan contributing to such loan group that was repurchased by the transferor or another person with respect to that Distribution Date;

(3)  the applicable PO Percentage of any Substitution Adjustment Amounts received in respect of Loans contributing to such loan group and with respect to that Distribution Date;

(4)  the applicable PO Percentage of the amount of net insurance proceeds or net liquidation proceeds allocable to principal received on Loans contributing to such loan group in the prior calendar month with respect to a Loan that is not a Liquidated Loan;

(5)  with respect to each Loan in that loan group that became a Liquidated Loan during the prior calendar month, the lesser of:

(a)  the applicable PO Percentage of the scheduled Principal Balance of that Loan; and

(b)  the applicable PO Percentage of the amount of the net insurance or net liquidation proceeds allocable to principal received with respect to that Loan during the prior calendar month; and

(6)  the applicable PO Percentage of:

(a)  principal prepayments in full received in respect of Loans in that loan group during the related Prepayment Period;

(b)  partial principal prepayments in respect of Loans in that loan group applied during the related Prepayment Period; and

(c)  Recoveries received in respect of Loans in that loan group during the calendar month prior to such Distribution Date, but in no event to exceed the related PO Deferred Amount for such Distribution Date;

provided, however, that, if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Discount Loan in a loan group that is not a Liquidated Loan after the related Bankruptcy Loss Coverage Amount has been reduced to zero, the PO Principal Distribution Amount for such loan group will be reduced on the related Distribution Date by the applicable PO Percentage of the principal portion of the Deficient Valuation or Debt Service Reduction in respect of Loans in that loan group.

“PO Recovery” means, with respect to Recoveries on Discount Loans, any Distribution Date and each class of Class PO certificates, an amount equal to the lesser of (a) the PO Percentage of each Recovery on a Discount Loan in a loan group and (b) the PO Deferred Amount for a loan group.

“Pool Balance” as of any date is equal to the aggregate of the Principal Balances of the Loans.

“Pooling and Servicing Agreement” means the Pooling and Servicing Agreement, dated as of the Cut-off Date, among the depositor, the transferor, the trustee, and if applicable, the master servicer, the trust administrator, the custodian and the credit risk manager, if any.

“Prepayment Interest Shortfall” means, with respect to any Distribution Date and each Loan with respect to which a prepayment in full or a partial prepayment has occurred during the month preceding such Distribution Date, the difference between (a) one month’s interest at the Net Mortgage Rate on the scheduled Principal Balance of the Loan, if such Loan was prepaid in full, or partial payment, if such Loan was not prepaid in full, as applicable, and (b) the excess of (i) the amount of interest actually received with respect to the portion of such Loan that was prepaid during the related Prepayment Period over (ii) the product of the Servicing Fee Rate and the scheduled Principal Balance of the Loan.

“Prepayment Period” for any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

“Principal Balance” of any Loan as of any date is an amount equal to the principal balance of such Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Loan.

“Principal Remittance Amount” means for any Distribution Date and any loan group is equal to:

(a)  the sum, without duplication, of:

(1)  the scheduled principal collected or advanced on the Loans in that loan group with respect to the related Due Date,

(2)  prepayments on the Loans in that loan group collected in the related Prepayment Period,

(3)  the Stated Principal Balance of each Loan in that loan group that was repurchased by the entity entitled to exercise the optional termination of the issuing entity, if any, with respect to that Distribution Date,

(4)  any Substitution Adjustment Amounts in respect of Loans in that loan group, and

(5)  all liquidation proceeds in respect of Loans in that loan group (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Loans in that loan group received during the related Prepayment Period, minus

(b)  all non-recoverable Advances relating to principal on the Loans in that loan group and certain expenses reimbursed since the prior Due Date.

“Purchase Price” with respect to any Loan that is purchased by the transferor is a price equal to the outstanding Principal Balance of such Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the servicer, plus any costs and damages incurred by the trust in connection with any violation by such Loan of any predatory or abusive lending law.

“Qualified Substitute Loan” is a mortgage loan substituted by the originator for a Deleted Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Loan for a Deleted Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Loan; (iii) have the same Due Date as the Deleted Loan; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Loan; (v) comply with each representation and warranty as to the Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vi) have been underwritten or re-underwritten by the related originator in accordance with the same underwriting criteria and guidelines as the Loans being replaced; (vii) be of the same or better credit quality as the Loan being replaced and (viii) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

“Realized Loss” means, (i) with respect to any defaulted Loan that is charged off or finally liquidated, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds, Insurance Proceeds or condemnation proceeds net of amounts reimbursable to the servicer for related Advances, Servicing Advances and Servicing Fees (such amount, the “Net Liquidation Proceeds”) in respect of such Loan, and (ii) as to any Loan, a Deficient Valuation.

“Record Date” means for any Distribution Date with respect to the certificates will be either the last business day preceding that Distribution Date (or the Closing Date, in the case of the first Distribution Date), or the last business day of the month immediately preceding the month in which that Distribution Date occurs.

“Relief Act” means the Servicemembers Civil Relief Act or any comparable state or local statute (including the comparable provisions under the California Military and Veterans Code), in each case, as amended.

“Relief Act Reduction” means any reduction in the interest rate on a Loan due to the application of the Relief Act.  See “Certain Legal Aspects of Residential Loans—Servicemembers Civil Relief Act and the California Military and Veterans Code” in the prospectus.

“REO Property” is a property acquired on behalf of the certificateholders in respect of a defaulted Loan thorough foreclosure, deed-in-lieu of foreclosure, repossession or otherwise.

“Required Coupon” means, for a loan group, the percentage described in the related term sheet.

“Residual Certificates” means the Class R certificates.

“RFC Mortgage Loans” means those mortgage loans originated by Residential Funding Company, LLC.

“Senior Credit Support Depletion Date” means with respect only to any Non-Overcollateralization Series, the date on which the aggregate class principal balance of the subordinate certificates has been reduced to zero.

“Senior Enhancement Percentage” means with respect only to any Overcollateralization Series and with respect to any Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

(a)  the numerator of which is the excess of:

(1)  the aggregate Stated Principal Balance of the Loans for the preceding Distribution Date over

(2)  (x) before the aggregate class certificate balance of the senior certificates (other than the interest only certificates) has been reduced to zero, the aggregate class certificate balance of the senior certificates (other than the interest only certificates), or (y) after such time, the class certificate balance of the most senior class of subordinate certificates outstanding, as of the business day immediately preceding the Distribution Date in the calendar month prior to the month of such Distribution Date, and

(b)  the denominator of which is the aggregate Stated Principal Balance of the Loans for the preceding Distribution Date.

“Senior Optimal Principal Amount” means, with respect to each loan group, and any Distribution Date, the sum of:

(1)  the Senior Percentage related to such loan group, of the sum for each Loan in that loan group of the applicable Non-PO Percentage of all scheduled monthly payments of principal due on each Loan in that loan group on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the related Bankruptcy Loss Coverage Amount to zero;

(2)  the Senior Percentage related to such Group of the sum for each Loan in that loan group of the applicable Non-PO Percentage of the principal portion of the Purchase Price of each Loan in that loan group that was repurchased by the transferor or another person with respect to that Distribution Date;

(3)  the Senior Percentage related to such Group of the sum for each Loan in that loan group of the applicable Non-PO Percentage of any Substitution Adjustment Amounts in respect of a Loan in that loan group received with respect to that Distribution Date;

(4)  the Senior Percentage related to such Group of the sum for each Loan in that loan group of the applicable Non-PO Percentage of the amount of net insurance proceeds or net liquidation proceeds allocable to principal received in the prior calendar month with respect to a Loan in that loan group that is not a Liquidated Loan;

(5)  with respect to each Loan in that loan group  that became a Liquidated Loan during the prior calendar month, the lesser of:

(a)  the Senior Percentage related to such loan group of the applicable Non-PO Percentage of the scheduled Principal Balance of that Loan; and

(b)  either (A) the Senior Prepayment Percentage related to such Group or (B) if an Excess Loss was sustained with respect to any Liquidated Loan during the preceding calendar month, the Senior Percentage related to such loan group, of the applicable Non-PO Percentage of the amount of the net insurance proceeds or net liquidation proceeds allocable to principal received with respect to that Loan during the prior calendar month for such Distribution Date;

(6)  the Senior Prepayment Percentage related to such Group of the sum for each Loan in that loan group of the applicable Non-PO Percentage of:

(a)  principal prepayments in full in respect of a Loan in that loan group received during the related Prepayment Period; and

(b)  partial principal prepayments in respect of a Loan in that loan group applied during the related Prepayment Period; and

(7)  with respect to any Distribution Date prior to the Cross-Over Date only, the Senior Prepayment Percentage related to such loan group of the Non-PO Recoveries for that loan group, as applicable, received during the related Prepayment Period;

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Loan in that loan group that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Senior Optimal Principal Amount for that loan group will be reduced on the related Distribution Date by the Senior Percentage related to such loan group of the applicable Non-PO Percentage of the principal portion of such Deficient Valuation or Debt Service Reduction with respect to such Loan.

“Senior Percentage” means, with respect to any Loan Group and any Distribution Date, the lesser of 100% and the percentage obtained by dividing the aggregate certificate principal balances of all the senior certificates (other than the Class PO Certificates and interest only certificates) of such certificate group immediately preceding that Distribution Date by the Non-PO Percentage multiplied by the scheduled Principal Balance of the Loans in such Loan Group, for that Distribution Date.

“Senior Prepayment Percentage” means only with respect to any Overcollateralization Series, as specified in the related term sheet.

“Senior Principal Distribution Amount” means with respect to any Overcollateralization Series, as specified in the related term sheet.  With respect to any Overcollateralization Series, for any Distribution Date and each loan group, will equal the sum of:

·  the related Senior Enhancement Percentage of all amounts for that date described in the first four bullets of the definition, with respect to any Non-Overcollateralization Series, of “Principal Remittance Amount” with respect to that loan group;

plus

·  for each Loan in the related loan group that became a liquidated Loan during the related Prepayment Period, the lesser of:

(a)  the related Senior Enhancement Percentage of the Stated Principal Balance of that Loan, and

(b)  the related Senior Prepayment Percentage of the amount of the net liquidation proceeds allocable to principal received on that Loan;

plus

·  the related Senior Prepayment Percentage of the amounts for that Distribution Date described in the sixth bullet of the definition, with respect to any Non-Overcollateralization Series, of “Principal Distribution Amount.”

“Senior Termination Date” means only with respect to any Overcollateralization Series, for any loan group the date on which the aggregate principal balance of the related class or classes of senior certificates and the related principal only certificates is reduced to zero.

“Servicer Remittance Date” means the day of each month that a servicer is required to remit funds to the master servicer pursuant to the related Servicing Agreement.  For each servicer the Servicer Remittance Date is generally the 18th day of each month (or, if such day is not a business day, the immediately preceding or immediately following business day, as the case may be).

“Servicing Agreements” means those certain servicing agreements relating to the servicing of the Loans by the servicers.

“Servicing Fee” for any Distribution Date is an amount equal to one twelfth of the Servicing Fee Rate for the Loan on the Scheduled Principal Balance of the Loan.

“Servicing Fee Rate” means for each servicer the rate described in the applicable Servicing Agreement, as specified in the related term sheet.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984.

“Special Hazard Loss” means a Realized Loss, as reported by the applicable servicer to the master servicer, attributable to damage or a direct physical loss suffered by a Mortgaged Property, including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property, other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of the Mortgaged Property under the Servicing Agreements or the Pooling and Servicing Agreement or any loss due to normal wear and tear or certain other causes.

“Special Hazard Loss Coverage Amount” means, with respect to any Group, the amount required by the Rating Agencies.  As of any Distribution Date on or after the Cross-Over Date, the Special Hazard Loss Coverage Amount will be zero.

“Stated Principal Balance” means for any Loan and Due Date, the unpaid principal balance of the Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Loan through the last day of the related Prepayment Period and (iii) any Deferred Interest added to the principal balance of that Loan pursuant to the terms of the related mortgage note on or prior to that Due Date. The Stated Principal Balance of a Liquidated Loan is zero.

“Stepdown Date” means only with respect to any Overcollateralization Series, as specified in the related term sheet.

“Step Down Test” means only with respect to any Non-Overcollateralization Series, as to any Distribution Date, the application of both of the following conditions (which conditions may or may not be satisfied):

first,  the outstanding principal balance of all Loans delinquent 60 days or more (including loans in foreclosure and REO property), averaged over the preceding six month period, as a percentage of the aggregate class principal balance of the subordinate certificates, does not equal or exceed the percentage specified in the related term sheet, and second,  cumulative Realized Losses on all of the Loans do not exceed, for any Distribution Date on or after a certain specified anniversary of the first Distribution Date specified in the related term sheet, the percentage specified in the related term sheet of the aggregate class principal balance of the subordinate certificates as of the Closing Date.

“Subordinate Component” means only with respect to any series, for any Distribution Date and with respect to any loan group is the aggregate Stated Principal Balances of the Loans in the related loan group, as of the first day of the related Due Period, minus the aggregate class principal balance of the related senior certificates and principal only component immediately prior to such Distribution Date.

“Subordinate Optimal Principal Amount” means, with respect to each Loan Group, and any Distribution Date, the sum of:

(1)  the Subordinate Percentage related to such Loan Group, as applicable, of the sum for each Loan in that loan group  of the applicable Non-PO Percentage of all scheduled monthly payments of principal due on each Loan in that loan group on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the related Bankruptcy Loss Coverage Amount to zero;

(2)  the Subordinate Percentage related to such Group of the sum for each Loan in that loan group of the applicable Non-PO Percentage of the principal portion of the Purchase Price of each Loan in that loan group that was repurchased by the transferor or another person with respect to that Distribution Date;

(3)  the Subordinate Percentage related to such Group of the sum for each Loan in that loan group of the applicable Non-PO Percentage of any Substitution Adjustment Amounts in respect of a Loan in that loan group received with respect to that Distribution Date;

(4)  the Subordinate Percentage related to such Group of the sum for each Loan in that loan group of the applicable Non-PO Percentage of the amount of net insurance proceeds or net liquidation proceeds allocable to principal received in the prior calendar month with respect to a Loan in that loan group that is not a Liquidated Loan;

(5)  with respect to each Loan in that loan group that became a Liquidated Loan during the prior calendar month, the portion of the applicable Non-PO Percentage of the amount of the net insurance proceeds or net liquidation proceeds allocable to principal received with respect to that Loan during the prior calendar month that was not included in clause (5) of the definition of “Senior Optimal Principal Amount” for such Distribution Date; and

(6)  the Subordinate Prepayment Percentage related to such Group of the sum for each Loan in that loan group of the applicable Non-PO Percentage of:

(a)  principal prepayments in full in respect of a Loan in that loan group received during the related Prepayment Period; and

(b)  partial principal prepayments in respect of a Loan in that loan group applied during the related Prepayment Period; and

(7)  with respect to any Distribution Date prior to the Cross-Over Date only, the Subordinate Prepayment Percentage related to such loan group of the Non-PO Recoveries for that loan group, as applicable, received during the related Prepayment Period;

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Loan in that Loan Group that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Subordinate Optimal Principal Amount for that loan group will be reduced on the related Distribution Date by the Subordinate Percentage related to such loan group of the applicable Non-PO Percentage of the principal portion of such Deficient Valuation or Debt Service Reduction with respect to such Loan.

“Subordinate Percentage” means only with respect to any Non-Overcollateralization Series, for each loan group and any Distribution Date will be equal to the difference between 100% and the related Senior Percentage for such loan group on such Distribution Date; provided, however, that on any Distribution Date after a Senior Termination Date has occurred with respect to one loan group, the Subordinate Percentage will represent the entire interest of the subordinate certificates in the Loans and will be equal to the difference between 100% and the related Senior Percentage for such Distribution Date.

“Subordinate Prepayment Percentage” means only with respect to any Non-Overcollateralization Series, for any Distribution Date and each loan group, the difference between 100% and the related Senior Prepayment Percentage for that date.

“Subordinate Principal Distribution Amount” means only with respect to any Non-Overcollateralization Series, for any Distribution Date and each loan group will equal the sum of the following amounts:

·  the related Subordinate Percentage of all amounts for that date described in the first four bullets in the definition of “Principal Remittance Amount,”

·  for each Loan in the related loan group that became a liquidated Loan during the related Prepayment Period, the portion of the net liquidation proceeds allocable to principal received on the Loan, after application of the amounts pursuant to the second bullet in the definition of “Senior Principal Distribution Amount” up to the related Subordinate Percentage of the Stated Principal Balance of the Loan, and

·  the related Subordinate Prepayment Percentage of the amounts for that Distribution Date described in the sixth bullet in the definition, with respect to any Non-Overcollateralization Series, of “Principal Remittance Amount.”

On any Distribution Date after a Senior Termination Date has occurred with respect to one loan group, the Subordinate Principal Distribution Amount will not be calculated by that loan group but will equal the amount calculated pursuant to the formula set forth above based on the Subordinate Percentage or Subordinate Prepayment Percentage, as applicable, for the subordinate certificates for such Distribution Date with respect to all of the Loans as opposed to the Loans in the related loan group only.

“Subsequent Recovery” means unexpected recoveries received after the determination by the related servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the related servicer in connection with the liquidation of any Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

“Substitution Adjustment Amount” with respect to any Loan that is purchased by the originator is an amount equal to the excess of the Principal Balance of the related Deleted Loan over the Principal Balance of such Qualified Substitute Loan.

“UBS Conduit” has the meaning set forth under “Underwriting Standards” herein.

“Undercollateralized Group” means, with respect to any certificate group, each particular certificate group on any Distribution Date for which the certificate principal balances of the senior certificates (other than the related Class PO certificates) of such Group (after giving effect to distributions to be made on such Distribution Date) is greater than the aggregate Principal Balance of the loans contributing to the related loan group  as of the following Distribution Date.

MASTR Adjustable Rate Mortgages Trust

Mortgage Loan Pass-Through Certificates

(Issuable in Series)

Mortgage Asset Securitization Transactions, Inc.

Depositor

UBS Real Estate Securities Inc.

Transferor/Sponsor

TERM SHEET SUPPLEMENT

January 9, 2007